INDENTURE OF TRUST

by and between

COLLEGIATE FUNDING SERVICES EDUCATION LOAN TRUST 2004-A

and

U.S. BANK NATIONAL ASSOCIATION,
as Eligible Lender Trustee
and as Trustee

Dated as of April 1, 2004

COLLEGIATE FUNDING SERVICES EDUCATION LOAN TRUST 2004-A

           Reconciliation and tie between Trust Indenture Act of 1939, as amended (the "Trust Indenture Act" or "TIA") and Indenture of Trust, dated as of April 1, 2004.

Trust Indenture Act Section

Section 310(a)(1)
310(a)(2)
310(b)
Section 311(a)
311(b)
Section 312(b)
312(c)
Section 313(a)
313(b)
313(c)
Section 314(a)(1)
314(a)(2)
314(a)(3)
314(a)(4)
314(c)
314(d)(1)
Section 315(b)
Section 317(a)(1)
317(a)(2)
Section 318(a)
318(c)	Indenture Section 7.23 7.23 7.23, 7.09 7.08 7.08 9.17 9.17 4.15 4.15 4.15, 8.04 4.16 4.16 4.16 4.16 2.02, 5.07 5.07 8.04 4.17 7.24 9.09 9.09

____________________
NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

           Attention should also be directed to Section 318(c) of the Trust Indenture Act, which provides that the provisions of Sections 310 to and including 317 of the Trust Indenture Act are a part of and govern every qualified indenture, whether or not physically contained therein.

TABLE OF CONTENTS

           (This Table of Contents is for convenience of reference only and is not intended to define, limit or describe the purpose or intent of any provisions of this Indenture of Trust.)

ARTICLE I

DEFINITIONS AND USE OF PHRASES

ARTICLE II

NOTE DETAILS AND FORM OF NOTES

Section 2.01 Section 2.02 Section 2.03 Section 2.04 Section 2.05 Section 2.06 Section 2.07 Section 2.08 Section 2.09 Section 2.10

Note Details
Execution, Authentication and Delivery of Notes
Registration, Transfer and Exchange of Notes; Persons Treated as Registered Owners
Lost, Stolen, Destroyed and Mutilated Notes
Trustee's Authentication Certificate
Cancellation and Destruction of Notes by the Trustee
Temporary Notes
Issuance of Notes
Definitive Notes
	Payment of Principal and Interest	Page 26 27 27 28 28 28 29 29 29 30

ARTICLE III

PARITY AND PRIORITY OF LIEN; OTHER OBLIGATIONS; AND DERIVATIVE
PRODUCT AGREEMENTS

Section 3.01 Section 3.02 Section 3.03	Parity and Priority of Lien Other Obligations Derivative Product Agreements; Counterparty Payments; Issuer Derivative Payments	30 31 31

ARTICLE IV

PROVISIONS APPLICABLE TO THE NOTES; DUTIES OF THE ISSUER

Section 4.01
Section 4.02
Section 4.03
Section 4.04
Section 4.05
Section 4.06
Section 4.07
Section 4.08
Section 4.09
Section 4.10
Section 4.11
Section 4.12
Section 4.13
Section 4.14
Section 4.15
Section 4.16
Section 4.17
Section 4.18
Section 4.19	Payment of Principal and Interest
Covenants as to Additional Conveyances
Further Covenants of the Issuer
Enforcement of Servicing Agreements
Procedures for Transfer of Funds
Additional Covenants with Respect to the Act
Financed Eligible Loans; Collections Thereof; Assignment Thereof
Appointment of Agents, Direction to Trustee, Etc
Capacity to Sue
Continued Existence; Successor to Issuer
Amendment of Student Loan Purchase Agreements
Representations; Negative Covenants
Additional Covenants
Providing of Notice
Certain Reports
Statement as to Compliance
Representations of the Issuer Regarding the Trustee's Security Interest
Further Covenants of the Issuer Regarding the Trustee's Security Interest
Opinions as to Trust Estate	32 32 32 33 34 34 36 36 36 36 37 37 43 44 45 46 46 47 47

ARTICLE V

FUNDS

Section 5.01 Section 5.02 Section 5.03 Section 5.04 Section 5.05 Section 5.06 Section 5.07 Section 5.08	Creation and Continuation of Funds and Accounts Acquisition Fund Collection Fund Reserve Fund Capitalized Interest Account Add-on Consolidation Loan Fund Investment of Funds Held by Trustee Release	48 48 49 55 56 56 57 60

ARTICLE VI

DEFAULTS AND REMEDIES

Section 6.01 Section 6.02 Section 6.03 Section 6.04 Section 6.05 Section 6.06 Section 6.07 Section 6.08 Section 6.09 Section 6.10 Section 6.11 Section 6.12 Section 6.13 Section 6.14 Section 6.15	Events of Default Defined
Remedy on Default; Possession of Trust Estate
Remedies on Default; Advice of Counsel
Remedies on Default; Sale of Trust Estate
Appointment of Receiver
Restoration of Position
Purchase of Properties by Trustee or Registered Owners or Counterparties
Application of Sale Proceeds
Acceleration of Maturity; Rescission and Annulment
Remedies Not Exclusive
Collection of Indebtedness and Suits for Enforcement by Trustee
Direction of Trustee
Right to Enforce in Trustee
Physical Possession of Obligations Not Required
Waivers of Events of Default	61 62 63 64 64 64 65 65 65 66 66 67 67 68 68

ARTICLE VII

THE TRUSTEE

Section 7.01
Section 7.02
Section 7.03
Section 7.04
Section 7.05
Section 7.06
Section 7.07
Section 7.08
Section 7.09
Section 7.10
Section 7.11
Section 7.12
Section 7.13
Section 7.14
Section 7.15
Section 7.16
Section 7.17
Section 7.18
Section 7.19
Section 7.20
Section 7.21
Section 7.22

Section 7.23
Section 7.24
Section 7.25	Acceptance of Trust
Recitals of Others
As to Filing of Indenture
Trustee May Act Through Agents
Indemnification of Trustee
Trustee's Right to Reliance
Compensation of Trustee
Trustee May Own Notes
Resignation of Trustee
Removal of Trustee
Successor Trustee
Manner of Vesting Title in Trustee
Additional Covenants by the Trustee to Conform to the Act
Right of Inspection
Limitation with Respect to Examination of Reports
Servicing Agreement
Additional Covenants of Trustee
Duty of Trustee with Respect to Rating Agencies
Merger of the Trustee
Receipt of Funds from Servicer
Special Circumstances Leading to Resignation of Trustee
Survival of Trustee's Rights to Receive Compensation, Reimbursement and
Indemnification
Corporate Trustee Required; Eligibility; Conflicting Interests
Trustee May File Proofs of Claim
Determination of LIBOR	68 69 69 70 70 71 72 72 72 73 73 73 74 74 74 74 74 75 75 76 76 76 76 76 77

ARTICLE VIII

SUPPLEMENTAL INDENTURES

Section 8.01 Section 8.02 Section 8.03 Section 8.04 Section 8.05	Supplemental Indentures Not Requiring Consent of Registered Owners or
Counterparties
Supplemental Indentures Requiring Consent of Registered Owners and Counterparties
Additional Limitation on Modification of Indenture
Notice of Defaults
Conformity with the Trust Indenture Act	77 79 80 80 80

ARTICLE IX

GENERAL PROVISIONS

Section 9.01
Section 9.02
Section 9.03
Section 9.04
Section 9.05
Section 9.06
Section 9.07
Section 9.08
Section 9.09
Section 9.10
Section 9.11
Section 9.12
Section 9.13
Section 9.14
Section 9.15
Section 9.16
Section 9.17
Section 9.18
Section 9.19	Notices
Covenants Bind Issuer
Lien Created
Severability of Lien
Consent of Registered Owners Binds Successors
Nonliability of Persons; No General Obligation
Nonpresentment of Notes or Interest Checks
Security Agreement
Laws Governing
Severability
Exhibits
Non-Business Days
Parties Interested Herein
Obligations Are Limited Obligations
Counterparty Rights
Disclosure of Names and Addresses of Registered Owners
Aggregate Principal Amount of Obligations
Financed Eligible Loans
Concerning the Delaware Trustee	80 82 82 82 82 82 82 83 83 83 83 83 83 83 84 84 84 84 84

ARTICLE X

PAYMENT AND CANCELLATION OF NOTES AND SATISFACTION OF INDENTURE

Section 10.01 Section 10.02 Section 10.03 Section 10.04	Trust Irrevocable Satisfaction of Indenture Optional Purchase of All Financed Eligible Loans Auction of Financed Eligible Loans	85 85 86 87

ANNEX 1 APPENDIX A APPENDIX B APPENDIX C APPENDIX D APPENDIX E EXHIBIT A EXHIBIT B-1 EXHIBIT B-2 EXHIBIT B-3 EXHIBIT B-4 EXHIBIT B-5 EXHIBIT C EXHIBIT D EXHIBIT E EXHIBIT F	CERTAIN TERMS AND PROVISIONS OF THE AUCTION RATE NOTES
NOTICE OF PAYMENT DEFAULT
NOTICE OF CURE OF PAYMENT DEFAULT
NOTICE OF PROPOSED CHANGE IN LENGTH OF ONE OR MORE AUCTION PERIODS
NOTICE ESTABLISHING CHANGE IN LENGTH OF ONE OR MORE AUCTION PERIODS
NOTICE OF CHANGE IN AUCTION DATE
ELIGIBLE LOAN ACQUISITION CERTIFICATE
FORM OF CLASS A-1 NOTE
FORM OF CLASS A-2 NOTE
FORM OF CLASS A-3 NOTE
FORM OF CLASS A-4 NOTE
FORM OF AUCTION RATE NOTE
FORM OF ADMINISTRATOR’S MONTHLY PAYMENT DATE CERTIFICATE
FORM OF ADMINISTRATOR’S DISTRIBUTION DATE CERTIFICATE
FORM OF SERVICER'S REPORT
BORROWER INCENTIVES AND OTHER SPECIAL PROGRAMS

INDENTURE OF TRUST

           THIS INDENTURE OF TRUST, dated as of April 1, 2004 (this "Indenture"), is by and between Collegiate Funding Services Education Loan Trust 2004-A (the "Issuer"), a statutory trust duly organized and existing under the laws of the State of Delaware (the "State"), and U.S. Bank National Association, a national banking association duly organized and operating under the laws of the United States of America (together with its successors, the "Trustee"), as indenture trustee hereunder and eligible lender trustee under the Issuer Eligible Lender Trust Agreement (all capitalized terms used in these preambles, recitals and granting clauses shall have the same meanings assigned thereto in Article I hereof);

W I T N E S S E T H:

           WHEREAS, the Issuer is duly created as a statutory trust under the laws of the State and by proper action has duly authorized the execution and delivery of this Indenture, which Indenture provides for the issuance of student loan asset-backed notes (the "Notes") to finance the acquisition of certain student loans from the Sponsor and the payment to Holders of the Notes and to any Counterparty; and

           WHEREAS, pursuant to the Issuer Eligible Lender Trust Agreement, the Eligible Lender Trustee will hold legal title to such student loans acquired by the Issuer; and

           WHEREAS, this Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act" or "TIA"), that are deemed to be incorporated into this Indenture and shall, to the extent applicable, be governed by such provisions; and

           WHEREAS, the Trustee has agreed to accept the trusts herein created upon the terms herein set forth; and

           WHEREAS, it is hereby agreed between the parties hereto, the Registered Owners of the Notes (the Registered Owners evidencing their consent by their acceptance of the Notes) and any Counterparty (the Counterparty evidencing its consent by its execution and delivery of a Derivative Product Agreement (as defined herein)) that in the performance of any of the agreements of the Issuer herein contained, any obligation it may thereby incur for the payment of money shall not be general debt on its part, but shall be secured by and payable solely from the Trust Estate, payable in such order of preference and priority as provided herein;

           NOW, THEREFORE, the Issuer and the Eligible Lender Trustee, in consideration of the premises and acceptance by the Trustee of the trusts herein created, of the purchase and acceptance of the Notes by the Registered Owners thereof, of the execution and delivery of any Derivative Product Agreement by a Counterparty and the Issuer and the acknowledgement thereof by the Trustee, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, do hereby GRANT, CONVEY, PLEDGE, TRANSFER, ASSIGN AND DELIVER to the Trustee, for the benefit of the Registered Owners of the Notes and any Counterparty (to secure the payment of any and all amounts which may from time to time become due and owing to a Counterparty pursuant to any Derivative Product Agreement), all of the moneys, rights and properties described in the granting clauses A through F below (the "Trust Estate"), as follows:

GRANTING CLAUSE A

           The Available Funds and Accounts (other than moneys released from the lien of the Trust Estate as provided herein);

GRANTING CLAUSE B

           All Funds and Accounts created under Section 5.01 hereof, and all moneys and investments held therein, including all proceeds thereof and all income thereon;

GRANTING CLAUSE C

           The Financed Eligible Loans and all obligations of the obligors thereunder including all moneys accrued and paid thereunder on or after the Cutoff Date;

GRANTING CLAUSE D

           The rights of the Issuer and/or the Eligible Lender Trustee in and to the Eligible Lender Trust Agreements, any Servicing Agreement, the Student Loan Purchase Agreements, the Administration Agreement, any Back-Up Administration Agreement, the Custodian Agreements and the Guarantee Agreements as the same relate to Financed Eligible Loans;

GRANTING CLAUSE E

           The rights of the Issuer in and to the Derivative Product Agreements; provided, however, that this Granting Clause E shall not be for the benefit of a Counterparty with respect to the Derivative Product Agreements; and

GRANTING CLAUSE F

           Any and all other property, rights and interests of every kind or description that from time to time hereafter is granted, conveyed, pledged, transferred, assigned or delivered to the Trustee as additional security hereunder.

           TO HAVE AND TO HOLD the Trust Estate, whether now owned or held or hereafter acquired, unto the Trustee and its successors or assigns;

           IN TRUST NEVERTHELESS, upon the terms and trusts herein set forth for the equal and proportionate benefit and security of all present and future Registered Owners of the Notes, without preference of any Note over any other, except as provided herein, and for enforcement of the payment of the Notes in accordance with their terms, and all other sums payable hereunder (including payments due and payable to any Counterparty) or on the Notes, and for the performance of and compliance with the obligations, covenants and conditions of this Indenture, as if all the Notes and other Obligations (as defined herein) at any time Outstanding had been executed and delivered simultaneously with the execution and delivery of this Indenture;

           PROVIDED, HOWEVER, that if the Issuer, its successors or assigns, shall well and truly pay, or cause to be paid, the principal of the Notes and the interest due and to become due thereon, or provide fully for payment thereof as herein provided, at the times and in the manner mentioned in the Notes according to the true intent and meaning thereof, and shall make all required payments into the Funds as required under Article V hereof, or shall provide, as permitted hereby, for the payment thereof by depositing with the Trustee sums sufficient to pay or to provide for payment of the entire amount due and to become so due as herein provided (including payments due and payable to any Counterparty), then this Indenture (other than Sections 4.13, 4.14 (for a period of 90 days) and 7.05 hereof) and the rights hereby granted shall cease, terminate and be void; otherwise, this Indenture shall be and remain in full force and effect;

           NOW, THEREFORE, it is mutually covenanted and agreed as follows:

ARTICLE I

DEFINITIONS AND USE OF PHRASES

           Capitalized terms used herein and not otherwise defined shall have the meanings set forth below or in Annex 1 hereto, unless the context clearly requires otherwise.

           "Account" shall mean any of the accounts created and established by this Indenture.

           "Acquisition Fund" shall mean the Fund by that name created in Section 5.01(a) hereof and further described in Section 5.02 hereof, including any Accounts and Subaccounts created therein.

           "Acquisition Period" shall mean the period beginning on the Closing Date and ending on the earlier of the date that there is no Remaining Acquisition Amount in the Acquisition Fund and June 30, 2004.

           "Act" shall mean the Higher Education Act of 1965, as amended or supplemented from time to time, or any successor federal act and all regulations, directives, bulletins and guidelines promulgated from time to time thereunder.

           "Add-on Consolidation Loan Fund" shall mean the Fund by that name created in Section 5.01(a) hereof and further described in Section 5.06 hereof, including any Accounts and Subaccounts created therein.

           "Add-on Consolidation Loan" shall mean, with respect to a consolidation loan owned by the Issuer and Financed under the Indenture, the increased balance of such consolidation loan arising out of amounts required to be paid to an Eligible Lender at the request of the related borrower within 180 days of the date such Student Loan was originated.

           "Adjusted Pool Balance" shall mean, for any Quarterly Distribution Date as determined by the Administrator, the sum of (a) the Pool Balance as of the last day of the immediately preceding Collection Period and (b) the Reserve Fund Requirement for such Quarterly Distribution Date.

           "Administration Agreement" shall mean the Administration Agreement dated as of April 1, 2004, among the Issuer, the Administrator, the Trustee, the Eligible Lender Trustee to the Administrator and the Delaware Trustee as such agreement may be amended or supplemented from time to time.

           "Administration Fee" shall mean a fee, payable on each Quarterly Distribution Date to the Administrator, equal to 1/4 of 0.15% of the Pool Balance as of the last day of the immediately preceding Collection Period, or such greater or lesser amount as may be provided by Issuer Order (provided that the Rating Agency Confirmation has been met with respect to such Issuer Order).

           "Administrator" shall mean Collegiate Funding Portfolio Administration, L.L.C. in its capacity as administrator under that certain Administration Agreement, or any other Person providing similar services and satisfying the Rating Agency Confirmation.

           "Affiliate" shall mean, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

           "Auction Rate Carry-Over Amount" shall mean, for a class of Auction Rate Notes, the Class A-5 Carry-Over Amount, the Class A-6 Carry-Over Amount or the Class B Carry-Over Amount, as applicable, in each case, to the extent owed pursuant to Annex 1 hereto (including interest accrued thereon as specified in such Section.)

           "Auction Rate Notes" shall mean the Class A-5 Notes, the Class A-6 Notes and the Class B Notes.

           "Auction Rate Notes Accrued Interest Amount" shall mean, for any Quarterly Distribution Date, the sum of the Class A-5 Noteholders’ Accrued Interest Amount, Class A-6 Noteholders’ Accrued Interest Amount and Class B Noteholders’ Accrued Interest Amount for such Quarterly Distribution Date.

           "Authorized Representative" shall mean, when used with reference to the Issuer, any Person duly authorized by the Trust Agreement to act on the Issuer’s behalf and shall specifically include those individuals authorized to act for the Administrator as set forth in a list of Authorized Officers delivered by the Administrator to the Trustee and the Delaware Trustee, as such list may be amended from time to time by the Administrator.

           "Available Funds" shall mean, with respect to a Distribution Date or any related Monthly Payment Date, the sum of the following amounts received to the extent not previously distributed: (a) all collections received by a Servicer on the Financed Eligible Loans (including payments from any Guaranty Agency received with respect to the Financed Eligible Loans but net of any payments made or required to be made by the Issuer pursuant to the Joint Sharing Agreement); (b) any Interest Benefit Payments and Special Allowance Payments received by the Trustee with respect to Financed Eligible Loans; (c) all Liquidation Proceeds from any Financed Eligible Loans which have become Liquidated Financed Eligible Loans in accordance with a Servicer’s customary servicing procedures, and all other moneys collected with respect to any Liquidated Financed Eligible Loan which has been written off, net of the sum of any amounts expended by a Servicer in connection with such liquidation and any amounts required by law to be remitted to the obligor on such Liquidated Financed Eligible Loan; (d) the aggregate Purchase Amounts received for Financed Eligible Loans sold by the Issuer; (e) the aggregate amounts, if any, received from the Seller or a Servicer, as the case may be, as reimbursement of non-guaranteed amounts, or lost Interest Benefit Payments and Special Allowance Payments, with respect to the Financed Eligible Loans pursuant to a Student Loan Purchase Agreement or a Servicing Agreement, respectively; (f) other amounts received by a Servicer pursuant to its role as Servicer under a Servicing Agreement and paid to the Issuer (g) all interest earned or gain realized from the investment of amounts in any Fund or Account; (h) any payments received under a Derivative Product Agreement from a Counterparty in respect of such Distribution Date; and (i) any payments received by the Issuer and the Trustee under the Joint Sharing Agreement.

           "Back-up Administration Agreement" shall mean the Back-up Administration Agreement dated as of April 1, 2004 among the Issuer, the Administrator, the Trustee and the Back-up Administrator as such agreement may be amended or supplemented from time to time.

           "Back-up Administration Fee" shall mean the fees and expenses due to the Back-up Administrator under the terms of the Back-up Administration Agreement; provided, however, that such fees and expenses shall not in any one year exceed the amounts set forth in the cashflows delivered to the Rating Agencies unless the Issuer obtains a Rating Agency Confirmation.

           "Back-up Administrator" shall mean Lord Securities Corporation in its capacity as back-up administrator under that certain Back-up Administration Agreement, or any other person providing similar services and satisfying the Rating Agency Confirmation.

           "Basic Documents" shall mean the Trust Agreement, this Indenture, any Servicing Agreement, the Administration Agreement, the Student Loan Purchase Agreements, the Custodian Agreements, the Guarantee Agreements, the Joint Sharing Agreement, the Eligible Lender Trust Agreements, the Derivative Product Agreements, the Auction Agent Agreement, the Broker-Dealer Agreements, the Market Agent Agreements, the Back-up Administration Agreement and other documents and certificates delivered in connection with any thereof.

           "Business Day" shall mean (a) for purposes of calculating LIBOR, any day on which the banks in New York, New York and London, England are open for the transaction of international business and (b) for all other purposes, any day other than December 30, December 31, April 14, April 15, such other dates as may be agreed to in writing by the Market Agent, the Auction Agent, the Broker-Dealer and the Issuer, or a Saturday, Sunday, holiday or day on which banks located in the City of New York, New York, or the New York Stock Exchange, the Trustee or the Auction Agent, are authorized or permitted by law or executive order to close.

           "Capitalized Interest Account" shall mean the Account by that name created in Section 5.01(d) hereof and further described in Section 5.05 hereof

           "Carryover Servicing Fee" shall mean fees, if any, designated by the Administrator as "Carryover Servicing Fees" in a written direction and as more fully defined in the Master Servicing Agreement.

           "Certificate of Insurance" shall mean any Certificate evidencing that a Financed Eligible Loan is Insured pursuant to a Contract of Insurance.

           "Certificate of Trust" shall mean the certificate filed with the Secretary of State of Delaware establishing the Issuer as a statutory trust under Delaware law.

           "Class A Auction Rate Notes" shall mean the Class A-5 Notes and the Class A-6 Notes.

           "Class A Beneficiary" shall mean each Counterparty pursuant to its Derivative Product Agreement and each Registered Owner of Class A Notes.

           "Class A Notes" shall mean, collectively, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class A-5 Notes and the Class A-6 Notes secured on a senior priority to the Class B Obligations.

           "Class A Noteholders’ Interest Distribution Amount" shall mean, for any Auction Rate Distribution Date or Quarterly Distribution Date and a class of Class A Notes, the Class A-1 Noteholders’ Interest Distribution Amount, the Class A-2 Noteholders’ Interest Distribution Amount, the Class A-3 Noteholders’ Interest Distribution Amount, the Class A-4 Noteholders’ Interest Distribution Amount, the Class A-5 Noteholders’ Interest Distribution Amount or the Class A-6 Noteholders’ Interest Distribution Amount, as applicable, in each case to the extent payable on such Auction Rate Distribution Date or Quarterly Distribution Date.

           "Class A Obligations" shall mean Class A Notes and the Derivative Product Agreements, the priority of payment of which is equal with that of Class A Notes.

           "Class A-1 Maturity Date" shall mean the December 30, 2013 Quarterly Distribution Date.

           "Class A-1 Note Interest Shortfall" shall mean, with respect to any Quarterly Distribution Date, the excess, if any, of (a) the Class A-1 Noteholders’ Interest Distribution Amount on the immediately preceding Quarterly Distribution Date over (b) the amount of interest actually distributed to the Class A-1 Noteholders on such preceding Quarterly Distribution Date, plus interest on the amount of such excess interest due to the Class A-1 Noteholders, to the extent permitted by law, at the interest rate borne by the Class A-1 Notes from such immediately preceding Quarterly Distribution Date to the current Quarterly Distribution Date, as determined by the Trustee.

           "Class A-1 Noteholder" shall mean the Person in whose name a Class A-1 Note is registered in the Note registration books of the Trustee.

           "Class A-1 Noteholders’ Interest Distribution Amount" shall mean, with respect to any Quarterly Distribution Date, the sum of (a) the amount of interest accrued at the Class A-1 Rate for the related Interest Accrual Period on the aggregate outstanding principal balances of the Class A-1 Notes immediately prior to such Quarterly Distribution Date; and (b) the Class A-1 Note Interest Shortfall for such Quarterly Distribution Date, as based on the actual number of days in such Interest Accrual Period divided by 360.

           "Class A-1 Notes" shall mean the $249,000,000 Class A-1 Student Loan Asset-Backed Notes, Series 2004-A, issued by the Issuer pursuant to this Indenture, substantially in the form of Exhibit B hereto.

           "Class A-1 Rate" shall mean, for any Interest Accrual Period, other than the first Interest Accrual Period, the applicable Three-Month LIBOR, plus 0.05%, as determined by the Trustee on each LIBOR Determination Date. For the first Interest Accrual Period, the Class A-1 Rate shall mean 1.34%.

           "Class A-2 Maturity Date" shall mean the June 28, 2021 Quarterly Distribution Date.

           "Class A-2 Note Interest Shortfall" shall mean, with respect to any Quarterly Distribution Date, the excess, if any, of (a) the Class A-2 Noteholders’ Interest Distribution Amount on the immediately preceding Quarterly Distribution Date over (b) the amount of interest actually distributed to the Class A-2 Noteholders on such preceding Quarterly Distribution Date, plus interest on the amount of such excess interest due to the Class A-2 Noteholders, to the extent permitted by law, at the interest rate borne by the Class A-2 Notes from such immediately preceding Quarterly Distribution Date to the current Quarterly Distribution Date, as determined by the Trustee.

           "Class A-2 Noteholder" shall mean the Person in whose name a Class A-2 Note is registered in the Note registration books of the Trustee.

           "Class A-2 Noteholders’ Interest Distribution Amount" shall mean, with respect to any Quarterly Distribution Date, the sum of (a) the amount of interest accrued at the Class A-2 Rate for the related Interest Accrual Period on the aggregate outstanding principal balances of the Class A-2 Notes immediately prior to such Quarterly Distribution Date; and (b) the Class A-2 Note Interest Shortfall for such Quarterly Distribution Date, as based on the actual number of days in such Interest Accrual Period divided by 360.

           "Class A-2 Notes" shall mean the $350,000,000 Class A-2 Student Loan Asset-Backed Notes, Series 2004-A, issued by the Issuer pursuant to this Indenture, substantially in the form of Exhibit B-2 hereto.

           "Class A-2 Rate" shall mean, for any Interest Accrual Period other than the first Interest Accrual Period the Three-Month LIBOR for such Interest Accrual Period plus 0.17%, as determined by the Trustee. For the first Interest Accrual Period, the Class A-2 Rate shall mean 1.46%.

           "Class A-3 Maturity Date" shall mean the September 28, 2026 Quarterly Distribution Date.

           "Class A-3 Note Interest Shortfall" shall mean, with respect to any Quarterly Distribution Date, the excess, if any, of (a) the Class A-3 Noteholders’ Interest Distribution Amount on the immediately preceding Quarterly Distribution Date over (b) the amount of interest actually distributed to the Class A-3 Noteholders on such preceding Quarterly Distribution Date, plus interest on the amount of such excess interest due to the Class A-3 Noteholders, to the extent permitted by law, at the interest rate borne by the Class A-3 Notes from such immediately preceding Quarterly Distribution Date to the current Quarterly Distribution Date, as determined by the Trustee.

           "Class A-3 Noteholder" shall mean the Person in whose name a Class A-3 Note is registered in the Note registration books of the Trustee.

           "Class A-3 Noteholders’ Interest Distribution Amount" shall mean, with respect to any Quarterly Distribution Date, the sum of (a) the amount of interest accrued at the Class A-3 Rate for the related Interest Accrual Period on the aggregate outstanding principal balances of the Class A-3 Notes immediately prior to such Quarterly Distribution Date; and (b) the Class A-3 Note Interest Shortfall for such Quarterly Distribution Date, as based on the actual number of days in such Interest Accrual Period divided by 360.

           "Class A-3 Notes" shall mean the $207,000,000 Class A-3 Student Loan Asset-Backed Notes, Series 2004-A, issued by the Issuer pursuant to this Indenture, substantially in the form of Exhibit B-3 hereto.

           "Class A-3 Rate" shall mean, for any Interest Accrual Period other than the first Interest Accrual Period the Three-Month LIBOR for such Interest Accrual Period plus 0.21%, as determined by the Trustee. For the first Interest Accrual Period, the Class A-3 Rate shall mean 1.50%.

           "Class A-4 Maturity Date" shall mean the September 30, 2030 Quarterly Distribution Date.

           "Class A-4 Note Interest Shortfall" shall mean, with respect to any Quarterly Distribution Date, the excess, if any, of (a) the Class A-4 Noteholders’ Interest Distribution Amount on the immediately preceding Quarterly Distribution Date over (b) the amount of interest actually distributed to the Class A-4 Noteholders on such preceding Quarterly Distribution Date, plus interest on the amount of such excess interest due to the Class A-4 Noteholders, to the extent permitted by law, at the interest rate borne by the Class A-4 Notes from such immediately preceding Quarterly Distribution Date to the current Quarterly Distribution Date, as determined by the Trustee.

           "Class A-4 Noteholder" shall mean the Person in whose name a Class A-4 Note is registered in the Note registration books of the Trustee.

           "Class A-4 Noteholders’ Interest Distribution Amount" shall mean, with respect to any Quarterly Distribution Date, the sum of (a) the amount of interest accrued at the Class A-4 Rate for the related Interest Accrual Period on the aggregate outstanding principal balances of the Class A-4 Notes immediately prior to such Quarterly Distribution Date; and (b) the Class A-4 Note Interest Shortfall for such Quarterly Distribution Date, as based on the actual number of days in such Interest Accrual Period divided by 360.

           "Class A-4 Notes" shall mean the $140,000,000 Class A-4 Student Loan Asset-Backed Notes, Series 2004-A, issued by the Issuer pursuant to this Indenture, substantially in the form of Exhibit B-4 hereto.

           "Class A-4 Rate" shall mean, for any Interest Accrual Period other than the first Interest Accrual Period the Three-Month LIBOR for such Interest Accrual Period plus 0.34%, as determined by the Trustee. For the first Interest Accrual Period, the Class A-4 Rate shall mean 1.63%.

           "Class A-5 Carry-Over Amount" shall mean, for any Distribution Date relating to the Class A-5 Notes, any unpaid Carry-Over Amount s with respect to the Class A-5 Notes.

           "Class A-5 Maturity Date" shall mean the December 28, 2043 Quarterly Distribution Date.

           "Class A-5 Note Interest Shortfall" shall mean, for each Auction Rate Distribution Date for the Class A-5 Notes, the excess, if any, of (a) the Class A-5 Noteholders’ Interest Distribution Amount on the immediately preceding Auction Rate Distribution Date for the Class A-5 Notes over (b) the amount of interest actually distributed to the Class A-5 Noteholders on such immediately preceding Auction Rate Distribution Date, plus interest accrued on the amount of such interest due to the Class A-5 Noteholders, to the extent permitted by law, at the Class A-5 Rate for the related Interest Accrual Period, from such immediately preceding Auction Rate Distribution Date to the current Auction Rate Distribution Date, as determined by the Trustee.

           "Class A-5 Noteholder" shall mean the Person in whose name a Class A-5 Note is registered on the Note registration books maintained by the Trustee.

           "Class A-5 Noteholders’ Accrued Interest Amount" shall mean, for each Quarterly Distribution Date, the Class A-5 Noteholders’ Interest Distribution Amount payable to the Class A-5 Notes on the Auction Rate Distribution Date for the Class A-5 Notes immediately following such Quarterly Distribution Date; provided, however, the Class A-5 Noteholders’ Accrued Interest Amount will be zero for any Quarterly Distribution Date that is also an Auction Rate Distribution Date for the Class A-5 Notes.

           "Class A-5 Noteholders’ Interest Distribution Amount" shall mean, for each Auction Rate Distribution Date for the Class A-5 Notes, the sum of (a) the amount of interest accrued at the Class A-5 Rate for the related Interest Accrual Period on the aggregate outstanding principal balance of the Class A-5 Notes immediately prior to such Auction Rate Distribution Date; and (b) the Class A-5 Note Interest Shortfall for such Distribution Date, as based on the actual number of days in such Interest Accrual Period divided by 360.

           "Class A-5 Notes" shall mean the $55,850,000 Class A-5 Student Loan Asset-Backed Notes, Series 2004-A, issued by the Issuer pursuant to this Indenture, substantially in the form of Exhibit B-5 hereto.

           "Class A-5 Rate" shall mean, for any Interest Accrual Period for the Class A-5 Notes, other than the first Interest Accrual Period, the Auction Note Interest Rate applicable to such class for such Interest Accrual Period, and for the first Interest Accrual Period, the Initial Auction Rate for such class.

           "Class A-6 Carry-Over Amount" shall mean, for any Distribution Date relating to the Class A-6 Notes, any unpaid Carry Over Amounts with respect to the Class A-6 Notes.

           "Class A-6 Maturity Date" shall mean the December 28, 2043 Quarterly Distribution Date.

           "Class A-6 Note Interest Shortfall" shall mean, for each Auction Rate Distribution Date for the Class A-6 Notes, the excess, if any, of (a) the Class A-6 Noteholders’ Interest Distribution Amount on the immediately preceding Auction Rate Distribution Date for the Class A-6 Notes over (b) the amount of interest actually distributed to the Class A-6 Noteholders on such immediately preceding Auction Rate Distribution Date, plus interest accrued on the amount of such interest due to the Class A-6 Noteholders, to the extent permitted by law, at the Class A-6 Rate for the related Interest Accrual Period, from such immediately preceding Auction Rate Distribution Date to the current Auction Rate Distribution Date, as determined by the Trustee.

           "Class A-6 Noteholder" shall mean the Person in whose name a Class A-6 Note is registered on the Note registration books maintained by the Trustee.

           "Class A-6 Noteholders’ Accrued Interest Amount" shall mean, for each Quarterly Distribution Date, the Class A-6 Noteholders’ Interest Distribution Amount payable to the Class A-6 Notes on the Auction Rate Distribution Date for the Class A-6 Notes immediately following such Quarterly Distribution Date; provided, however, the Class A-6 Noteholders’ Accrued Interest Amount will be zero for any Quarterly Distribution Date that is also an Auction Rate Distribution Date for the Class A-6 Notes.

           "Class A-6 Noteholders’ Interest Distribution Amount" shall mean, for each Auction Rate Distribution Date for the Class A-6 Notes, the sum of (a) the amount of interest accrued at the Class A-6 Rate for the related Interest Accrual Period on the aggregate outstanding principal balance of the Class A-6 Notes immediately prior to such Auction Rate Distribution Date; and (b) the Class A-6 Note Interest Shortfall for such Distribution Date, as based on the actual number of days in such Interest Accrual Period divided by 360.

           "Class A-6 Notes" shall mean the $55,850,000 Class A-6 Student Loan Asset-Backed Notes, Series 2004-A, issued by the Issuer pursuant to this Indenture, substantially in the form of Exhibit B-5 hereto.

           "Class A-6 Rate" shall mean, for any Interest Accrual Period for the Class A-6 Notes, other than the first Interest Accrual Period, the Auction Note Interest Rate applicable to such class for such Interest Accrual Period, and for the first Interest Accrual Period, the Initial Auction Rate for such class.

           "Class B Auction Rate Notes" shall mean the Class B Notes.

           "Class B Beneficiary" shall mean each Registered Owner of Class B Notes.

           "Class B Notes" shall mean, the Class B Notes secured on a subordinate priority to the Class A Obligations.

           "Class B Noteholders’ Interest Distribution Amount" shall mean, for any Auction Rate Distribution Date or Quarterly Distribution Date and the Class B Notes, the Class B Noteholders’ Interest Distribution Amount, to the extent payable on such Auction Rate Distribution Date or Quarterly Distribution Date.

           "Class B Obligations" shall mean Class B Notes, the priority of payment of which is subordinate to that of Class A Notes.

           "Class B Carry-Over Amount" shall mean, for any Distribution Date, any unpaid Carry-Over Amounts with respect to the Class B Notes.

           "Class B Maturity Date" shall mean the December 28, 2043 Quarterly Distribution Date.

           "Class B Note Interest Shortfall" shall mean, for each Auction Rate Distribution Date for the Class B Notes, the excess, if any, of (a) the Class B Noteholders’ Interest Distribution Amount on the immediately preceding Auction Rate Distribution Date for the Class B Notes over (b) the amount of interest actually distributed to the Class B Noteholders on such immediately preceding Auction Rate Distribution Date, plus interest accrued on the amount of such interest due to the Class B Noteholders, to the extent permitted by law, at the Class B Rate for the related Interest Accrual Period, from such immediately preceding Auction Rate Distribution Date to the current Auction Rate Distribution Date, as determined by the Trustee.

           "Class B Noteholder" shall mean the Person in whose name a Class B Note is registered on the Note registration books maintained by the Trustee.

           "Class B Noteholders’ Accrued Interest Amount" shall mean, for each Quarterly Distribution Date, the Class B Noteholders’ Interest Distribution Amount payable to the Class B Notes on the Auction Rate Distribution Date for the Class B Notes immediately following such Quarterly Distribution Date; provided, however, the Class B Noteholders’ Accrued Interest Amount will be zero for any Quarterly Distribution Date that is also an Auction Rate Distribution Date for the Class B Notes.

           "Class B Noteholders’ Interest Distribution Amount" shall mean, for each Auction Rate Distribution Date for the Class B Notes, the sum of (a) the amount of interest accrued at the Class B Rate for the related Interest Accrual Period on the aggregate outstanding principal balance of the Class B Notes immediately prior to such Auction Rate Distribution Date; and (b) the Class B Note Interest Shortfall for such Distribution Date, as based on the actual number of days in such Interest Accrual Period divided by 360.

           "Class B Notes" shall mean the $55,700,000 Class B Student Loan Asset-Backed Notes, Series 2004-A, issued by the Issuer pursuant to this Indenture, substantially in the form of Exhibit B-5 hereto.

           "Class B Rate" shall mean, for any Interest Accrual Period for the Class B Notes, other than the first Interest Accrual Period, the Auction Note Interest Rate applicable to such class for such Interest Accrual Period, and for the first Interest Accrual Period, the Initial Auction Rate for such class.

           "Clearing Agency" shall mean an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act. The initial Clearing Agency shall be The Depository Trust Company and the initial nominee for the Clearing Agency shall be Cede & Co.

           "Clearing Agency Participant" shall mean a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

           "Closing Date" shall mean April 28, 2004.

           "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time. Each reference to a section of the Code herein shall be deemed to include the United States Treasury Regulations, including applicable temporary and proposed regulations, relating to such section which are applicable to the Notes or the use of the proceeds thereof. A reference to any specific section of the Code shall be deemed also to be a reference to the comparable provisions of any enactment which supersedes or replaces the Code thereunder from time to time.

           "Collection Fund" shall mean the Fund by that name created in Section 5.01(b) hereof and further described in Section 5.03 hereof.

           "Collection Period" shall mean, with respect to the first Quarterly Distribution Date, the period beginning on the Closing Date and ending on August 31, 2004, and with respect to each subsequent Quarterly Distribution Date, the Collection Period means the three calendar months immediately following the end of the previous Collection Period, beginning September 1, 2004.

           "Commission" shall mean the Securities and Exchange Commission.

           "Confirmation" shall (i) have the meaning set forth in the definition of the Initial LIBOR Derivative Product Agreement and (ii) any other confirmation entered into pursuant to a Derivative Product Agreement entered into subsequent to the Closing Date.

           "Contract of Insurance" shall mean the contract of insurance between the Eligible Lender and the Secretary.

           "Counterparties" shall mean, collectively, (i) the Initial Counterparty and its successors and assigns and (ii) the counterparties to any Derivative Product Agreements entered into pursuant to Section 3.03.

           "Counterparty Payments" shall mean any payment to be made to, or for the benefit of, the Issuer under the Derivative Product Agreements.

           "Custodian" shall mean CFS-SunTech Servicing LLC, as custodian pursuant to the Custodian Agreement and its successors and assigns in such capacity, and any other Person entering into a similar agreement and satisfying the Rating Agency Confirmation.

           "Custodian Agreement" shall mean the Custodian Agreement, dated as of April 1, 2004, among CFS-SunTech Servicing LLC, the Issuer and the Trustee.

           "Cutoff Date" shall mean (i) with respect to the initial pool of Financed Eligible Loans, the Closing Date; and (ii) with respect to subsequently acquired Eligible Loans, the date on which such Eligible Loans are transferred to the Trust.

           "Delaware Trustee" shall mean Wilmington Trust Company, not in its individual capacity but solely as trustee under the Trust Agreement, and its successors and assigns in such capacity.

           "Delaware Trustee Fee" shall mean the annual administration fee set forth in the Fee and Indemnity Agreement dated as of April 1, 2004 between the Delaware Trustee and Collegiate Funding Services, L.L.C., payable on each Quarterly Distribution Date, beginning on the September 2004 Quarterly Distribution Date. Such fee shall not in any year exceed the amount set forth in the cashflows delivered to the Rating Agencies unless the Issuer obtains a Rating Agency Confirmation.

           "Department" shall mean the United States Department of Education, an agency of the Federal government.

           "Derivative Product Agreements" shall mean, collectively, (i) the Initial LIBOR Derivative Product Agreement and (ii) any other derivative product agreement entered into pursuant to Section 3.03 hereof.

           "Derivative Value" shall mean the value of a Derivative Product Agreement, if any, to the Counterparty, provided that such value is defined and calculated as provided in the applicable provisions of such Derivative Product Agreement.

           "Distribution Date" shall mean (i) for an Auction Rate Note, each related Auction Rate Distribution Date and (ii) for a LIBOR Rate Note and, to the extent specified herein with respect to certain amounts owed under the Auction Rate Notes and to other parties, each Quarterly Distribution Date.

           "Eligible Lender" shall mean (i) the Eligible Lender Trustee and (ii) any "eligible lender," as defined in the Act, and which has received an eligible lender designation from the Secretary with respect to Eligible Loans made under the Act.

           "Eligible Lender Trust Agreements" shall mean (i) the Issuer Eligible Lender Trust Agreement, (ii) the Eligible Lender Trust Agreement, dated as of April 1, 2004, between the Sponsor, as grantor, and the Eligible Lender Trustee, as eligible lender trustee, and (iii) any similar agreement entered into by the Issuer or the Sponsor and an "eligible lender" under the Higher Education Act pursuant to which such "eligible lender" holds Financed Eligible Loans as legal owner in trust for the Issuer or the Sponsor as beneficial owner, in each case as supplemented or amended from time to time.

           "Eligible Lender Trustee" shall mean U.S. Bank National Association, as trustee under the Eligible Lender Trust Agreements and this Agreement, and its successors and assigns in such capacity.

           "Eligible Loan" shall mean any consolidation loan or Add-on Consolidation Loan made to a borrower for or in connection with post-secondary education that is originated pursuant to Section 528C of the Act.

           "Eligible Loan Acquisition Certificate" shall mean a certificate signed by an Authorized Representative of the Issuer in substantially the form attached as Exhibit A hereto.

           "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

           "Event of Bankruptcy" shall mean (a) the Issuer shall have commenced a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall have made a general assignment for the benefit of creditors, or shall have declared a moratorium with respect to its debts or shall have failed generally to pay its debts as they become due, or shall have taken any action to authorize any of the foregoing; or (b) an involuntary case or other proceeding shall have been commenced against the Issuer seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property provided such action or proceeding is not dismissed within 60 days.

           "Event of Default" shall have the meaning specified in Article VI hereof.

           "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

           "Final Maturity Date" for a class of Notes shall mean the Class A-1 Maturity Date, the Class A-2 Maturity Date, the Class A-3 Maturity Date, the Class A-4 Maturity Date, the Class A-5 Maturity Date, the Class A-6 Maturity Date or the Class B Maturity Date, as applicable.

           "Financed" or "Financing" when used with respect to Eligible Loans or Student Loans, shall mean or refer to Eligible Loans or Student Loans (a) acquired by the Issuer with balances in the Acquisition Fund or otherwise deposited in or accounted for in the Acquisition Fund or otherwise constituting a part of the Trust Estate and (b) Eligible Loans or Student Loans substituted or exchanged for Financed Eligible Loans or Student Loans, but does not include Eligible Loans or Student Loans released from the lien of this Indenture and sold or transferred, to the extent permitted by this Indenture.

           "Fiscal Year" shall mean the fiscal year of the Issuer (initially January 1 to December 31) as otherwise established from time to time.

          "Five-Month LIBOR" see "One-Month LIBOR" herein.

           "Four-Month LIBOR" see "One-Month LIBOR" herein.

           "Funds" shall mean each of the Funds and Accounts created pursuant to Sections 5.01 hereof.

           "Guarantee" or "Guaranteed" shall mean, with respect to an Eligible Loan, the insurance or guarantee by the Guaranty Agency pursuant to such Guaranty Agency’s Guarantee Agreement of the maximum percentage of the principal of and accrued interest on such Eligible Loan allowed by the terms of the Act with respect to such Eligible Loan at the time it was originated and the coverage of such Eligible Loan by the federal reimbursement contracts, providing, among other things, for reimbursement to the Guaranty Agency for payments made by it on defaulted Eligible Loans insured or guaranteed by the Guaranty Agency of at least the minimum reimbursement allowed by the Act with respect to a particular Eligible Loan.

           "Guarantee Agreements" shall mean a guaranty or lender agreement between the Eligible Lender Trustee and any Guaranty Agency, and any amendments thereto.

           "Guaranty Agency" or "Guarantor" shall mean any entity authorized to guarantee student loans under the Act and with which the Eligible Lender Trustee maintains a Guarantee Agreement.

           "H.15(519)" shall mean the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the United States Federal Reserve System.

           "H.15 Daily Update" shall mean the daily update for H.15 (519), available through the world wide web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publications.

           "Highest Priority Obligations" shall mean at any time when Class A Obligations are Outstanding, the Class A Obligations and at any time when no Class A Obligations are Outstanding, the Class B Obligations.

           "Indenture" shall mean this Indenture of Trust, including any supplement hereto or amendment hereof entered into in accordance with the provisions hereof.

           "Independent" shall mean, when used with respect to any specified Person, that the Person (a) is in fact independent of the Trust, any other obligor upon the Notes, the Seller and any Affiliate of any of the foregoing Persons; (b) does not have any direct financial interest or any material indirect financial interest in the Trust, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons; and (c) is not connected with the Trust, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, placement agent, trustee, partner, director or person performing similar functions.

           "Independent Certificate" shall mean a certificate or opinion to be delivered to the Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in the Indenture and that the signer is Independent within the meaning thereof.

           "Index Maturity" shall mean (i) for One-Month LIBOR, one month, (ii) for Three-Month LIBOR, three months, (iii) for Four-Month LIBOR, four months and (iv) for Five-Month LIBOR, five months, (v) for Six-Month LIBOR, six months and (vi) for One-Year LIBOR, one year.

           "Initial Counterparty" shall mean The Bank of New York, as counterparty pursuant to the Initial LIBOR Derivative Product Agreement.

           "Initial LIBOR Derivative Product Agreement" shall mean the ISDA Master Agreement (including the schedule thereto), and the related Confirmation, Ref. No. R33819, dated April 12, 2004, between the Issuer and the Initial Counterparty (the "Confirmation").

           "Initial Pool Balance" shall mean the Pool Balance as of the initial Cutoff Date, which is $858,022,403.33.

           "Insurance" or "Insured" or "Insuring" shall mean, with respect to an Eligible Loan, the insuring by the Secretary (as evidenced by a Certificate of Insurance or other document or certification issued under the provisions of the Act) under the Act of 100% of the principal of and accrued interest on such Eligible Loan.

           "Interest Benefit Payment" shall mean an interest payment on Eligible Loans received pursuant to the Act and an agreement with the federal government, or any similar payments.

           "Interest Accrual Period" shall mean (i) with respect to each class of LIBOR Rate Notes, initially, the period commencing on the Closing Date to but not including the first Quarterly Distribution Date, and thereafter, with respect to each Quarterly Distribution Date, the period beginning on the prior Quarterly Distribution Date and ending on the day immediately preceding such Quarterly Distribution Date and (ii) with respect to each class of Auction Rate Notes, the period described as such in Annex 1 hereto.

           "Investment Securities" shall mean:

(i) direct obligations of, or obligations on which the timely payment of the principal of and interest on which are unconditionally and fully guaranteed by, the United States of America;

(ii) interest-bearing time or demand deposits, certificates of deposit or other similar banking arrangements with a maturity of 12 months or less with any bank, trust company, national banking association or other depository institution, including those of the Trustee, provided that, at the time of deposit or purchase such depository institution has commercial paper which is rated "A-1+" by S&P and "P-1" by Moody's;

(iii) bonds, debentures, notes or other evidences of indebtedness issued or guaranteed by any of the following agencies: Federal Farm Credit Banks, Federal Home Loan Mortgage Corporation; the Export-Import Bank of the United States; the Federal National Mortgage Association; the Student Loan Marketing Association; the Farmers Home Administration; Federal Home Loan Banks provided such obligation is rated "AAA" by S&P and "Aaa" by Moody's; or any agency or instrumentality of the United States of America which shall be established for the purposes of acquiring the obligations of any of the foregoing or otherwise providing financing therefor;

(iv) repurchase agreements and reverse repurchase agreements, other than overnight repurchase agreements and overnight reverse repurchase agreements, with banks, including the Trustee and any of its affiliates, which are members of the Federal Deposit Insurance Corporation or firms which are members of the Securities Investors Protection Corporation, in each case whose outstanding, unsecured debt securities are rated "A" or higher by S&P and "Aa3" or higher by Moody's (if such depository institution does not have commercial paper rated by Moody's ) or "A1" or higher (if such depository institution has commercial paper which is rated "P-1" by Moody's ), and, if commercial paper is outstanding, commercial paper which is rated "A-1+" by S&P and "P-1" by Moody's;

(v) overnight repurchase agreements and overnight reverse repurchase agreements with a Rating Agency Confirmation from each Rating Agency;

(vi) investment agreements or guaranteed investment contracts, which may be entered into by and among the Issuer and/or the Trustee and any bank, bank holding company, corporation or any other financial institution, including the Trustee and any of its affiliates, whose outstanding (i) commercial paper is rated "A-1+" by S&P and "P-1" by Moody's for agreements or contracts with a maturity of 12 months or less; (ii) unsecured long-term debt is rated no lower than two subcategories below the highest rating on any series of Outstanding Notes by S&P and Moody's and, if commercial paper is outstanding, commercial paper which is rated "A-1+" by S&P and "P-1" by Moody's for agreements or contracts with a maturity of 24 months or less, but more than 12 months, or (iii) unsecured long-term debt which is rated no lower than two subcategories below the highest rating on any series of Outstanding Notes by S&P and Moody's (if such depository institution does not have commercial paper rated by Moody's ) or "A1" or higher (if such depository institution has commercial paper which is rated "P-1" by Moody's ), and, if commercial paper is outstanding, commercial paper which is rated "A-1+" by S&P and "P-1" by Moody's for agreements or contracts with a maturity of more than 24 months, or, in each case, by an insurance company whose claims-paying ability is so rated;

(vii) "tax exempt bonds" as defined in Section 150(a)(6) of the Code, other than "specified private activity bonds" as defined in Section 57(a)(5)(C) of the Code, that are rated in the highest category by S&P and Moody's for long-term or short-term debt or shares of a so-called money market or mutual fund rated "AAAm/AAAm-G" or higher by S&P and "Aaa" or higher by Moody's, that do not constitute "investment property" within the meaning of Section 148(b)(2) of the Code, provided that the fund has all of its assets invested in obligations of such rating quality;

(viii) commercial paper, including that of the Trustee and any of its affiliates, which is rated in the single highest classification, "A-1+" by S&P and "P-1" by Moody's, and which matures not more than 270 days after the date of purchase;

(ix) investments in a money market fund rated at least "AAAm" or "AAAm-G" by S&P and "Aaa" by Moody's, including funds for which the Trustee or an affiliate thereof acts as investment advisor or provides other similar services for a fee; and

(x) any other investment with a Rating Agency Confirmation from each Rating Agency.

           "ISDA Master Agreement" shall mean the ISDA Master Agreement, copyright 1992, as amended from time to time, and as in effect with respect to any Derivative Product Agreement.

           "Issuer" shall mean Collegiate Funding Services Education Loan Trust 2004-A, a Delaware statutory trust, and any successor or assignee thereto under this Indenture.

           "Issuer Derivative Payment" shall mean any payment required to be made by or on behalf of the Issuer to a Counterparty pursuant to the respective Derivative Product Agreement.

           "Issuer Eligible Lender Trust Agreement" shall mean the Eligible Lender Trust Agreement dated as of April 1, 2004, between the Issuer and the Eligible Lender Trustee, as supplemented or amended from time to time.

           "Issuer Order" shall mean a written order signed in the name of the Issuer by an Authorized Representative.

           "Joint Sharing Agreement" shall mean the Joint Sharing Agreement, dated as of February 1, 2003, among the Joint Sharing Agreement Parties, as amended to add, or as executed by, the Issuer and the Trustee, as eligible lender trustee for the Issuer.

           "Joint Sharing Agreement Parties" shall mean Collegiate Funding Services Education Loan Trust I, Collegiate Funding Services Education Loan Trust 2003-A, Collegiate Funding Services Education Loan Trust 2003-B and U.S. Bank National Association, as eligible lender trustee and any other parties from time to time party to the Joint Sharing Agreement.

           "LIBOR" shall mean One-Month LIBOR, Three-Month LIBOR, Four-Month LIBOR, Five-Month LIBOR, Six-Month LIBOR or One-Year LIBOR, as applicable.

           "LIBOR Determination Date" shall mean, for each Interest Accrual Period, the second Business Day before the beginning of that Interest Accrual Period.

           "LIBOR Rate Notes" shall mean the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

           "Liquidated Financed Eligible Loan" shall mean any defaulted Financed Eligible Loan liquidated by the Servicer (which shall not include any Financed Eligible Loan on which payments are received from a Guaranty Agency) or which the Servicer has, after using all reasonable efforts to realize upon such Financed Eligible Loan, determined to charge off.

           "Liquidation Proceeds" shall mean, with respect to any Liquidated Financed Eligible Loan which became a Liquidated Financed Eligible Loan during the current Collection Period in accordance with the Servicer’s customary servicing procedures, the moneys collected in respect of the liquidation thereof from whatever source, other than moneys collected with respect to any Liquidated Financed Eligible Loan which was written off in prior Collection Periods or during the current Collection Period, net of the sum of any amounts expended by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the obligor on such Liquidated Financed Eligible Loan.

           "Master Promissory Note" shall mean a Master Promissory Note in the form mandated by Section 432(m)(1) of the Higher Education Act, as added by Pub. L. 105-244 § 427, 112 Stat. 1702 (1998), as amended by Public Law No: 106-554 (enacted December 21, 2000) and as codified in 20 U.S.C. § 1082(m)(1).

           "Master Servicer" shall mean Collegiate Funding Master Servicing, L.L.C., as master servicer pursuant to the Master Servicing Agreement.

           "Master Servicing Agreement" shall mean the Master Servicing Agreement dated as of April 1, 2004, between the Issuer and Collegiate Funding Master Servicing, L.L.C., as master servicer, as supplemented and amended from time to time.

           "Material Adverse Effect" shall mean (1) any change in the Termination Date (as defined in a relevant Derivative Product Agreement) or the due date for any payment required to be made by the Issuer to the Counterparty pursuant to the terms of the relevant Derivative Product Agreement, or any change to the Notional Amount (as defined in the relevant Derivative Product Agreement) other than as contemplated pursuant to the terms of the relevant Derivative Product Agreement or any change to the Fixed Rate Payer Notional Amount or the Fixed Rate or the Floating Rate Payer Notional Amount or the Floating Rate or the Spread (each as defined in the Derivative Product Agreement) or any other amount payable under the relevant Derivative Product Agreement, or any change in the priority of the payments to be made to the Counterparty by the Issuer (subject to the priority of payment provisions of the Indenture); (2) a change in the right of the Counterparty to consent to supplemental indentures and (3) any change to the definition of Material Adverse Effect or any change in the definition of term (whether used directly or indirectly) used in any provision described in the foregoing Clauses (1) or (2).

           "Maturity" when used with respect to any Note, shall mean the date on which the principal thereof becomes due and payable as therein or herein provided, whether at its Final Maturity Date, by earlier prepayment or purchase, by declaration of acceleration, or otherwise.

           "Minimum Purchase Amount" shall mean, on any Quarterly Distribution Date, an amount that would be sufficient to (a) reduce the Outstanding Amount of each class of Notes on such Quarterly Distribution Date to zero; (b) pay to the respective Registered Owners the Class A Noteholders’ Interest Distribution Amount and the Class B Noteholders’ Interest Distribution Amount payable on such Quarterly Distribution Date; (c) pay any Servicing Fees and Carryover Servicing Fees due and owing; (d) pay any Issuer Derivative Payments due and owing; and (e) in the case of the Auction Rate Notes, pay any Carry-Over Amounts and interest on such amounts.

           "Monthly Payment Date" shall mean the 28th day of each calendar month or, if such day is not a Business Day, the immediately succeeding Business Day, commencing in May 2004.

           "Moody's" shall mean Moody's Investors Service, Inc., its successors and assigns.

           "MPN Loan" shall mean a loan originated pursuant to the Federal Family Education Loan Program and the Act and evidenced by a Master Promissory Note.

           "Noteholder" shall mean the Person in whose name a Note is registered in the Note registration books of the Trustee.

           "Note Rates" shall mean, with respect to any Interest Accrual Period, the Class A-1 Rate, the Class A-2 Rate, the Class A-3 Rate, the Class A-4 Rate, the Class A-5 Rate, the Class A-6 Rate and the Class B Rate for such Interest Accrual Period, respectively.

           "Notes" shall mean, collectively, the Class A Notes and the Class B Notes.

           "Obligations" shall mean Class A Obligations and Class B Obligations.

           "One-Month LIBOR," "Three-Month LIBOR," "Four-Month LIBOR," "Five-Month LIBOR," "Six-Month LIBOR" and "One-Year LIBOR" shall mean, with respect to any Interest Accrual Period, the London interbank offered rate for deposits in U.S. dollars having the applicable Index Maturity as it appears on Telerate Page 3750 as of 11:00 a.m., London time, on the related LIBOR Determination Date as determined by, in the case of the LIBOR Rate Notes, the Trustee, and in the case of the Auction Rate Notes, the Auction Agent or the Trustee, as applicable. If this rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the index maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on that LIBOR Determination Date, to prime banks in the London interbank market by the Reference Banks. The Trustee or the Auction Agent, as applicable, will request the principal London office of each Reference Bank to provide a quotation of its rate. If the Reference Banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations. If the Reference Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Trustee or the Auction Agent, as applicable, at approximately 11:00 a.m., New York time, on that LIBOR Determination Date, for loans in U.S. dollars to leading European banks having the Index Maturity and in a principal amount of not less than U.S. $1,000,000. If the banks selected as described above are not providing quotations, One-Month-LIBOR, Three-Month LIBOR, Four-Month LIBOR, Five-Month LIBOR, Six-Month LIBOR or One-Year LIBOR, as the case may be, in effect for the applicable Interest Accrual Period will be in effect for the previous Interest Accrual Period.

           "One-Year LIBOR" see "One-Month LIBOR" herein.

           "Opinion of Counsel" shall mean (a) with respect to the Trust, one or more written opinions of counsel who may, except as otherwise expressly provided in the Indenture, be employees of or counsel to the Delaware Trustee, the Trust, the Seller or an Affiliate of the Seller and who shall be satisfactory to the Trustee, and which opinion or opinions shall be addressed to the Trustee as Trustee, shall comply with any applicable requirements of the TIA and shall be in form and substance satisfactory to the Trustee; and (b) with respect to the Seller, the Administrator or the Servicer, one or more written opinions of counsel who may be an employee of or counsel to the Seller, the Administrator or the Servicer, which counsel shall be acceptable to the Trustee and the Delaware Trustee.

           "Optional Purchase Date" shall have the meaning set forth in Section 10.03 hereof.

           "Outstanding" shall mean, when used in connection with any Note, a Note which has been executed and delivered pursuant to this Indenture which at such time remains unpaid as to principal or interest, excluding Notes which have been replaced pursuant to Section 2.03 hereof , and when used in connection with a Derivative Product Agreement, a Derivative Product Agreement which has not expired or been terminated, unless provision has been made for such payment pursuant to Section 10.02 hereof.

           "Outstanding Amount" shall mean the aggregate principal amount of all Notes Outstanding at the date of determination or, if the context so requires, the aggregate principal amount of one or more classes of Class A Notes Outstanding at the date of determination.

           "Person" shall mean an individual, corporation, partnership, joint venture, association, joint stock company, trust, limited liability company, unincorporated organization or government or agency, or political subdivision thereof.

           "Pool Balance" shall mean as of any date the aggregate principal balance of the Financed Eligible Loans on such date (including accrued interest thereon that is expected to be capitalized), plus amounts on deposit in the Acquisition Fund and the Add-on Consolidation Loan Fund, as reduced by the principal portion of the following, without duplication: (a) all payments received by the Issuer through such date from or on behalf of borrowers on such Financed Eligible Loans, including payments by Guaranty Agencies and the Department; (b) all Purchase Amounts on Financed Eligible Loans received by the Issuer through such date from the Seller or the Servicer; (c) all Liquidation Proceeds and Realized Losses on Financed Eligible Loans liquidated through such date; (d) the aggregate amount of adjustments to balances of Financed Eligible Loans permitted to be effected by a Servicer under a Servicing Agreement, if any, recorded through such date; and (e) the aggregate amount by which reimbursements by Guarantors of the unpaid principal balance of defaulted Financed Eligible Loans through such date are reduced from 100% to 98% or other applicable percentage, as required by the risk sharing provisions of the Act. The Pool Balance shall be calculated by the Administrator and certified to the Trustee, upon which the Trustee may conclusively rely with no duty to further examine or determine such information.

           "Principal Distribution Amount" shall mean, with respect to each Quarterly Distribution Date, the amount by which the Outstanding Amount of the Notes immediately prior to such Quarterly Distribution Date exceeds the quotient obtained by dividing the Adjusted Pool Balance as of the last day of the related Collection Period by 100.75%. For the initial Quarterly Distribution Date, the "Principal Distribution Amount" also will include any amounts transferred from the Acquisition Fund to the Collection Fund during the initial Collection Period. For the December 2004 Quarterly Distribution Date, the "Principal Distribution Amount" also will include any amounts transferred from the Add-on Consolidation Loan Fund to the Collection Fund during the preceding Collection Period. Further, on the Final Maturity Date for a class of Notes, the "Principal Distribution Amount" on that date also shall include the amount needed to reduce the Outstanding principal amount of such class of Notes to zero.

           "Principal Office" shall mean the principal office of the party indicated, as set forth in Section 9.01 hereof or elsewhere in this Indenture.

           "Priority Termination Payment" shall mean, with respect to a Derivative Product Agreement, any termination payment payable by the Issuer under such Derivative Product Agreement relating to an early termination of such Derivative Product Agreement by the Counterparty, as the non-defaulting party, following (i) a monthly payment default by the Issuer thereunder, (ii) the occurrence of an Event of Default specified in Section 6.01(d) of this Indenture or (iii) the Trustee’s taking any action hereunder to liquidate the Trust Estate following an Event of Default and acceleration of the Notes pursuant to Section 6.04 hereof.

           "Program" shall mean the Sponsor’s program for the origination and the purchase of Eligible Loans, as the same may be modified from time to time.

           "Purchase Amount" with respect to any Financed Eligible Loan shall mean the amount required to prepay in full such Financed Eligible Loan under the terms thereof including all accrued interest thereon and any unamortized premium, it being acknowledged that any accrued and unpaid Interest Subsidy Payments or Special Allowance Payments will continue to be payable to the Trustee and constitute part of the Trust Estate.

           "Quarterly Distribution Date" shall mean the 28th day of each March, June, September and December (or, if any such day is not a Business Day, the immediately following Business Day), commencing in September 2004.

           "Rating" shall mean one of the rating categories of Moody’s and S&P or any other Rating Agency, provided Moody’s and S&P or any other Rating Agency, as the case may be, is currently rating the Notes.

           "Rating Agency" shall mean each of Moody’s and S&P and their successors and assigns or any other rating agency requested by the Issuer to maintain a Rating on any of the Notes.

           "Rating Agency Confirmation" shall mean a letter from each Rating Agency then providing a Rating for any of the Notes at the request of the Issuer, confirming that a proposed action, failure to act, or other event specified therein will not, in and of itself, result in a downgrade of any of the Ratings then applicable to the Notes, or cause any Rating Agency to suspend, withdraw or qualify the Ratings then applicable to the Notes.

           "Realized Loss" shall mean the excess of the principal balance (including any interest that had been or had been expected to be capitalized) of any Liquidated Financed Eligible Loan over Liquidation Proceeds with respect to such Financed Eligible Loan to the extent allocable to principal (including any interest that had been or had been expected to be capitalized).

           "Record Date" shall mean, with respect to a Distribution Date, the Business Day immediately preceding such Distribution Date.

           "Reference Banks" shall mean, with respect to a determination of LIBOR for any Interest Accrual Period by the Trustee or the Auction Agent, as applicable, four major banks in the London interbank market selected by the Trustee or the Auction Agent, as applicable.

           "Registered Owner" shall mean any Noteholder, except that, solely for the purpose of giving any consent pursuant to this Indenture, any Note registered in the name of the Sponsor or any affiliate of the Sponsor shall be deemed not to be Outstanding and the Outstanding Amount evidenced thereby shall not be taken into account in determining whether the requisite principal amount of Notes necessary to effect such consent has been obtained unless at the time the Sponsor and its affiliates own all of the Notes that are Outstanding.

           "Regulations" shall mean the Regulations promulgated from time to time by the Secretary or any Guaranty Agency guaranteeing Financed Eligible Loans.

           "Remaining Acquisition Amount" shall mean the excess, if any, of (i) the amount deposited into the Acquisition Fund on the Closing Date over (ii) the sum of all amounts withdrawn from the Acquisition Fund up until such date.

          "Reserve Fund" shall mean the Fund by that name created in Section 5.01(c) hereof and further described in Section 5.04 hereof, including any Accounts and Subaccounts created therein.

          "Reserve Fund Requirement" shall mean, at any time, an amount equal to the greater of (i) 0.75% of the Pool Balance, as of the close of business on the last day of the related Collection Period; and (ii) $1,067,548.

          "S&P" shall mean Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., its successors and assigns.

          "Secretary" shall mean the Secretary of the United States Department of Education or any successor to the pertinent functions thereof under the Act.

           "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Securities Depository" or "Depository" shall mean The Depository Trust Company and its successors and assigns or if, (a) the then Securities Depository resigns from its functions as depository of the Notes or (b) the Issuer discontinues use of the Securities Depository, any other securities depository which agrees to follow the procedures required to be followed by a securities depository in connection with the Notes and which is selected by the Issuer with the consent of the Trustee.

           "Seller" shall mean Collegiate Funding of Delaware, L.L.C., and its successors and assigns.

          "Servicer" shall mean Collegiate Funding Master Servicing, L.L.C., and any other additional servicer or successor servicer or subservicer selected by the Issuer, including an affiliate of the Issuer, so long as the Issuer obtains a Rating Agency Confirmation as to each such other servicer.

          "Servicer’s Report" shall mean the servicer reports to be furnished to the Issuer by the Master Servicer quarterly pursuant to the Master Servicing Agreement, substantially in the form of Exhibit E hereto.

          "Servicing Agreement" shall mean (i) the Master Servicing Agreement and (ii) any servicing agreement between the Issuer and any Servicer (or among the Issuer, the Eligible Lender Trustee and any Servicer), under which such Servicer agrees to act as the Issuer’s agent in connection with the administration and collection of Financed Eligible Loans in accordance with this Indenture.

          "Servicing Fees" shall mean the fees and expenses due to the Master Servicer under the terms of the Master Servicing Agreement and the fees and expenses due to any custodian under the terms of a Custodian Agreement; provided, however, that such fees and expenses shall not in any year exceed the amounts set forth in the cashflows delivered to the Rating Agencies unless the Issuer obtains a Rating Agency Confirmation.

           "Six-Month LIBOR" see "One-Month LIBOR" herein.

          "Special Allowance Payments" shall mean the special allowance payments authorized to be made by the Secretary by Section 438 of the Act, or similar allowances, if any, authorized from time to time by federal law or regulation.

          "Sponsor" shall mean Collegiate Funding of Delaware, L.L.C., and its successors and assigns and any other Person or Persons as may become a Sponsor pursuant to the terms of the Trust Agreement.

           "State" shall mean the State of Delaware.

           "Student Loan" shall mean an Eligible Loan.

          "Student Loan Purchase Agreements" shall mean (a) the FFELP Loan Purchase Agreement, dated as of April 1, 2004, among the Issuer, the Seller, Collegiate Funding Services, L.L.C. and the Eligible Lender Trustee, (b) the FFELP Loan Purchase Agreement, dated as of April 1, 2004, among the Seller, Collegiate Funding Services Resources I, LLC, Collegiate Funding Services, L.L.C. and U.S. Bank National Association, as eligible lender trustee, and (c) each additional student loan purchase agreement, if any, entered into among the Issuer, the Seller and the Eligible Lender Trustee for the purchase of Eligible Loans which constitute "Add-on Consolidation Loans."

          "Subaccount" shall mean any of the subaccounts which may be created and established within any Account by this Indenture.

          "Supplemental Indenture" shall mean an agreement supplemental hereto executed pursuant to Article VIII hereof.

          "Telerate Page 3750" shall mean the display page so designated on the Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

          "Termination Payment" shall mean, with respect to a Derivative Product Agreement, any termination payment payable by the Issuer under such Derivative Product Agreement relating to an early termination of such Derivative Product Agreement, after the occurrence of a termination event or event of default specified in such Derivative Product Agreement, including any Priority Termination Payment.

           "Three-Month LIBOR" see "One-Month LIBOR" herein.

           "Trust" shall mean the Issuer.

          "Trust Agreement" shall mean the Trust Agreement dated as of April 1, 2004, as amended and restated by the Amended and Restated Trust Agreement, dated as of April 1, 2004, each between the Delaware Trustee and the Sponsor, as the same may be amended from time to time.

           "Trust Auction Date" shall have the naming set forth in Section 10.04 hereof.

           "Trust Estate" shall mean the property described as such in the granting clauses hereto.

          "Trust Indenture Act" or "TIA" shall mean the Trust Indenture Act of 1939, as amended, and as in force at the date as of which this Indenture was executed, except as provided in Section 8.05.

          "Trustee" shall mean U.S. Bank National Association, acting in its capacity as Trustee under this Indenture, or any successor trustee designated pursuant to this Indenture.

          "Trustee Fee" shall mean an amount equal to the annual amount set forth in the Trustee Fee Letter dated as of April 1, 2004, payable in installments on each Quarterly Distribution Date. Such fee shall be in satisfaction of the Trustee’s compensation as trustee under this Indenture and as eligible lender trustee under the Eligible Lender Trust Agreements. Such fee shall not in any year exceed the amounts set forth in the cashflows delivered to the Rating Agencies unless the Issuer obtains a Rating Agency Confirmation.

          Words importing the masculine gender include the feminine gender, and words importing the feminine gender include the masculine gender. Words importing persons include firms, associations and corporations. Words importing the singular number include the plural number and vice versa. Additional terms are defined in the body of this Indenture.

ARTICLE II

NOTE DETAILS AND FORM OF NOTES

           Section 2.01      Note Details. The Notes, together with the Trustee’s certificate of authentication, shall be in substantially the forms set forth in Exhibit B, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing the Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

          The definitive Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the Authorized Representatives executing such Notes, as evidenced by their execution of such Notes.

          Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibit B are part of the terms of this Indenture.

          Section 2.02     Execution, Authentication and Delivery of Notes. The Notes shall be executed in the name and on behalf of the Issuer by the manual or facsimile signature of an Authorized Representative. Any Note may be signed (manually or by facsimile) or attested on behalf of the Issuer by any Person who, at the date of such act, shall hold the proper office or position, notwithstanding that at the date of authentication, issuance or delivery, such person may have ceased to hold such office or position.

          The Trustee shall upon Issuer Order authenticate and deliver Notes for original issue in an aggregate principal amount of $1,113,400,000. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.04 hereof.

          Each Note shall be dated the date of its authentication. The Notes shall be issuable as registered Notes, in the case of the LIBOR Rate Notes, in minimum denominations of $50,000 and in integral multiples of $1,000 in excess thereof and, in the case of the Auction Rate Notes, in minimum denominations of $50,000 and integral multiples of $50,000 in excess thereof.

          No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for in Section 2.05 hereof.

           Section 2.03     Registration, Transfer and Exchange of Notes; Persons Treated as Registered Owners. The Issuer shall cause books for the registration and for the transfer of the Notes as provided in this Indenture to be kept by the Trustee which is hereby appointed the transfer agent of the Issuer for the Notes. Notwithstanding such appointment and with the prior written consent of the Issuer, the Trustee is hereby authorized to make any arrangements with other institutions which it deems necessary or desirable in order that such institutions may perform the duties of transfer agent for the Notes. Upon surrender for transfer of any Note at the Principal Office of the Trustee, duly endorsed for transfer or accompanied by an assignment duly executed by the Registered Owner or his attorney duly authorized in writing, the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new fully registered Note or Notes of the same interest rate and for a like series, subseries, if any, and aggregate principal amount of the same maturity.

          Notes may be exchanged at the Principal Office of the Trustee for a like aggregate principal amount of fully registered Notes of the same series, subseries, if any, interest rate and maturity in authorized denominations. The Issuer shall execute and the Trustee shall authenticate and deliver Notes which the Registered Owner making the exchange is entitled to receive, bearing numbers not contemporaneously outstanding. The execution by the Issuer of any fully registered Note of any authorized denomination shall constitute full and due authorization of such denomination and the Trustee shall thereby be authorized to authenticate and deliver such fully registered Note.

          As to any Note, the person in whose name the same shall be registered shall be deemed and regarded as the absolute owner thereof for all purposes, and payment of either principal or interest on any fully registered Note shall be made only to or upon the written order of the Registered Owner thereof or his legal representative but such registration may be changed as hereinabove provided. All such payments shall be valid and effectual to satisfy and discharge the liability upon such Note to the extent of the sum or sums paid.

          Each Registered Owner and each transferee of a Note shall be deemed to represent and warrant that either (a) it is not acquiring the Note directly or indirectly for, or on behalf of, an ERISA plan or any entity whose underlying assets are deemed to be plan assets of such ERISA plan; or (b) (i) the acquisition and holding of the Notes will not result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar law and (ii) if the Notes are subsequently deemed to be "plan assets" pursuant to the regulations set forth at 29 C.F.R. § 2510.3-101, it will promptly dispose of the Notes.

          The Trustee shall require the payment by any Registered Owner requesting exchange or transfer of any tax or other governmental charge required to be paid with respect to such exchange or transfer. The applicant for any such transfer or exchange may be required to pay all taxes and governmental charges in connection with such transfer or exchange, other than exchanges pursuant to Section 2.07 hereof.

          Section 2.04     Lost, Stolen, Destroyed and Mutilated Notes. Upon receipt by the Trustee of evidence satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note and, in the case of a lost, stolen or destroyed Note, of indemnity satisfactory to it, and upon surrender and cancellation of the Note, if mutilated, (a) the Issuer shall execute, and the Trustee shall authenticate and deliver, a replacement Note of the same interest rate, maturity and denomination in lieu of such lost, stolen, destroyed or mutilated Note or (b) if such lost, stolen, destroyed or mutilated Note shall have matured within 15 days be due and payable, in lieu of executing and delivering a new Note as aforesaid, the Issuer may pay such Note. Any such new Note shall bear a number not contemporaneously outstanding. The applicant for any such new Note may be required to pay all taxes and governmental charges and all expenses and charges of the Issuer and of the Trustee in connection with the issuance of such Note. All Notes shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing conditions are exclusive with respect to the replacement and payment of mutilated, destroyed, lost or stolen Notes, negotiable instruments or other securities.

          Section 2.05     Trustee’s Authentication Certificate. The Trustee’s authentication certificate upon any Notes shall be substantially in the form attached to the Notes. No Note shall be secured hereby or entitled to the benefit hereof, or shall be valid or obligatory for any purpose, unless a certificate of authentication, substantially in such form, has been duly executed by the Trustee; and such certificate of the Trustee upon any Note shall be conclusive evidence and the only competent evidence that such Note has been authenticated and delivered hereunder. The Trustee’s certificate of authentication shall be deemed to have been duly executed by it if manually signed by an authorized officer or signatory of the Trustee, but it shall not be necessary that the same person sign the certificate of authentication on all of the Notes issued hereunder.

          Section 2.06     Cancellation and Destruction of Notes by the Trustee. Whenever any Outstanding Notes shall be delivered to the Trustee for the cancellation thereof pursuant to this Indenture, upon payment of the principal amount and interest represented thereby, or for replacement pursuant to Section 2.03 hereof, such Notes shall be promptly cancelled and, within a reasonable time, cremated or otherwise destroyed by the Trustee and counterparts of a certificate of destruction evidencing such cremation or other destruction shall be furnished by the Trustee to the Issuer.

           Section 2.07     Temporary Notes. Pending the preparation of definitive Notes, the Issuer may execute and the Trustee shall authenticate and deliver temporary Notes. Temporary Notes shall be issuable as fully registered Notes without coupons, of any denomination, and substantially in the form of the definitive Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Issuer. Every temporary Note shall be executed by the Issuer and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Notes. As promptly as practicable the Issuer shall execute and shall furnish definitive Notes and thereupon temporary Notes may be surrendered in exchange therefor without charge at the principal office of the Trustee, and the Trustee shall authenticate and deliver in exchange for such temporary Notes a like aggregate principal amount of definitive Notes. Until so exchanged the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Notes.

          Section 2.08     Issuance of Notes. The Issuer shall have the authority, upon complying with the provisions of this Article II, to issue and deliver the Notes which shall be secured by the Trust Estate. In addition, the Issuer may, subject to Section 3.03 hereof, enter into any Derivative Product Agreement it deems necessary or desirable with respect to any or all of the Notes.

          Section 2.09     Definitive Notes. If (a) the Administrator advises the Trustee in writing that the Clearing Agency is no longer willing or able to discharge its responsibilities with respect to the Notes, and the Administrator is unable to locate a successor; (b) the Administrator at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency; or (c) after the occurrence of an Event of Default, or a default by a Servicer or the Administrator under a Servicing Agreement or the Administration Agreement, respectively, Noteholders representing beneficial interests aggregating at least a majority of the Outstanding Amount of the Notes advise the Clearing Agency (which shall then notify the Trustee) in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Noteholders, then the Trustee shall cause the Clearing Agency to notify all Noteholders, through the Clearing Agency, of the occurrence of any such event and of the availability of definitive Notes to Noteholders requesting the same. Upon surrender to the Trustee of the typewritten Notes representing the book-entry Notes by the Clearing Agency, accompanied by registration instructions, the Issuer shall execute and the Trustee shall authenticate the definitive Notes in accordance with the instructions of the Clearing Agency. None of the Issuer, the Note Registrar or the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of definitive Notes, the Trustee shall recognize the holders of the definitive Notes as Registered Owners.

          Section 2.10     Payment of Principal and Interest.

(a) The LIBOR Rate Notes shall accrue interest as provided in the forms of the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes set forth in Exhibits B-1, B-2, B-3 and B-4 hereto. The Auction Rate Notes shall accrue interest as specified in Annex 1 hereto. Such interest shall be payable with respect to each class of Notes on each applicable Distribution Date as specified in Section 5.03(c) hereof, subject to Section 4.01 hereof. Any installment of interest or principal, if any, payable on any Note which is punctually paid or duly provided for by the Issuer on the applicable Distribution Date shall be paid to the Person in whose name such Note is registered on the Record Date by check mailed first-class, postage prepaid to such Person's address as it appears on the records of the Trustee on such Record Date, except that, unless definitive Notes have been issued pursuant to Section 2.09, with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payment shall be made by wire transfer in immediately available funds to the account designated by such nominee and except for the final installment of principal payable with respect to such Note on a Distribution Date or on the Final Maturity Date for such Note which shall be payable as provided below.

(b) The principal of each Note shall be payable in installments on each applicable Distribution Date as provided in Section 5.03(c) hereof. Notwithstanding the foregoing, the entire unpaid principal amount of each class of the Notes shall be due and payable, if not previously paid, on the Final Maturity Date for such class of Notes and on the date on which an Event of Default shall have occurred and be continuing if the Trustee or the Registered Owners of the Notes representing not less than a majority of the Outstanding Amount of the Notes have declared the Notes to be immediately due and payable in the manner provided in Section 6.02. The Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the applicable Distribution Date (other than the Final Maturity Date) on which the Issuer expects that the final installment of principal of and interest on such Note will be paid. Such notice shall be mailed or transmitted by facsimile prior to such final Distribution Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment.

ARTICLE III

PARITY AND PRIORITY OF LIEN; OTHER OBLIGATIONS;
AND DERIVATIVE PRODUCT AGREEMENTS

          Section 3.01     Parity and Priority of Lien. The provisions, covenants and agreements herein set forth to be performed by or on behalf of the Issuer shall be for the equal benefit, protection and security of the Registered Owners, all of which shall be of equal rank without preference, priority or distinction of any of the Obligations over any other thereof, except as expressly provided in this Indenture with respect to certain payment and other priorities.

          Section 3.02     Other Obligations. The Available Funds and other moneys, Financed Eligible Loans, securities, evidences of indebtedness, interests, rights and properties pledged under this Indenture are and will be owned by the Issuer free and clear of any pledge, lien, charge or encumbrance thereon or with respect thereto prior to, of equal rank with or subordinate to the respective pledges created by this Indenture, except as otherwise expressly provided herein, and all action on the part of the Issuer to that end has been duly and validly taken. If any Financed Eligible Loan is found to have been subject to a lien at the time such Financed Eligible Loan was acquired, the Issuer shall cause such lien to be released, shall purchase such Financed Eligible Loan from the Trust Estate for a purchase price equal to its principal amount plus any unamortized premium, if any, and interest accrued thereon plus any Special Allowance Payments that may not be payable to the Trustee or shall replace such Financed Eligible Loan with another Eligible Loan with substantially identical characteristics which replacement Eligible Loan shall be free and clear of liens at the time of such replacement. Except as otherwise provided herein, the Issuer shall not create or voluntarily permit to be created any debt, lien or charge on the Financed Eligible Loans which would be on a parity with, subordinate to, or prior to the lien of this Indenture; shall not do or omit to do or suffer to be done or omitted to be done any matter or things whatsoever whereby the lien of this Indenture or the priority of such lien for the Obligations hereby secured might or could be lost or impaired; and will pay or cause to be paid or will make adequate provisions for the satisfaction and discharge of all lawful claims and demands which if unpaid might by law be given precedence to or any equality with this Indenture as a lien or charge upon the Financed Eligible Loans; provided, however, that nothing in this Section 3.02 shall require the Issuer to pay, discharge or make provision for any such lien, charge, claim or demand so long as the validity thereof shall be by it in good faith contested, unless thereby, in the opinion of the Trustee, the same will endanger the security for the Obligations; and provided further that any subordinate lien hereon (i.e., subordinate to the lien securing the Class A Obligations and the Class B Obligations) shall be entitled to no payment from the Trust Estate, nor may any remedy be exercised with respect to such subordinate lien against the Trust Estate until all Obligations have been paid or deemed paid hereunder.

          Section 3.03     Derivative Product Agreements; Counterparty Payments; Issuer Derivative Payments. The Issuer hereby authorizes and directs the Trustee to acknowledge and agree to any Derivative Product Agreement hereafter entered into by the Issuer and a Counterparty under which (a) the Issuer may be required to make, from time to time, Issuer Derivative Payments and (b) the Trustee may receive, from time to time, Counterparty Payments for the account of the Issuer. No Derivative Product Agreement shall be entered into subsequent to the Closing Date unless the Trustee shall have received a Rating Agency Confirmation from each Rating Agency that such Derivative Product Agreement will not adversely affect the Rating on any of the Notes. The Initial LIBOR Derivative Product Agreement is designated as a "Class A Obligation" and the Initial Counterparty shall be a "Class A Beneficiary."

ARTICLE IV

PROVISIONS APPLICABLE TO THE NOTES; UTIES OF THE ISSUER

           Section 4.01     Payment of Principal and Interest. The Issuer covenants that it will promptly pay, but solely from the Trust Estate, the principal of and interest, if any, on each and every Obligation issued under the provisions of this Indenture at the places, on the dates and in the manner specified herein and in said Obligations according to the true intent and meaning thereof. The Obligations shall be and are hereby declared to be payable from and equally secured, except as specifically provided in this Indenture with respect to certain payment and other priorities, by an irrevocable first lien on and pledge of the properties constituting the Trust Estate, subject to the application thereof as permitted by this Indenture, but in no event shall the Registered Owners or any Counterparty have any right to possession or control of any Financed Eligible Loans, which shall be held only by the Trustee or its agent or bailee.

          Section 4.02     Covenants as to Additional Conveyances. At any and all times, the Issuer will duly execute, acknowledge and deliver, or will cause to be done, executed and delivered, all and every such further acts, conveyances, transfers and assurances in law as the Trustee shall reasonably require for the better conveying, transferring and pledging and confirming unto the Trustee, all and singular, the properties constituting the Trust Estate hereby transferred and pledged, or intended so to be transferred and pledged.

          Section 4.03     Further Covenants of the Issuer.

(a) The Issuer will cause financing statements and continuation statements with respect thereto at all times to be filed in the office of the Secretary of State of the State and any other jurisdiction necessary to perfect and maintain the security interest granted by the Issuer hereunder.

(b) The Issuer will duly and punctually keep, observe and perform each and every term, covenant and condition on its part to be kept, observed and performed, contained in this Indenture and the other agreements to which the Issuer is a party pursuant to the transactions contemplated herein, including but not limited to the Basic Documents to which it is a party, and will punctually perform all duties required by the Trust Agreement and the laws of the State.

(c) The Issuer shall be operated on the basis of its Fiscal Year.

(d) The Issuer shall cause to be kept separate, full and proper books of records and accounts, in which full, true and proper entries will be made of all dealings, business and affairs of the Issuer which relate to the Notes and any Derivative Product Agreement.

(e) The Issuer, upon written request of the Trustee, will permit at all reasonable times the Trustee or its agents, accountants and attorneys, to examine and inspect the property, books of account, records, reports and other data relating to the Financed Eligible Loans, and will furnish the Trustee such other information as it may reasonably request. The Trustee shall be under no duty to make any such examination unless requested in writing to do so by the Registered Owners of 66% in collective aggregate principal amount of the Notes at the time Outstanding or any Counterparty, and unless such Registered Owners or Counterparty shall have offered the Trustee security and indemnity satisfactory to it against any costs, expenses and liabilities which might be incurred thereby.

(f) The Issuer covenants that all Financed Eligible Loans upon receipt thereof shall be delivered to the Trustee or its agent or bailee to be held pursuant to this Indenture and pursuant to a Servicing Agreement or a Custodian Agreement.

(g) The Issuer shall notify the Trustee and each Rating Agency in writing prior to entering into any Derivative Product Agreement subsequent to the Closing Date.

             Section 4.04      Enforcement of Servicing Agreements. The Issuer shall comply with and shall require each Servicer (other than a subservicer of the Master Servicer) to comply with the following, whether or not the Issuer is otherwise in default under this Indenture:

(a) cause to be diligently enforced and taken all reasonable steps, actions and proceedings necessary for the enforcement of all terms, covenants and conditions of all Servicing Agreements, including the prompt payment of all amounts due the Issuer thereunder, including, without limitation, all principal and interest payments (as such payments may be adjusted to take into account (i) any discount that the Issuer or the Administrator on its behalf may cause to be made available to borrowers who make payments on Financed Eligible Loans through automatic withdrawal or (ii) any reduction in interest payable on Financed Eligible Loans provided for in any borrower incentive or other special program under which such Financed Eligible Loans were originated), and all Interest Benefit Payments, insurance, guarantee and default claims and Special Allowance Payments which relate to any Financed Eligible Loans and cause any such Servicer to specify whether payments received by it represent principal or interest;

(b) not permit the release of the obligations of any such Servicer under any applicable Servicing Agreement except in conjunction with amendments or modifications permitted by (h) below;

(c) at all times, to the extent permitted by law, cause to be defended, enforced, preserved and protected the rights and privileges of the Issuer, the Trustee, the Registered Owners and the Counterparties under or with respect to each applicable Servicing Agreement;

(d) at its own expense, the Issuer shall duly and punctually perform and observe each of its obligations to any such Servicer under the applicable Servicing Agreement in accordance with the terms thereof;

(e) the Issuer agrees to give the Trustee prompt written notice of each default on the part of any such Servicer of its obligations under the applicable Servicing Agreement coming to the Issuer's attention;

(f) the Issuer shall not waive any default by any such Servicer under the applicable Servicing Agreement without the written consent of the Trustee;

(g) the Issuer shall cause Collegiate Funding Master Servicing, L.L.C., as Servicer, to deliver to the Trustee and the Issuer, on or before March 1 of each year, beginning with March 2005, a certificate stating that (i) a review of the activities of each Servicer during the preceding calendar year and of its performance under the applicable Servicing Agreement has been made under the supervision of the officer signing such certificate and (ii) to the best of such officers' knowledge, based on such review, each Servicer has fulfilled all its obligations under its Servicing Agreement throughout such year, or, there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and stature thereof. The Issuer shall send copies of such annual certificate of the Master Servicer to each Rating Agency; and

(h) not consent or agree to or permit any amendment or modification of any Servicing Agreement to which it is a party which will in any manner materially adversely affect the rights or security of the Registered Owners and the Counterparties. The Issuer shall be entitled to receive and rely upon an opinion of its counsel, together with Rating Agency Confirmation, that any such amendment or modification will not materially adversely affect the rights or security of the Registered Owners and the Counterparties.

             Section 4.05      Procedures for Transfer of Funds. In any instance where this Indenture requires a transfer of funds or money from one Fund to another, a transfer of ownership in investments or an undivided interest therein may be made in any manner agreeable to the Issuer and the Trustee, and in the calculation of the amount transferred, interest on the investment which has or will accrue before the date the money is needed in the fund to which the transfer is made shall not be taken into account or considered as money on hand at the time of such transfer.

            Section 4.06      Additional Covenants with Respect to the Act. The Issuer covenants that it will cause the Trustee to be, or replace the Trustee with, an Eligible Lender under the Act, that it will acquire or cause to be acquired Eligible Loans originated and held only by an Eligible Lender and that it will not dispose of or deliver any Financed Eligible Loans or any security interest in any such Financed Eligible Loans to any party who is not an Eligible Lender so long as the Act or Regulations adopted thereunder require an Eligible Lender to be the owner or holder of Guaranteed Eligible Loans; provided, however, that nothing above shall prevent the Issuer from delivering the Eligible Loans to the Servicer or the Guarantee Agency. The Registered Owners of the Notes shall not in any circumstances be deemed to be the owner or holder of the Guaranteed Eligible Loans.

            The Issuer, or the Administrator on behalf of the Issuer, shall be responsible for each of the following actions with respect to the Act:

(a) the Issuer, or the Administrator on behalf of the Issuer, shall be responsible for dealing with the Secretary with respect to the rights, benefits and obligations under the Certificates of Insurance and the Contract of Insurance, and the Issuer shall be responsible for dealing with the Guaranty Agencies with respect to the rights, benefits and obligations under the Guarantee Agreements with respect to the Financed Eligible Loans;

(b) the Issuer, or the Administrator on behalf of the Issuer, shall cause to be diligently enforced, and shall cause to be taken all reasonable steps, actions and proceedings necessary or appropriate for the enforcement of all terms, covenants and conditions of all Financed Eligible Loans and agreements in connection therewith, including the prompt payment of all principal and interest payments and all other amounts due thereunder (as such payments may be adjusted to take into account (i) any discount that the Issuer or the Administrator on its behalf may cause to be made available to borrowers who make payments on Financed Eligible Loans through automatic withdrawal or (ii) any reduction in interest payable on Financed Eligible Loans provided for in any borrower incentive or other special program under which such Financed Eligible Loans were originated) and all Interest Benefit Payments, insurance, guarantee and default claims and Special Allowance Payments which relate to such Financed Eligible Loans;

(c) the Issuer, or the Administrator on behalf of the Issuer, shall cause the Financed Eligible Loans to be serviced by entering into one or more Servicing Agreements or other agreements with one or more Servicers for the collection of payments made for, and the administration of the accounts of, the Financed Eligible Loans;

(d) the Issuer, or the Administrator on behalf of the Issuer, shall comply, and shall cause all of its officers, directors, employees and agents to comply, with the provisions of the Act and any regulations or rulings thereunder, with respect to the Financed Eligible Loans;

(e) the Issuer, or the Administrator on behalf of the Issuer, shall cause the benefits of the Guarantee Agreements, the Interest Benefit Payments and the Special Allowance Payments to flow to the Trustee. The Trustee shall have no liability for actions taken at the direction of the Issuer or the Administrator, except for negligence or willful misconduct in the performance of its express duties hereunder. The Trustee shall have no obligation to administer, service or collect the loans in the Trust Estate or to maintain or monitor the administration, servicing or collection of such loans; and

(f) the Issuer, or the Administrator on behalf of the Issuer, shall cause each Financed Eligible Loan evidenced by a Master Promissory Note in the form mandated by Section 432(m)(1) of the Act to be acquired pursuant to a Student Loan Purchase Agreement with a Seller containing language similar to the following:

"The Seller hereby represents and warrants that the Seller is transferring all of its right title and interest in the MPN Loan to the Trustee, that it has not assigned any interest in such MPN Loan (other than security interests that have been released or ownership interests that the Seller has reacquired) to any person other than the Trustee, and that no prior holder of the MPN Loan has assigned any interest in such MPN Loan (other than security interests that have been released or ownership interests that such prior holder has reacquired) to any person other than a predecessor in title to the Seller. The Seller hereby covenants that the Seller shall not attempt to transfer to any other person any interest in any MPN Loan assigned hereunder. The Seller hereby authorizes the Trustee to file a UCC-1 financing statement identifying the Seller as debtor and the Trustee as secured party and describing the MPN Loan sold pursuant to this Agreement. The preparation or filing of such UCC-1 financing statement is solely for additional protection of the Trustee’s interest in the MPN Loans and shall not be deemed to contradict the express intent of the Seller and the Trustee that the transfer of MPN Loans under this Agreement is an absolute assignment of such MPN Loans and is not a transfer of such MPN Loans as security for a debt."

            The Trustee shall not be deemed to be the designated agent for the purposes of this Section 4.06 unless it has agreed in writing to be such agent.

            Section 4.07      Financed Eligible Loans; Collections Thereof; Assignment Thereof. The Issuer, through the Servicers, shall diligently collect all principal and interest payments on all Financed Eligible Loans (as such payments may be adjusted to take into account (i) any discount that the Issuer or the Administrator on its behalf may cause to be made available to borrowers who make payments on Financed Eligible Loans through automatic withdrawal or (ii) any reduction in interest payable on Financed Eligible Loans provided for in any borrower incentive or other special program under which such Financed Eligible Loans were originated), and all Interest Benefit Payments, insurance, guarantee and default claims and Special Allowance Payments which relate to such Financed Eligible Loans. The Issuer shall cause the filing and assignment of such claims (prior to the timely filing deadline for such claims under the Regulations) by the Servicers (other than a subservicer of the Master Servicer). The Issuer will comply with the Act and Regulations which apply to the Program and to such Financed Eligible Loans.

            Section 4.08      Appointment of Agents, Direction to Trustee, Etc. The Issuer shall employ and appoint all employees, agents, consultants and attorneys which it may consider necessary. No member or officer of the Administrator, either singly or collectively, shall be personally liable for any act or omission not willfully fraudulent or mala fide. The Issuer hereby directs the Trustee to enter into this Indenture, the Administration Agreement, the Custodian Agreements, the Guarantee Agreements, the Auction Agent Agreement, the Master Servicing Agreement, the Back-up Administration Agreement, the Market Agent Agreements, the Broker-Dealer Agreements, the Initial LIBOR Derivative Product Agreement, the Student Loan Purchase Agreements, each Investment Agreement and the Eligible Lender Trust Agreements.

            Section 4.09      Capacity to Sue. The Issuer shall have the power and capacity to sue and to be sued on matters arising out of or relating to the financing of the Financed Eligible Loans.

            Section 4.10      Continued Existence; Successor to Issuer. The Issuer agrees that it will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises as a Delaware statutory trust, except as otherwise permitted by this Section 4.10. The Issuer further agrees that it will not (a) sell, transfer or otherwise dispose of all or substantially all, of its assets (except Financed Eligible Loans if such sale, transfer or disposition will discharge this Indenture in accordance with Article X hereof); (b) consolidate with or merge into another entity; or (c) permit one or more other entities to consolidate with or merge into it.

            Section 4.11      Amendment of Student Loan Purchase Agreements. The Issuer shall notify the Trustee in writing of any proposed amendments to any existing Student Loan Purchase Agreement. No such amendment shall become effective unless and until the Issuer obtains a Rating Agency Confirmation and the Trustee consents in writing to such amendment . The consent of the Trustee shall not be unreasonably withheld and shall not be withheld if the Trustee receives an opinion of counsel acceptable to them that such an amendment is required by the Act and is not prejudicial to the Registered Owners or the Counterparties. Notwithstanding the foregoing, however, the Trustee shall consent to an amendment from time to time so long as it is not materially prejudicial to the interests of the Registered Owners or the Counterparties, and the Trustee may rely on an opinion of counsel to such effect.

           Section 4.12      Representations; Negative Covenants.

(a) The Issuer hereby makes the following representations and warranties to the Trustee for the benefit of the Registered Owners and, in the case of clauses (i) through (vii) below, inclusive, the Counterparties, on which the Trustee relies in authenticating the Notes and on which the Registered Owners have relied in purchasing the Notes and the Counterparties have relied on in entering into the Derivative Product Agreements. Such representations and warranties shall survive the transfer and assignment of the Trust Estate to the Trustee.

(i) Organization and Good Standing. The Issuer is duly organized and validly existing as a statutory trust under the laws of the State, and has the power to own its assets and to transact the business in which it presently engages.

(ii) Due Qualification. The Issuer is duly qualified to do business and is in good standing, and has obtained all material necessary licenses and approvals, in all jurisdictions where the failure to be so qualified, have such good standing or have such licenses or approvals would have a material adverse effect on the Issuer's business and operations or in which the actions as required by this Indenture require or will require such qualification.

(iii) Authorization. The Issuer has the power, authority and legal right to create and issue the Notes, to execute, deliver and perform this Indenture and the Derivative Product Agreements and the other Basic Documents to which it is a party, and to grant a security interest in the Trust Estate to the Trustee and the Counterparties and the creation and issuance of the Notes, execution, delivery and performance of this Indenture and the Derivative Product Agreements and the other Basic Documents to which it is a party, and grant of a security interest in the Trust Estate to the Trustee have been duly authorized by the Issuer by all necessary statutory trust action.

(iv) Binding Obligation. This Indenture and the Derivative Product Agreements and the other Basic Documents to which it is a party, assuming due authorization, execution and delivery by the Trustee and the Counterparties and the other parties to such Basic Documents, the Notes in the hands of the Registered Owners thereof and the Issuer Derivative Payments are and will be legal, valid and binding special limited obligations of the Issuer secured by and payable solely from the Trust Estate, enforceable against the Issuer in accordance with their terms, except that (A) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws (whether statutory, regulatory or decisional) now or hereafter in effect relating to creditors' rights generally and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, whether a proceeding at law or in equity.

(v) No Violation. The consummation of the transactions contemplated by this Indenture and the other Basic Documents to which the Issuer is a party and the fulfillment of the terms hereof and thereof does not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under the organizational documents of the Issuer, or any material indenture, agreement, mortgage, deed of trust or other instrument to which the Issuer is a party or by which it is bound, or result in the creation or imposition of any lien upon any of its material properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Indenture, nor violate any law or any order, rule or regulation applicable to the Issuer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Issuer or any of its properties.

(vi) No Proceedings. There are no proceedings, injunctions, writs, restraining orders or investigations to which the Issuer or any of the Issuer's affiliates is a party pending, or, to the best of the Issuer's knowledge, threatened, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (A) asserting the invalidity of this Indenture and the other Basic Documents to which the Issuer is a party, (B) seeking to prevent the issuance of any Notes or the consummation of any of the transactions contemplated by this Indenture and the other Basic Documents to which the Issuer is a party or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Issuer of its obligations under, or the validity or enforceability of this Indenture and the other Basic Documents to which the Issuer is a party.

(vii) Approvals. All approvals, authorizations, consents, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official, required on the part of the Issuer in connection with the execution and delivery of this Indenture and the Derivative Product Agreements and any other Basic Documents to which the Issuer is a party, and the creation and issuance of the Notes, have been taken or obtained on or prior to the Closing Date.

(viii) Place of Business. The Issuer's place of business and chief executive office is located in Wilmington, Delaware and the Issuer has had no other chief executive office.

(ix) Tax and Accounting Treatment. The Issuer intends to treat the transactions contemplated by the Student Loan Purchase Agreements as an absolute transfer rather than as a pledge of the Financed Eligible Loans from the Seller for federal income tax and financial accounting purposes and the Issuer will be treated as the owner of the Financed Eligible Loans for all purposes. The Issuer further intends to treat the Notes as its indebtedness for federal income tax and financial accounting purposes.

(x) Taxes. The Issuer has filed (or caused to be filed) all federal, state, county, local and foreign income, franchise and other tax returns required to be filed by it through the date hereof, and has paid all taxes reflected as due thereon. There is no pending dispute with any taxing authority that, if determined adversely to the Issuer, would result in the assertion by any taxing authority of any material tax deficiency, and the Issuer has no knowledge of a proposed liability for any tax year to be imposed upon such entity's properties or assets for which there is not an adequate reserve reflected in such entity's current financial statements.

(xi) Legal Name. The legal name of the Issuer is "Collegiate Funding Services Education Loan Trust 2004-A" and has not changed since its inception. The Issuer has no trade names, fictitious names, assumed names or "dba's" under which it conducts its business and has made no filing in respect of any such name.

(xii) Business Purpose. The Issuer has acquired the Financed Eligible Loans conveyed to it under a Student Loan Purchase Agreement for a bona fide business purpose and has undertaken the transactions contemplated herein as principal rather than as an agent of any other person. The Issuer has no subsidiaries, has adopted and operated consistently with all requirements for statutory trusts under the laws of the State with respect to its operations and has engaged in no other activities other than those specified in this Indenture and the Student Loan Purchase Agreements and in accordance with the transactions contemplated herein and therein.

(xiii) Compliance with Laws. The Issuer is in compliance with all applicable laws and regulations with respect to the conduct of its business and has obtained and maintains all permits, licenses and other approvals as are necessary for the conduct of its operations.

(xiv) Valid Business Reasons; No Fraudulent Transfers. The transactions contemplated by this Indenture are in the ordinary course of the Issuer's business and the Issuer has valid business reasons for granting the Trust Estate pursuant to this Indenture. At the time of each such grant: (A) the Issuer granted the Trust Estate to the Trustee without any intent to hinder, delay or defraud any current or future creditor of the Issuer; (B) the Issuer was not insolvent and did not become insolvent as a result of any such grant; (C) the Issuer was not engaged and was not about to engage in any business or transaction for which any property remaining with such entity was an unreasonably small capital or for which the remaining assets of such entity are unreasonably small in relation to the business of such entity or the transaction; (D) the Issuer did not intend to incur, and did not believe or should not have reasonably believed, that it would incur, debts beyond its ability to pay as they become due; and (E) the consideration paid received by the Issuer for the grant of the Trust Estate was reasonably equivalent to the value of the related grant.

(xv) No Management of Affairs of Seller. The Issuer is not and will not be involved in the day-to-day management of the Seller, the Administrator, the Sponsor or any affiliate.

(xvi) No Transfers with Seller or Affiliates. Other than the acquisition of assets and the transfer of any Notes pursuant to this Indenture, the Issuer does not engage in and will not engage in any transactions with the Seller and affiliates, except as provided in the Basic Documents.

(xvii) Ability to Perform. There has been no material impairment in the ability of the Issuer to perform its obligations under this Indenture.

(xviii) Financial Condition. No material adverse change has occurred in the Issuer's financial status since the date of its formation.

(xix) Event of Default. No Event of Default has occurred and no event has occurred that, with the giving of notice, the passage of time, or both, would become an Event of Default.

(xx) Acquisition of Financed Eligible Loans Legal. The Issuer has complied with all applicable federal, state and local laws and regulations in connection with its acquisition of the Financed Eligible Loans from the Seller.

(xxi) No Material Misstatements or Omissions. No information, certificate of an officer, statement furnished in writing or report delivered to the Trustee, the Servicer, any Registered Owner, any Counterparty or any underwriter of the Notes by the Issuer contains any untrue statement of a material fact or omits a material fact necessary to make such information, certificate, statement or report not misleading.

(b) The Issuer will not:

(i) sell, transfer, exchange or otherwise dispose of any portion of the Trust Estate except as expressly permitted by this Indenture;

(ii) claim any credit on, or make any deduction from, the principal amount of any of the Notes by reason of the payment of any taxes levied or assessed upon any portion of the Trust Estate;

(iii) except as otherwise provided herein, dissolve or liquidate in whole or in part, except with the prior written consent of the Trustee, and to the extent Notes remain Outstanding, approval of the Registered Owners and a Rating Agency Confirmation and, to the extent a Derivative Product Agreement is Outstanding, approval of the Counterparties;

(iv) permit the validity or effectiveness of this Indenture, any Supplement or any grant hereunder to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations under this Indenture, except as may be expressly permitted hereby;

(v) except as otherwise provided herein, permit any lien, charge, security interest, mortgage or other encumbrance to be created on a parity with, subordinate to or prior to the lien of this Indenture or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof;

(vi) take any action or fail to take any action that would result in the lien of this Indenture or the priority of that lien for the obligations secured thereby being lost or impaired;

(vii) incur or assume any indebtedness or guarantee any indebtedness of any Person whether secured by any Financed Eligible Loans under this Indenture or otherwise, except for such obligations as may be incurred by the Issuer in connection with the issuance of the Notes pursuant to this Indenture and unsecured trade payables in the ordinary course of its business;

(viii) operate such that it would be consolidated with its Sponsor or any other affiliate and its separate existence disregarded in any federal or state proceeding;

(ix) act as agent of any Seller or, except as provided in the Basic Documents, allow the Seller to act as its agent;

(x) allow the Seller or its parent or any other affiliate to pay its expenses, guarantee its obligations or advance funds to it for payment of expenses;

(xi) consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Issuer or of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Issuer; or the Issuer shall not consent to the appointment of a receiver, conservator or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Issuer or of or relating to all or substantially all of its property; or admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

(xii) without obtaining a Rating Agency Confirmation permit the Master Servicer to be the primary servicer on any Financed Eligible Loan.

(c) The Issuer makes the following representations and warranties as to the Trust Estate which is granted to the Trustee hereunder on such date, on which the Trustee relies in accepting the Trust Estate. Such representations and warranties shall survive the grant of the Trust Estate to the Trustee pursuant to this Indenture:

(i) Financed Eligible Loans. Each Financed Eligible Loan acquired by the Issuer shall constitute an Eligible Loan and contain the characteristics found in a Student Loan Purchase Agreement. Notwithstanding the definition of "Eligible Loans" herein, the Issuer covenants that no more than 20% of each purchase of Eligible Loans will be made up of Eligible Loans delinquent by more than 30 days, and no Financed Eligible Loan will be subject to any borrower incentive or other special program that provides for the reduction in interest or principal payable on such Financed Eligible Loan in amounts in excess of, or on terms more favorable than, those described in Exhibit F.

(ii) Grant. It is the intention of the Issuer that the transfer herein contemplated constitutes a grant of the Financed Eligible Loans to the Trustee.

(iii) All Filings Made. All filings (including, without limitation, UCC filings) necessary in any jurisdiction to give the Trustee a first priority perfected security interest in the Trust Estate, including the Financed Eligible Loans, have been made no later than 10 days after the Closing Date and copies of the file-stamped financing statements shall be delivered to the Trustee promptly following receipt by the Issuer or its agent from the appropriate secretary of state. The Issuer has not caused, suffered or permitted any lien, pledges, offsets, defenses, claims, counterclaims, charges or security interest with respect to the Financed Eligible Loans (other than the security interest created in favor of the Trustee and the Counterparties) to be created.

(iv) Transfer Not Subject to Bulk Transfer Act. Each grant of the Financed Eligible Loans by the Issuer pursuant to this Indenture is not subject to the bulk transfer act or any similar statutory provisions in effect in any applicable jurisdiction.

(v) Payment or Adequate Provision for Payment to be Made. The Issuer will cause to be paid, or will make adequate provision for the satisfaction and discharge of, all lawful claims and demands which, if unpaid, might by law be given precedence to or any equality with this Indenture as a lien or charge on the Financed Eligible Loans.

(vi) No Transfer Taxes Due. Each grant of the Financed Eligible Loans (including all payments due or to become due thereunder) by the Issuer pursuant to this Indenture is not subject to and will not result in any tax, fee or governmental charge payable by the Issuer or the Seller to any federal, state or local government.

          Section 4.13     Additional Covenants. So long as any of the Notes are Outstanding:

(a) The Issuer shall not engage in any business or activity other than in connection with the activities contemplated hereby and in the Student Loan Purchase Agreements, and in connection with the issuance of Notes and in connection with the Derivative Products Agreements.

(b) The Issuer shall not consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity except as otherwise provided herein.

(c) The funds and other assets of the Issuer shall not be commingled with those of any other individual, corporation, estate, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

(d) The Issuer shall not be, become or hold itself out as being liable for the debts of any other party.

(e) The Issuer shall not form, or cause to be formed, any subsidiaries.

(f) The Issuer shall act solely in its own name and through its duly authorized officers or agents in the conduct of its business, and shall conduct its business so as not to mislead others as to the identity of the entity with which they are concerned.

(g) The Issuer shall maintain its records and books of account and shall not commingle its records and books of account with the records and books of account of any other Person. The books of the Issuer may be kept (subject to any provision contained in the statutes) inside or outside the State at such place or places as may be designated from time to time by the provisions of the Trust Agreement.

(h) All actions of the Issuer shall be taken by an Authorized Representative.

(i) The Issuer shall not amend, alter, change or repeal any provision contained in this Section 4.13 without (i) the prior written consent of the Trustee and (ii) a Rating Agency Confirmation from each Rating Agency rating any Notes Outstanding (a copy of which shall be provided to the Trustee) that such amendment, alteration, change or repeal will have no adverse effect on the rating assigned to the Notes.

(j) The Issuer shall not amend its Certificate of Trust or its Trust Agreement without first obtaining the prior written consent of each Rating Agency.

(k) All audited financial statements of the Issuer that are consolidated with those of any affiliate thereof will contain detailed notes clearly stating that (i) all of the Issuer's assets are owned by the Issuer, and (ii) the Issuer is a separate entity with creditors who have received ownership and/or security interests in the Issuer's assets.

(l) The Issuer will strictly observe legal formalities in its dealings with the Seller, the Sponsor or any affiliate thereof, and funds or other assets of the Issuer will not be commingled with those of the Seller, the Sponsor or any other affiliate thereof. The Issuer shall not maintain joint bank accounts or other depository accounts to which the Seller, the Sponsor or any other affiliate has independent access. None of the Issuer's funds will at any time be pooled with any funds of the Seller, the Sponsor or any other affiliate.

(m) The Issuer will maintain an arm's length relationship with the Seller (and any affiliate). Any Person that renders or otherwise furnishes services to the Issuer will be compensated by the Issuer at market rates for such services it renders or otherwise furnishes to the Issuer except as otherwise provided in this Indenture. Except as contemplated in the Basic Documents, the Issuer will not hold itself out to be responsible for the debts of the Seller, the parent or the decisions or actions respecting the daily business and affairs of the Seller or parent.

           Section 4.14      Providing of Notice. The Issuer, upon learning of any failure on its part to observe or perform in any material respect any covenant, representation or warranty of the Issuer set forth in this Indenture, the Derivative Product Agreements or the applicable Student Loan Purchase Agreements, or of any failure on the part of the Seller, Collegiate Funding Services Resources I, LLC or Collegiate Funding Services, L.L.C. to observe or perform in any material respect any covenant, representation or warranty of the Seller, Collegiate Funding Services Resources I, LLC or Collegiate Funding Services, L.L.C. set forth in the applicable Student Loan Purchase Agreements, shall promptly notify the Trustee, the Master Servicer and each Rating Agency of such failure.

             Section 4.15      Certain Reports.

(a) The Issuer will:

(i) file with the Trustee, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuer may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act;

(ii) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(iii) transmit by mail to the Registered Owners of Notes and the Counterparties, within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in TIA Section 313(c), such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (a) and (b) of this Section 4.15 as may be required by rules and regulations prescribed from time to time by the Commission.

(b) The Trustee shall mail to each Registered Owner and each Counterparty, within 60 days after each December 31 beginning with the December 31 following the date of this Indenture, a brief report as of such December 31 that complies with TIA Section 313(a) if required by said section. The Trustee shall also comply with TIA Section 313(b). A copy of each such report required pursuant to TIA Section 313(a) or (b) shall, at the time of such transaction to Registered Owners and each Counterparty, be filed by the Trustee with the Commission and with each securities exchange, if any, upon which the Notes are listed, provided that the Issuer has previously notified the Trustee of such listing.

(c) Within 15 days following the end of each month, the Trustee shall prepare or cause to be prepared, and will forward to (i) each Registered Owner and each Counterparty by mail (which, so long as the Notes are held in book-entry form, shall be the Clearing Agency or its nominee), or (ii) upon the written request of a Noteholder sent to the Principal Office of the Trustee, to such Noteholder, a statement setting forth the following information with respect to the Notes and the Financed Eligible Loans as of the end of such period:

(i) The amount of principal payments made with respect to each class of Notes during the preceding month;

(ii) The amount of interest payments made with respect to each class of Notes during the preceding month;

(iii) The aggregate principal balance of the Financed Eligible Loans as of the close of business on the last day of the preceding month;

(iv) The aggregate outstanding principal amount of each class of Notes;

(v) The interest rate for each class of Notes during the preceding month and the next Distribution Date for each class;

(vi) The number and principal amount of Financed Eligible Loans that are delinquent or for which claims have been filed with a Guarantee Agency; and

(vii) The outstanding principal amount of the Notes as of the close of business on the last day of the preceding month.

             The Trustee may conclusively rely and accept such reports from the Issuer as fulfilling the requirements of this Section 4.15, with no further duty to know, determine or examine such reports or comply with the prescribed timing, rules and regulations of the Commission.

             Section 4.16      Statement as to Compliance. The Issuer will deliver to the Trustee, within 120 days after the end of each fiscal year, a brief certificate from an Authorized Representative including (a) a current list of the Authorized Representatives, and (b) a statement indicating whether or not to the knowledge of the signers thereof the Issuer is in compliance with all conditions and covenants under this Indenture and, in the event of any noncompliance, specifying such noncompliance and the nature and status thereof. For purposes of this Section 4.16, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

            Section 4.17      Representations of the Issuer Regarding the Trustee’s Security Interest. The Issuer hereby represents and warrants for the benefit of the Trustee and the Registered Owners and the Counterparties as follows:

(a) This Indenture creates a valid and continuing security interest (as defined in the applicable Uniform Commercial Code in effect in the State of Delaware) in the Financed Eligible Loans and all other assets constituting part of the Trust Estate in favor of the Trustee, which security interest is prior to all other liens, charges, security interests, mortgages or other encumbrances, and is enforceable as such as against creditors of and purchasers from Issuer.

(b) The Financed Eligible Loans constitute "accounts" within the meaning of the applicable UCC.

(c) The Issuer owns and has good and marketable title to the Financed Eligible Loans and all other assets constituting part of the Trust Estate free and clear of any lien, charge, security interest, mortgage or other encumbrance, claim or encumbrance of any Person, other that those granted pursuant to this Indenture.

(d) The Issuer has caused or will have caused, within ten days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Financed Eligible Loans and all other assets of the Trust Estate granted to the Trustee hereunder.

(e) The Issuer has given the Trustee a copy of a written acknowledgment from each Custodian that such Custodian is holding executed copies of the promissory notes and master promissory notes that constitute or evidence the Financed Eligible Loans, and that such Custodian is holding such solely on behalf and for the benefit of the Trustee.

(f) Other than the security interest granted to the Trustee pursuant to this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Financed Eligible Loans or any other portion of the Trust Estate. The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of collateral covering the Financed Eligible Loans or any other portion of the Trust Estate other than any financing statement relating to the security interest granted to the Trustee hereunder or that has been terminated. The Issuer is not aware of any judgment or tax lien filings against the Issuer.

            Section 4.18      Further Covenants of the Issuer Regarding the Trustee’s Security Interest. The Issuer hereby covenants for the benefit of the Trustee and the Registered Owners and the Counterparties as follows:

(a) The representations and warranties set forth in Section 4.17 shall survive the termination of this Indenture.

(b) The Trustee shall not waive any of the representations and warranties set forth in Section 4.17 above.

(c) The Issuer shall take all steps necessary, and shall cause the Servicers and subservicers, if any, to take all steps necessary and appropriate, to maintain the perfection and priority of the Trustee's security interest in the Financed Eligible Loans and all other assets of the Trust Estate.

             Section 4.19      Opinions as to Trust Estate.

(a) On the date of issuance of each series of Notes, the Issuer shall furnish to the Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any Supplemental Indentures hereto, and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to perfect and make effective the lien and security interest of this Indenture and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and security interest effective.

(b) On or before March 31, in each calendar year, beginning on March 31, 2005, the Issuer shall furnish to the Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any Supplemental Indentures hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as are necessary to maintain the lien and security interest created by this Indenture and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any Supplemental Indentures hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest of this Indenture until March 31, in the following calendar year.

ARTICLE V

FUNDS

           Section 5.01 Creation and Continuation of Funds and Accounts. There are hereby created and established the following Funds and Accounts to be held and maintained by the Trustee for the benefit of the Registered Owners and the Counterparties:

(a) Acquisition Fund;

(b) Collection Fund;

(c) Reserve Fund;

(d) Capitalized Interest Account; and

(e) Add-on Consolidation Loan Fund.

             The Trustee is hereby authorized for the purpose of facilitating the administration of the Trust Estate and for the administration of any Notes issued hereunder to create further Accounts or Subaccounts in any of the various Funds and Accounts established hereunder which are deemed necessary or desirable.

             Section 5.02       Acquisition Fund. There shall be deposited into the Acquisition Fund moneys from proceeds of the Notes in an amount equal to $1,056,644,585. Financed Eligible Loans shall be held by the Trustee or its agent or bailee (including a Custodian or Servicer) and shall be pledged to the Trust Estate and accounted for as a part of the Acquisition Fund.

             Moneys on deposit in the Acquisition Fund shall be used, upon Issuer Order, solely to (a) pay costs of issuance of the Notes, and (b) upon receipt by the Trustee of an Eligible Loan Acquisition Certificate, to acquire Eligible Loans pursuant to a Student Loan Purchase Agreement at a price not in excess of, in respect of each Eligible Loan (i) acquired on the Closing Date, 102.5% of the aggregate principal balance of such Eligible Loan plus accrued borrower interest thereon, and (ii) otherwise, 102.5% of the aggregate principal balance of such Eligible Loan, plus accrued borrower interest. Any such Issuer Order or Eligible Loan Acquisition Certificate shall state that such proposed use of moneys in the Acquisition Fund is in compliance with the provisions of this Indenture. An Authorized Representative of the Issuer may, by Issuer Order, direct the Trustee to transfer any or all such moneys to the Collection Fund for use therein. Notwithstanding the foregoing, if any funds or moneys remain in the Acquisition Fund on June 30, 2004, then the Trustee shall, without direction from or notice to the Issuer, transfer all such remaining moneys or funds to the Collection Fund not later than the third Business Day preceding the Quarterly Distribution Date in September 2004.

             While the Issuer will be the beneficial owner of the Financed Eligible Loans and the Registered Owners and the Counterparties will have a security interest therein, it is understood and agreed that the Trustee will be the legal owner thereof and will have a security interest in the Financed Eligible Loans for and on behalf of the Registered Owners and the Counterparties. In the case of a single Financed Eligible Loan evidenced by a separate note, each such note will be held in the name of the Trustee for the account of the Issuer, for the benefit of the Registered Owners and the Counterparties. In the case of a Financed Eligible Loan evidenced by a Master Promissory Note, the Issuer shall cause the holder of the original Master Promissory Note to indicate by book entry on its books and records that the Issuer is the beneficial owner of the Loan and that the Trustee is the legal owner and has a security interest in the Financed Eligible Loan for the benefit of the Registered Owners and the Counterparties.

             Except as provided in Sections 5.08, 10.03 and 10.04 hereof, Financed Eligible Loans shall not be sold, transferred or otherwise disposed of (other than for consolidation, serialization or transfer to a Guaranty Agency) by the Trustee free from the lien of this Indenture.

             Section 5.03      Collection Fund.

(a) Deposits to Collection Fund. There shall be deposited to the Collection Fund all Available Funds, and all other moneys and investments derived from assets on deposit in and transfers from the Acquisition Fund, the Add-on Consolidation Loan Fund, the Capitalized Interest Account and the Reserve Fund, all Counterparty Payments and any other amounts deposited thereto upon receipt of an Issuer Order. Moneys on deposit in the Collection Fund shall be used to make the payments described below. The Trustee may conclusively rely on all written instructions of the Administrator described in this Indenture with no further duty to examine or determine the information contained in any Administrator's Certificate or Issuer Order.

(b) Payments on Monthly Payment Dates. The Administrator shall instruct the Trustee in writing no later than the Business Day preceding each Monthly Payment Date, or on such Monthly Payment Date if the Trustee so consents (based on the information contained in a signed certificate by the Administrator and the Back-up Administrator (in the form set forth as Exhibit C hereto) to make the following distributions by 1:00 p.m. (New York time) on such Monthly Payment Date, from and to the extent of the Available Funds on deposit in the Collection Fund, in the following priority: (i) to the Department, amounts owed in respect of the Financed Eligible Loans; (ii) to the Master Servicer, Servicing Fees owed to it for such month and any unpaid Servicing Fees from prior months; and (iii) to the Counterparties, based on amounts owed to such party, without preference or priority of any kind, any Issuer Derivative Payments owed to each such Counterparty for that month, excluding all Termination Payments.

(c) Payments on Quarterly Distribution Dates and Auction Rate Distribution Dates. The Administrator shall instruct the Trustee in writing no later than the Business Day preceding each Auction Rate Distribution Date and Quarterly Distribution Date, or on such Auction Rate Distribution Date or Quarterly Distribution Date if the Trustee so consents (based on the information contained in a signed certificate by the Administrator and the Back-up Administrator (in the form set forth as Exhibit D hereto) and the related Servicer's Report) to make the following deposits and distributions from Available Funds in the Collection Fund to the Persons or to the account specified below by 1:00 p.m. (New York time) on such Distribution Date and the Trustee shall comply with such instructions:

(A) to the Department, amounts owed with respect to the Financed Eligible Loans;

(B) to pay to the Master Servicer, the Trustee, the Auction Agent, the Broker-Dealers and the Delaware Trustee, pro rata, based on amounts owed to each such party, without preference or priority of any kind, the Servicing Fee (to the extent remaining unpaid following the Monthly Payment Date), the Trustee Fee, the Auction Agent Fee, the Broker-Dealer Fees, and the Delaware Trustee Fee, respectively, due on such Distribution Date, in each case, together with such fees remaining unpaid from prior Distribution Dates (and, in the case of the Servicing Fee, prior Monthly Payment Dates);

(C) to pay to the Administrator and the Back-up Administrator, pro rata, based on amounts owed to each such party, the Administration Fee due on such Distribution Date and all unpaid Administration Fees from prior Distribution Dates and the Back-up Administration Fee due on such Distribution Date and all unpaid Back-up Administration Fees from prior Distribution Dates, respectively;

(D) to pay, pro rata, (i) to the Class A Noteholders of each class for which such date is a Distribution Date, the portion of the Class A Noteholders' Interest Distribution Amount payable to such class on such Distribution Date and (ii) to the Counterparties, any Issuer Derivative Payments arising from Confirmations, and any Priority Termination Payments, owed to the Counterparties on such Distribution Date, based on amounts owed to each such party;

(E) to pay, pro rata, to the Class B Noteholders of each class for which such date is a Distribution Date, the portion of the Class B Noteholders' Interest Distribution Amount payable to such class on such Distribution Date;

(F) to pay to the Class A-1 Noteholders until the Class A-1 Notes are been paid in full, the Class A-1 Noteholders' Principal Distribution Amount;

(G) to pay to the Class A-2 Noteholders until the Class A-2 Notes are paid in full, the Class A-2 Noteholders' Principal Distribution Amount;

(H) to pay to the Class A-3 Noteholders, until the Class A-3 Notes are paid in full, the Class A-3 Noteholders' Principal Distribution Amount;

(I) to pay to the Class A-4 Noteholders, until the Class A-4 Notes are paid in full, the Class A-4 Noteholders' Principal Distribution Amount;

(J) to pay to the Class A-5 Noteholders, in lots of $50,000, until the Class A-5 Notes are paid in full, the Class A-5 Noteholders' Principal Distribution Amount;

(K) to pay to the Class A-6 Noteholders, in lots of $50,000, until the Class A-6 Notes are paid in full, the Class A-6 Noteholders' Principal Distribution Amount;

(L) to pay to the Class B Notes, until paid in full, the Principal Distribution Amount, pro rata, in lots of $50,000, without preference or priority of any kind; and

(M) to deposit to the Reserve Fund, the amount, if any, necessary to reinstate the balance of the Reserve Fund up to the Reserve Fund Requirement;

(N) to pay to the Class A-5 Noteholders and the Class A-6 Noteholders, pro rata, any unpaid Auction Rate Carry-Over Amount for each such class, pro rata, without preference or priority of any kind;

(O) to pay to the Class B Noteholders, any unpaid Auction Rate Carry-Over Amount;

(P) to pay to the Counterparties, any Issuer Derivative Payments (including, without limitation, any Termination Payments other than Priority Termination Payments) due to the Counterparties under the Derivative Product Agreements that remain unpaid;

(Q) to pay to the Master Servicer, the aggregate unpaid amount of the Carryover Servicing Fee, if any;

(R) if the Student Loans are not sold on the Optional Purchase Date, to pay as accelerated payment of principal to the holders of the Notes in the order and priority described in clauses (F) through (L) above, until each Class of Notes has been paid in full; and

(S) on each Quarterly Distribution Date, subject to the remaining Sections of this Section 5.03, to pay to the Sponsor any remaining funds.

Notwithstanding the above, on each Quarterly Distribution Date, all deposits and distributions made following clause (E) above shall be made only with money then available in the Collection Fund that exceeds the Auction Rate Notes Accrued Interest Amount for such Quarterly Distribution Date.

Amounts properly distributed to the Sponsor pursuant to paragraph (S) shall be deemed released from the Trust Estate and the security interest therein granted to the Trustee, and the Sponsor shall in no event thereafter be required to refund any such distributed amounts.

(d) Determination, Allocation and Payment of Principal Distribution Amount. The Principal Distribution Amount will be determined and allocated to the Notes only on Quarterly Distribution Dates. If a class of LIBOR Rate Notes is allocated some or all of the Principal Distribution Amount on a Quarterly Distribution Date, that class also will be paid such amount on such Quarterly Distribution Date. If a class of Auction Rate Notes is allocated some or all of the Principal Distribution Amount on a Quarterly Distribution Date, such class will be paid such amount on such Quarterly Distribution Date only if such date is also an Auction Rate Distribution Date for such class. Otherwise, such Principal Distribution Amount or portion thereof will be allocated to such class and held in the Collection Fund and paid to such class on the immediately succeeding Auction Rate Distribution Date for such class.

(e) Allocations of Funds among Holders of Auction Rate Notes. If less than all of the Auction Rate Notes of a given class are to be paid or allocated principal in an amount sufficient to cover the full amount payable to such Note, the particular Auction Rate Notes of such class to be paid shall be selected by the Trustee by random lots of $50,000. If there are any amounts available to pay principal to the Class A-5 Notes and the Class A-6 Notes or to the Class B Notes, as applicable, that are not in $50,000 increments, the Trustee shall retain such amounts in the Collection Account to pay principal to the Class A-5 Notes, Class A-6 Notes and Class B Notes.

(f) Optional Redemption of Class B Notes. Prior to the date on which the Outstanding Amount of the Class A Notes is reduced to zero, and provided that a Rating Agency Confirmation has been obtained; the Issuer may, by Issuer Order, instruct the Trustee to pay principal on each class of Class B Notes on an Auction Rate Distribution Date from amounts otherwise distributable to the Sponsor pursuant to clause (S) on the preceding Quarterly Distribution Date.

(g) Redemption of Auction Rate Notes Generally; Prepayment Date and Prepayment Price. Following the payment in full of the LIBOR Rate Notes, the Notes of any class of Auction Rate Notes shall be subject to redemption or principal distribution at the option of the Issuer on any date selected by it (a "Prepayment Date") pursuant to Section 5.03(h), (i) or (j) and as otherwise provided in clauses (k) through (o) below. The redemption price (the "Prepayment Price") for any Notes to be redeemed pursuant to Section 5.03(h), (i) or (j) shall be 100% of the outstanding principal balance of such Notes plus interest accrued thereon through the Prepayment Date, provided, that if all of the Outstanding Notes are to be redeemed, the redemption price shall also include an amount sufficient to pay all fees owed to the Trustee, the Master Servicer, the Auction Agent, the Broker-Dealers, the Administrator and the Delaware Trustee, any Issuer Derivative Payments owed to the Counterparties and any Auction Rate Carry-Over Amounts owed to a class of Auction Rate Notes.

(h) Optional Redemption of Auction Rate Notes. For any Auction Rate Distribution Date following the payment in full of the LIBOR Rate Notes, and subject to Section 5.03(f) the Issuer may, by Issuer Order, instruct the Trustee to pay principal on one or more classes of Auction Rate Notes selected by the Issuer, from amounts otherwise distributable to the Sponsor pursuant to clause (S) on such Quarterly Distribution Date.

(i) Optional Redemption of Auction Rate Notes From Sale of Financed Eligible Loans. For any Auction Rate Distribution Date following the payment in full of the LIBOR Rate Notes, the Issuer may, by Issuer Order, direct the Trustee to sell Financed Eligible Loans and use the proceeds of such sale to redeem one or more classes of Auction Rate Notes selected by the Issuer, provided that (i) the Trustee may not sell any Financed Eligible Loans for less than the Purchase Amount for each such Financed Eligible Loan and (ii) the Issuer and the Trustee shall have received Rating Agency Confirmation with respect to such sale. Any such sale shall be effected by the Trustee in the same manner as a sale of the Trust Estate pursuant to Section 6.04 hereof, and proceeds of such sale shall be deposited into the Collection Fund and applied to redeem each such class on the immediately succeeding Auction Rate Distribution Date for such class.

(j) Extraordinary Optional Redemption of Auction Rate Notes. For any Auction Rate Distribution Date following the payment in full of the LIBOR Rate Notes, the Issuer may, by Issuer Order, direct the Trustee to redeem some or all of the Auction Rate Notes selected by the Issuer at the applicable Prepayment Price on any Auction Rate Distribution Date for each such class, if the Issuer reasonably determines that the rate of return on the Financed Eligible Loans has materially decreased or that the costs of administering the Trust Estate have placed unreasonable burdens on the Issuer's ability (or the Administrators' ability on behalf of the Issuer) to perform the Issuer's obligations under this Indenture.

(k) Notice of Redemption and Purchase. An election of the Issuer to prepay any class of Auction Rate Notes pursuant to Section 5.03(f) through (j) shall be evidenced by an Issuer Order, received by the Trustee and the Auction Agent no later than the 25th day preceding the Prepayment Date, stating (i) the Prepayment Date, (ii) the class or classes of Notes or portion thereof to be prepaid, (iii) the principal amount of each such class or classes of Notes or portion thereof to be redeemed and (iv) the portion of the Prepayment Price allocable to each such class or portion thereof.

Notice of prepayment with respect to any class of Notes shall be given by the Trustee by first-class mail, postage prepaid, mailed by no later than 15 days prior to the Prepayment Date to the Registered Owners of Notes to be prepaid at the address of such Registered Owner appearing in the note register; but neither failure to give such notice nor any defect in any notice so given shall affect the validity of the proceedings for prepayment of any Note not affected by such failure or defect. So long as any such Notes are maintained in book-entry form, the Trustee shall treat the Clearing Agency as the sole Registered Owner of such Notes. All notices of prepayment shall state (i) the Prepayment Date, (ii) the Prepayment Price, (iii) the name (including class designation), Final Maturity Date and CUSIP number of each of the Notes to be prepaid, (iv) the principal amount of Notes of each class to be prepaid, and, if less than all outstanding Notes of a class are to be prepaid, the identification (and, in the case of partial prepayment, the respective principal amounts) of the Notes of each class to be prepaid, (v) that, on the Prepayment Date, the Prepayment Price on each such Note will become due and payable and that interest on each such Note shall cease to accrue on and after such date, (vi) the place or places where such Notes are to be surrendered for payment of the Prepayment Price thereof, and (vii) if it be the case, that such Notes are to be prepaid by the application of certain specified trust moneys and for certain specified reasons.

Within 60 days after any Prepayment Date, a second notice of prepayment shall be given by the Trustee, in the manner described above, to the Registered Owner of a Note that was not presented for prepayment within 30 days after the Prepayment Date. Following provision of notice, the Prepayment Price will become due and payable on the Prepayment Date, and interest shall cease to accrue on the Notes to be redeemed. Upon surrender of any such Note for redemption in accordance with such notice, such Note shall be paid at the Prepayment Price. If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the Prepayment Price and, to the extent lawful, interest thereon shall, until paid, bear interest from the Prepayment Date at the interest rate borne by the Note on the Prepayment Date.

Any Note which is to be redeemed only in part shall be surrendered to the Trustee (with, if the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Trustee duly executed by, the Registered Owner thereof or his, her or its attorney duly authorized in writing) and an Authorized Representative shall execute and the Trustee shall authenticate and deliver to the Registered Owner of such Note, without service charge, a new Note or Notes of the same class, of any authorized denomination or denominations, in aggregate outstanding principal balance equal to the unredeemed portion of the principal of the Note so surrendered. Any Note with respect to which a partial distribution of principal is made shall remain Outstanding in the then current outstanding principal balance. The Trustee shall retain a record of the outstanding principal balance of each Note any portion of the principal of which has been distributed.

(l) Limitation on Redemption of Class B Notes. Notwithstanding anything to the contrary, in no event may any Class B Notes be redeemed pursuant to Section 5.03(i) or (j) if any Class A Notes would be Outstanding following such redemption unless the Issuer receives a Rating Agency Confirmation in connection with such redemption.

(m) Limitation on Sale of Financed Eligible Loans. Except upon satisfying the Rating Agency Confirmation, the Issuer may direct the Trustee to sell to any purchaser one or more Financed Eligible Loans only in the following circumstances: (i) to the Sponsor or other seller if such party is required to repurchase such Financed Eligible Loan pursuant to a Loan Purchase Agreement; (ii) to a Guaranty Agency under a Guarantee Agreement; (iii) pursuant to Section 5.03(i) hereof or (iv) pursuant to Section 10.03 hereof. Any money received by the Issuer in connection with a sale of Financed Eligible Loans pursuant to this paragraph shall, in the case of a sale pursuant to (1) clauses (i) and (ii) of the preceding sentence, be deposited into the Collection Fund for application on the immediately succeeding Monthly Payment Date, Quarterly Distribution Date or Auction Rate Distribution Date, as applicable, and (2) clauses (iii) and (iv) of the preceding sentence, be applied as set forth in Section 5.03(i) and Section 10.03 hereof, respectively. Notwithstanding the foregoing, except pursuant to Section 10.03 hereof, the Issuer may not direct the Trustee to sell any Financed Eligible Loans to the Sponsor (unless the Sponsor is required to repurchase such Eligible Loan pursuant to a Loan Purchase Agreement).

             Section 5.04      Reserve Fund.

(a) On the Closing Date, the Trustee shall deposit $8,006,610 into the Reserve Fund. Thereafter, the Trustee shall transfer to the Reserve Fund from the Collection Fund all amounts designated for transfer thereto pursuant to Section 5.03(c)(M) hereof.

(b) On each Monthly Payment Date or Distribution Date, to the extent there are insufficient Available Funds in the Collection Fund to make one or more of the transfers required by Sections 5.03(b) and 5.03(c)(A) through (c)(E), and after giving effect to any transfers from the Capitalized Interest Account to the Collection Fund on such Monthly Payment Date or Distribution Date, as the case may be, then the Administrator shall instruct the Trustee in writing to withdraw from the Reserve Fund on such Monthly Payment Date or Distribution Date, as the case may be, an amount equal to such deficiency and to deposit such amount in the Collection Fund. Additionally, if on the Final Maturity Date for a class of Notes, and after giving effect to the distribution of the Available Funds on such Final Maturity Date, the principal amount of such class of Notes will not be reduced to zero, the Administrator shall instruct the Trustee in writing to withdraw from the Reserve Fund on such Final Maturity Date an amount equal to the amount needed to reduce the principal amount of such class of Notes to zero and to deposit such amount in the Collection Fund for application to payment of the outstanding principal balance of such class of Notes.

(c) After giving effect to Section 5.04(b) above, if the amount on deposit in the Reserve Fund on any Distribution Date is greater than the Reserve Fund Requirement for such Distribution Date, the Administrator shall instruct the Trustee in writing to withdraw from the Reserve Fund on such Distribution Date an amount equal to such excess and to deposit such amount in the Collection Fund.

(d) On the final Distribution Date upon termination of the Trust and following the payment in full of the Outstanding Amount of the Notes and of all other amounts (other than unpaid Issuer Derivative Payments and Carryover Servicing Fees) owing or to be distributed hereunder to Noteholders, the Trustee, the Master Servicer, the Administrator, the Auction Agent, the Broker-Dealers, the Delaware Trustee or the Counterparties (excluding Termination Payments other than Priority Termination Payments), to the extent that Available Funds on such date are insufficient to make the following payments, amounts remaining in the Reserve Fund shall be used first to pay any unpaid Issuer Derivative Payments and second to pay any Carryover Servicing Fees. Any amount remaining on deposit in the Reserve Fund after such payments have been made shall be distributed to the Sponsor. The Sponsor shall in no event be required to refund any amounts properly distributed pursuant to this Section 5.04(d).

           Section 5.05       Capitalized Interest Account.       (a) On the Closing Date, the Trustee shall deposit $5,000,000 into the Capitalized Interest Account. On each Monthly Payment Date or Distribution Date, to the extent there are insufficient Available Funds in the Collection Fund to make one or more of the transfers required by Sections 5.03(b) and 5.03(c)(A) through (c)(E), before giving effect to any transfers from the Reserve Fund to the Collection Fund on such Monthly Payment Date or Distribution Date, as the case may be, then the Administrator shall instruct the Trustee in writing to withdraw from the Capitalized Interest Account on such Monthly Payment Date or Distribution Date, as the case may be, an amount equal to such deficiency and to deposit such amount in the Collection Fund.

(b) After giving effect to Section 5.05(a) above, if the amount on deposit in the Capitalized Interest Account on the Quarterly Distribution Date in March 2005 is greater than $2,000,000, the Administrator shall instruct the Trustee in writing to withdraw from the Capitalized Interest Account on such Quarterly Distribution Date an amount equal to the excess and to deposit such amount in the Collection Fund.

(c) After giving effect to Section 5.05(a) above, on the Quarterly Distribution Date in September 2005 the Administrator shall instruct the Trustee in writing to withdraw all amounts remaining in the Capitalized Interest Account on such Quarterly Distribution Date and to deposit such amounts in the Collection Fund.

             Section 5.06       Add-on Consolidation Loan Fund. On the Closing Date, the Trustee shall deposit $40,000,000 into the Add-on Consolidation Loan Fund. Moneys on deposit in the Add-on Consolidation Loan Fund shall be used, upon Issuer Order, and upon receipt by the Trustee of an Eligible Loan Acquisition Certificate, to acquire Add-on Consolidation Loans pursuant to a Student Loan Purchase Agreement at a price not in excess of 102.5% of the principal balance of such Add-on Consolidation Loan plus accrued borrower interest thereon. Any such Issuer Order or Eligible Loan Acquisition Certificate shall state that such proposed use of moneys in the Add-on Consolidation Loan Fund is in compliance with the provisions of this Indenture. An Authorized Representative of the Issuer may, by Issuer Order, direct the Trustee to transfer any or all such moneys to the Collection Fund for use therein. Notwithstanding the foregoing, if any funds or moneys remain in the Add-on Consolidation Loan Fund on the third Business Day preceding the Quarterly Distribution Date in December 2004, then the Trustee shall, without direction from or notice to the Issuer, transfer all such remaining moneys or funds to the Collection Fund on the third Business Day preceding such Quarterly Distribution Date.

             Section 5.07       Investment of Funds Held by Trustee. The Trustee shall invest money held for the credit of any Fund or Account or Subaccount held by the Trustee hereunder as directed in writing (or orally, confirmed in writing) by an Authorized Representative of the Issuer, to the fullest extent practicable and reasonable, in Investment Securities which shall mature or be redeemed at the option of the holder prior to the next Monthly Payment Date. In the absence of any such direction and to the extent practicable, the Trustee may invest amounts held hereunder in those Investment Securities described in clause (ix) of the definition of the Investment Securities. All such investments shall be held by (or by any Custodian on behalf of) the Trustee for the benefit of the Issuer; provided that prior to or on the Business Day preceding each Distribution Date and Monthly Payment Date all interest and other investment income collected (net of losses and investment expenses) on funds on deposit therein shall be deposited into the Collection Fund and shall be deemed to constitute a portion of the Available Funds for such Distribution Date. The Trustee and the Issuer hereby agree that unless an Event of Default shall have occurred hereunder, the Issuer acting by and through an Authorized Representative shall be entitled to, and shall, provide written direction or oral direction confirmed in writing to the Trustee with respect to any discretionary acts required or permitted of the Trustee under any Investment Securities and the Trustee shall not take such discretionary acts without such written direction.

             The Investment Securities purchased shall be held by the Trustee and shall be deemed at all times to be part of such Fund or Account or Subaccounts or combination thereof, and the Trustee shall inform the Issuer of the details of all such investments. Upon direction in writing (or orally, confirmed in writing) from an Authorized Representative of the Issuer, the Trustee shall use its best efforts to sell at the best price obtainable, or present for redemption, any Investment Securities purchased by it as an investment whenever it shall be necessary to provide money to meet any payment from the applicable Fund. The Trustee shall advise the Issuer in writing, on or before the fifteenth day of each calendar month (or such later date as reasonably consented to by the Issuer), of all investments held for the credit of each Fund in its custody under the provisions of this Indenture as of the end of the preceding month and the value thereof, and shall list any investments which were sold or liquidated for less than the par value thereof, plus accrued but unpaid interest at the time thereof.

             Money in any Fund constituting a part of the Trust Estate may be pooled for the purpose of making investments and may be used to pay accrued interest on Investment Securities purchased. The Trustee and its affiliates may act as principal or agent in the acquisition or disposition of any Investment Securities.

             Notwithstanding the foregoing, the Trustee shall not be responsible or liable for any losses on investments made by it hereunder or for keeping all Funds held by it, fully invested at all times, its only responsibility being to comply with the investment instructions of the Issuer or its designee in a non-negligent manner.

             The Issuer acknowledges that to the extent the regulations of the Comptroller of the Currency or other applicable regulatory agency grant the Issuer the right to receive brokerage confirmations of security transactions, the Issuer waives receipt of such confirmations.

             Any investment of funds in Investment Securities shall be held by a financial institution in accordance with the following requirements:

(i) all Investment Securities shall be held in an account with such financial institution in the name of the Trustee;

(ii) all Investment Securities held in such account shall be delivered to the Trustee in the following manner:

(A) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-102(a)(47) of the Uniform Commercial Code in effect in the applicable jurisdiction (the "UCC") (other than certificated securities) and are susceptible of physical delivery, transferred to the Trustee by physical delivery to the Trustee, indorsed to, or registered in the name of, the Trustee or its nominee or indorsed in blank; or such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Investment Securities to the Trustee free of any adverse claims, consistent with changes in applicable law or regulations or the interpretation thereof;

(B) with respect to a "certificated security" (as defined in Section 8-102(a)(4) of the UCC), transferred:

(1) by physical delivery of such certificated security to the Trustee, provided that if the certificated security is in registered form, it shall be indorsed to, or registered in the name of, the Trustee or indorsed in blank;

(2) by physical delivery of such certificated security in registered form to a "securities intermediary" (as defined in Section 8-102(a)(14) of the UCC) acting on behalf of the Trustee if the certificated security has been specially indorsed to the Trustee by an effective endorsement;

(C) with respect to any security issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to Federal book entry regulations, the following procedures, all in accordance with applicable law, including applicable federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such property to an appropriate book-entry account maintained with a Federal Reserve Bank by a securities intermediary which is also a "depositary" pursuant to applicable federal regulations and issuance by such securities intermediary of a deposit advice or other written confirmation of such book-entry registration to the Trustee of the purchase by the securities intermediary on behalf of the Trustee of such book-entry security; the making by such securities intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations as belonging to the Trustee and indicating that such securities intermediary holds such book-entry security solely as agent for the Trustee; or such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Investment Securities to the Trustee free of any adverse claims, consistent with changes in applicable law or regulations or the interpretation thereof;

(D) with respect to any "uncertificated security" (as defined in Section 8-102(a)(18) of the UCC) that is not governed by clause (C) above, transferred:

(1) (a) by registration to the Trustee as the registered owner thereof, on the books and records of the issuer thereof, or

(b) by registration to another Person (not a securities intermediary) that either becomes the registered owner of the uncertificated security on behalf of the Trustee or, having become the registered owner, acknowledges that it holds for the Trustee; or

(2) by the issuer thereof having agreed that it will comply with instructions originated by the Trustee without further consent of the registered owner thereof;

(E) with respect to any "security entitlement" (as defined in Section 8-102(a)(17) of the UCC):

(1) if a securities intermediary

(a) indicates by book entry that a "financial asset" (as defined in Section 8-102(a)(9) of the UCC) has been credited to the Trustee's "securities account" (as defined in Section 8-501(a) of the UCC),

(b) receives a financial asset (as so defined) from the Trustee or acquires a financial asset for the Trustee, and, in either case, accepts it for credit to the Trustee's securities account (as so defined),

(c) becomes obligated under other law, regulation or rule to credit a financial asset to the Trustee's securities account, or

(d) has agreed that it will comply with "entitlement orders" (as defined in Section 8-102(a)(8) of the UCC) originated by the Trustee, without further consent by the "entitlement holder" (as defined in Section 8-102(a)(7) of the UCC), and

(2) such financial asset either is such Investment Security or a security entitlement evidencing a claim thereto; and

(F) in each case of delivery contemplated pursuant to clauses (A) through (E) above, the Trustee shall make appropriate notations on its records, and shall cause the same to be made on the records of its nominees, indicating that such Investment Security is held in trust pursuant to and as provided in this Indenture.

             Any cash held by the Trustee shall be considered a "financial asset" for purposes of this paragraph. Subject to the other provisions hereof, the Trustee shall have sole control over each such investment and the income thereon, and any certificate or other instrument evidencing any such investment, if any, shall be delivered directly to the Trustee or its agent, together with each document of transfer, if any, necessary to transfer title to such investment to the Trustee in a manner which complies with this paragraph.

             The Trustee agrees that it has no security interest or other adverse claim to the Funds or the Investment Securities therein that are part of the Trust Estate other than pursuant to this Indenture and that it will not enter into any agreement that would give any Person or entity other than the Trustee the right to give entitlement orders with respect to such Investment Securities or the Funds.

             The Administrator, on behalf of the Issuer, shall retain the authority to institute, participate and join in any plan of reorganization, readjustment, merger or consolidation with respect to the issuer of any Investment Securities held hereunder, and, in general, to exercise each and every other power or right with respect to such Investment Securities as individuals generally have and enjoy with respect to their own assets and investments, including power to vote upon any matter relating to holders of such Investment Securities.

             Section 5.08      Release.

(a) The Trustee shall, upon Issuer Order and subject to the provisions of this Indenture, take all actions reasonably necessary to effect the release of any Financed Eligible Loans from the lien of this Indenture to the extent the terms hereof permit the sale, disposition or transfer of such Financed Eligible Loans.

(b) Subject to the payment of its fees and expenses pursuant to Sections 7.05 and 7.07, the Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Trustee as provided in this Article V shall be bound to ascertain the Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

(c) The Trustee shall, at such time as there are no Notes Outstanding and all sums due the Trustee pursuant to Sections 7.05 and 7.07 and all amounts payable to the Master Servicer, the Administrator, the Auction Agents, the Broker-Dealers, the Delaware Trustee and the Counterparties have been paid, release any remaining portion of the Trust Estate that secured the Notes from the lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds then on deposit in the Funds and Accounts. The Trustee shall release property from the lien of this Indenture pursuant to this Section 5.07(c) only upon receipt of an Issuer Order, an Opinion of Counsel and (if required by the TIA) Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(1).

(d) Subject to the provisions of this Indenture, the Trustee shall release property from the lien of this Indenture only upon receipt of an Issuer Order, an Opinion of Counsel and Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(1) or an Opinion of Counsel in lieu of such Independent Certificates to the effect that the TIA does not require any such Independent Certificates.

(e) Each Registered Owner, by the acceptance of a Note, acknowledges that from time to time the Trustee shall release the lien of this Indenture on any Financed Eligible Loan to be sold to (i) the Seller in accordance with the applicable Student Loan Purchase Agreement; (ii) to the Servicer in accordance with the Servicing Agreement; and (iii) to another eligible lender holding one or more serial loans with respect to such Financed Eligible Loan, in accordance with the Servicing Agreement, and each Registered Owner, by the acceptance of a Note, consents to any such release.

ARTICLE VI

DEFAULTS AND REMEDIES

           Section 6.01      Events of Default Defined. For the purpose of this Indenture, the following events are hereby defined as, and are declared to be, "Events of Default":

(a) (i) default in the due and punctual payment of any interest on any Class A Note (other than Carry-Over Amounts) when the same becomes due and payable, and such default shall continue for a period of five (5) days or (ii) if no Class A Notes are Outstanding, default in the due and punctual payment of any interest on any Class B Note (other than Carry-Over Amounts) when the same becomes due and payable, and such default shall continue for a period of five (5) days;

(b) default in the due and punctual payment of the principal of any Note when the same becomes due and payable on the related Final Maturity Date;

(c) default in the performance or observance of any other of the covenants, agreements or conditions on the part of the Issuer to be kept, observed and performed contained in this Indenture or in the Notes, and continuation of such default for a period of 90 days after written notice thereof by the Trustee to the Issuer; and

(d) the occurrence of an Event of Bankruptcy.

             Any notice herein provided to be given to the Issuer with respect to any default shall be deemed sufficiently given if sent by registered mail with postage prepaid to the Person to be notified, addressed to such Person at the post office address as shown in Section 9.01 of this Indenture or such other address as may hereafter be given as the principal office of the Issuer in writing to the Trustee by an Authorized Representative of the Issuer. The Trustee may give any such notice in its discretion and shall give such notice if requested to do so in writing by the Registered Owners of at least 51% of the collective aggregate principal amount of the Highest Priority Obligations at the time Outstanding.

             Section 6.02       Remedy on Default; Possession of Trust Estate. Subject to Sections 7.05, 7.07 and 6.09 hereof, upon the happening and continuance of any Event of Default, the Trustee or by its attorneys or agents may enter into and upon and take possession of such portion of the Trust Estate as shall be in the custody of others, and all property comprising the Trust Estate, and each and every part thereof, and exclude the Issuer and its agents, servants and employees wholly therefrom, and have, hold, use, operate, manage, and control the same and each and every part thereof, and in the name of the Issuer or otherwise, as they shall deem best, conduct the business thereof and exercise the privileges pertaining thereto and all the rights and powers of the Issuer and use all of the then existing Trust Estate for that purpose, and collect and receive all charges, income and Available Funds of the same and of every part thereof, and after deducting therefrom all expenses incurred hereunder and all other proper outlays herein authorized, and all payments which may be made as just and reasonable compensation for its own services, and for the services of its attorneys, agents, and assistants, the Trustee shall apply the rest and residue of the money received by the Trustee as follows (provided, however, in the case of an Event of Default described in Section 6.01(c), priorities FOURTH and FIFTH below shall be reversed):

             FIRST, to the Trustee, the Eligible Lender Trustee and the Delaware Trustee, any Trustee Fee and any Delaware Trustee Fee, respectively due and owing;

             SECOND, to the Master Servicer, the Auction Agent, the Broker-Dealers, the Administrator and the Back-up Administrator, pro rata, without preference or priority of any kind, according to the amounts due and payable to each such party, any Servicing Fees, Auction Agent Fees, Broker-Dealer Fees, Administration Fees and Back-up Administration Fees, respectively, due to each such party and remaining unpaid;

             THIRD, pro rata, to (i) each Counterparty, in proportion to its entitlements under the Confirmation relating to its respective Derivative Product Agreement and any Priority Termination Payments owing to such Counterparty and (ii) to the Class A Noteholders of each class for amounts due and unpaid on each such class of Class A Notes for interest, pro rata, without preference or priority of any kind, according to the amounts due and payable on each such class of Class A Notes for such interest;

             FOURTH, to Class A Noteholders for amounts due and unpaid on the Class A Notes for principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal;

             FIFTH, to Class B Noteholders of each class for amounts due and unpaid on each such class of Class B Notes for interest, pro rata, without preference or priority of any kind, according to the amounts due and payable on each such class of Class B Notes for such interest;

             SIXTH, to Class B Noteholders of each class for amounts due and unpaid on each such Class B Notes for principal, pro rata without preference or priority of any kind, according to the amounts due and payable on each such class of Class B Notes for principal;

             SEVENTH, to the Noteholders of Class A Auction-Rate Notes, all Auction Rate Carry-Over Amounts for such classes then due and unpaid, pro rata, without preference or priority of any kind, according to the amounts due and payable on such Class A Notes for such Carry-Over Amounts;

             EIGHTH, to the Noteholders of Class B Auction-Rate Notes, all Auction Rate Carry-Over Amounts for such classes then due and unpaid, pro rata, without preference or priority of any kind, according to the amounts due and payable on such Class B Notes for such Carry-Over Amounts;

             NINTH, to each Counterparty, in proportion to the respective entitlements under the respective Derivative Product Agreement, for any due and unpaid Issuer Derivative Payments (including all Termination Payments);

           TENTH, to the Servicer, for any unpaid Carryover Servicing Fees; and

             ELEVENTH, to the Issuer, for distribution in accordance with the terms of the Administration Agreement and the Trust Agreement.

             The Trustee may fix a record date and payment date for any payment to Registered Owners and the Counterparties pursuant to this Section 6.02. At least 15 days before such record date, the Trustee shall mail to each Counterparty and each Registered Owner (provided, that so long as the Notes remain in book-entry form, the only Registered Owner shall be the Clearing Agency or its nominee) and the Issuer a notice that states the record date, the payment date and the amount to be paid.

             Section 6.03       Remedies on Default; Advice of Counsel. Upon the happening of any Event of Default, the Trustee may proceed to protect and enforce the rights of the Trustee and the Registered Owners and the Counterparties in such manner as counsel for the Trustee may advise, whether for the specific performance of any covenant, condition, agreement or undertaking herein contained, or in aid of the execution of any power herein granted, or for the enforcement of such other appropriate legal or equitable remedies as, in the opinion of such counsel, may be more effectual to protect and enforce the rights aforesaid.

             Section 6.04       Remedies on Default; Sale of Trust Estate. Upon the happening of any Event of Default and if the principal of all of the Outstanding Obligations shall have been declared due and payable, then and in every such case, and irrespective of whether other remedies authorized shall have been pursued in whole or in part, the Trustee may sell, with or without entry, to the highest bidder the Trust Estate, and all right, title, interest, claim and demand thereto and the right of redemption thereof, at any such place or places, and at such time or times and upon such notice and terms as may be required by law. Upon such sale the Trustee may make and deliver to the purchaser or purchasers a good and sufficient assignment or conveyance for the same, which sale shall be a perpetual bar both at law and in equity against the Issuer and all Persons claiming such properties. No purchaser at any sale shall be bound to see to the application of the purchase money or to inquire as to the authorization, necessity, expediency or regularity of any such sale. The Trustee is hereby irrevocably appointed the true and lawful attorney-in-fact of the Issuer, in its name and stead, to make and execute all bills of sale, instruments of assignment and transfer and such other documents of transfer as may be necessary or advisable in connection with a sale of all or part of the Trust Estate, but the Issuer, if so requested by the Trustee, shall ratify and confirm any sale or sales by executing and delivering to the Trustee or to such purchaser or purchasers all such instruments as may be necessary, or in the judgment of the Trustee, proper for the purpose which may be designated in such request. In addition, the Trustee may proceed to protect and enforce the rights of the Trustee and the Registered Owners and the Counterparties in such manner as counsel for the Trustee may advise, whether for the specific performance of any covenant, condition, agreement or undertaking herein contained, or in aid of the execution of any power herein granted, or for the enforcement of such other appropriate legal or equitable remedies as may in the opinion of such counsel, be more effectual to protect and enforce the rights aforesaid. The Trustee shall take any such action or actions if requested to do so in writing by the Registered Owners and the Counterparties of at least 51% of the collective aggregate principal amount of the Highest Priority Obligations at the time Outstanding. However, in the case of an Event of Default described in Section 6.01(c), the Trustee may take such action or actions only if requested to do so in writing by the Registered Owners and the Counterparties of all Obligations at the time Outstanding unless the net proceeds received by the Trustee from selling the Trust Estate are sufficient to pay all amounts owed to all the Registered Owners and the Counterparties.

             Section 6.05       Appointment of Receiver. In case an Event of Default occurs, and if all of the Outstanding Obligations shall have been declared due and payable and in case any judicial proceedings are commenced to enforce any right of the Trustee or of the Registered Owners or of the Counterparties under this Indenture or otherwise, then as a matter of right, the Trustee shall be entitled to the appointment of a receiver of the Trust Estate and of the earnings, income or revenue, rents, issues and profits thereof with such powers as the court making such appointments may confer.

             Section 6.06       Restoration of Position. In case the Trustee shall have proceeded to enforce any rights under this Indenture by sale or otherwise, and such proceedings shall have been discontinued, or shall have been determined adversely to the Trustee, then and in every such case to the extent not inconsistent with such adverse decree, the Issuer, the Trustee, the Registered Owners and the Counterparties shall be restored to their former respective positions and the rights hereunder in respect to the Trust Estate, and all rights, remedies and powers of the Trustee and of the Registered Owners and of the Counterparties shall continue as though no such proceeding had been taken.

             Section 6.07       Purchase of Properties by Trustee or Registered Owners or Counterparties. In case of any such sale of the Trust Estate, any Registered Owner or Registered Owners or committee of Registered Owners or Counterparty or Counterparties or committee of Counterparties or the Trustee, may bid for and purchase such property and upon compliance with the terms of sale may hold, retain possession and dispose of such property as the absolute right of the purchaser or purchasers without further accountability and shall be entitled, for the purpose of making any settlement or payment for the property purchased, to use and apply any Obligations hereby secured and any interest thereon due and unpaid, by presenting such Obligations in order that there may be credited thereon the sum apportionable and applicable thereto out of the net proceeds of such sale, and thereupon such purchaser or purchasers shall be credited on account of such purchase price payable to him or them with the sum apportionable and applicable out of such net proceeds to the payment of or as a credit on the Obligations so presented.

             Section 6.08       Application of Sale Proceeds. The proceeds of any sale of the Trust Estate, together with any funds at the time held by the Trustee and not otherwise appropriated, shall be applied by the Trustee as set forth in Section 6.02 hereof, and then to the Issuer or whomsoever shall be lawfully entitled thereto.

             Section 6.09       Acceleration of Maturity; Rescission and Annulment. If an Event of Default should occur and be continuing, then and in every such case the Trustee or the Registered Owners of Obligations representing not less than 51% of the Outstanding Amount of the Highest Priority Obligations may declare all the Outstanding Obligations to be immediately due and payable, by a notice in writing to the Issuer (and to the Trustee if given by Registered Owners), and upon any such declaration the unpaid principal amount of such Outstanding Obligations, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable, subject, however, to Section 6.04 of this Indenture.

             At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article VI provided, the Registered Owners of Obligations representing a majority of the collective aggregate principal amount of the Highest Priority Obligations then Outstanding, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if:

(a) the Issuer has paid or deposited with the Trustee a sum sufficient to pay:

(i) all payments of principal of and interest on all Obligations and all other amounts that would then be due hereunder or upon such Obligations if the Event of Default giving rise to such acceleration had not occurred; and

(ii) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, the Master Servicer, the Delaware Trustee, the Auction Agent and the Broker-Dealers and their agents and counsel; and

(b) all Events of Default, other than the nonpayment of the principal of the Obligations that has become due solely by such acceleration, have been cured or waived as provided in Section 6.15 hereof.

           No such rescission shall affect any subsequent default or impair any right consequent thereto.

             Section 6.10       Remedies Not Exclusive. The remedies herein conferred upon or reserved to the Trustee or the Registered Owners (excluding the Sponsor) of Obligations or the Counterparties are not intended to be exclusive of any other remedy, but each remedy herein provided shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing, and every power and remedy hereby given to the Trustee or to the Registered Owners of Obligations or the Counterparties, or any supplement hereto, may be exercised from time to time as often as may be deemed expedient. No delay or omission of the Trustee or of any Registered Owner of Obligations or the Counterparties to exercise any power or right arising from any default hereunder shall impair any such right or power or shall be construed to be a waiver of any such default or to be acquiescence therein.

           Section 6.11        Collection of Indebtedness and Suits for Enforcement by Trustee. The Issuer covenants that if:

(a) (i) default is made in the payment of any installment of interest, if any, on any Class A Notes (other than Carry-Over Amounts) when such interest becomes due and payable and such default continues for a period of five (5) days or (ii) if no Class A Notes are Outstanding, default is made in the payment of any installment of interest, if any, on any Class B Notes (other than Carry-Over Amounts) when such interest becomes due and payable and such default continues for a period of five (5) days; or

(b) default is made in the payment of the principal of (or premium, if any, on) any Notes at its Final Maturity Date,

then the Issuer will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Registered Owners, the whole amount then due and payable on such Notes for principal (and premium, if any) and for the benefit of the Counterparties, the whole amount when due and payable under the Derivative Product Agreements and interest, with interest upon any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installments of interest, if any, at the rate or rates borne by or provided for in such Notes (or as provided in the Derivative Product Agreements, as applicable), and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, fees, expenses, disbursements and advances of the Trustee and its agents and counsel.

             If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as Trustee of an express trust, may upon receiving indemnification satisfactory to the Trustee institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree, and may enforce the same against the Issuer or any other obligor upon such Notes of such series and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer or any other obligor upon such Notes, wherever situated.

             If an Event of Default with respect to Notes occurs and is continuing, the Trustee may, after being indemnified to its satisfaction and in its discretion, proceed to protect and enforce its rights and the rights of the Registered Owners of Notes and any related coupons and of the Counterparties by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

             Section 6.12       Direction of Trustee. Upon the happening of any Event of Default, the Registered Owners of at least 51% of the collective aggregate principal amount of the Highest Priority Obligations then Outstanding, shall have the right by an instrument or instruments in writing delivered to the Trustee to direct and control the Trustee as to the method of taking any and all proceedings for any sale of any or all of the Trust Estate, or for the appointment of a receiver, if permitted by law, and may at any time cause any proceedings authorized by the terms hereof to be so taken or to be discontinued or delayed; provided, however, that such Registered Owners shall not be entitled to cause the Trustee to take any proceedings which in the Trustee’s opinion would be unjustly prejudicial to non-assenting Registered Owners of Obligations or the Counterparties, but the Trustee shall be entitled to assume that the action requested by the Registered Owners and the Counterparties of at least 51% of the collective aggregate principal amount of the Highest Priority Obligations then Outstanding will not be prejudicial to any non-assenting Registered Owners or the Counterparties unless the Registered Owners and the Counterparties of more than 51% of the collective aggregate principal amount of the non-assenting Registered Owners of such Obligations and the Counterparties, in writing, show the Trustee how they will be prejudiced. Provided, however, that anything in this Indenture to the contrary notwithstanding, the Registered Owners of a majority of the collective aggregate principal amount of the Highest Priority Obligations then Outstanding together with the Registered Owners of a majority of the collective aggregate principal amount of all other Obligations then Outstanding shall have the right, at any time, by an instrument or instruments in writing executed and delivered to the Trustee, to direct the method and place of conducting all proceedings to be taken in connection with the enforcement of the terms and conditions of this Indenture, or for the appointment of a receiver or any other proceedings hereunder, provided that such direction shall not be otherwise than in accordance with the provisions of law and of this Indenture. The provisions of this Section 6.12 shall be expressly subject to the provisions of Sections 7.01(c), 7.05 and 7.07 hereof.

             Section 6.13       Right to Enforce in Trustee. No Registered Owner of any Obligation shall have any right as such Registered Owner to institute any suit, action or proceedings for the enforcement of the provisions of this Indenture or for the execution of any trust hereunder or for the appointment of a receiver or for any other remedy hereunder, all rights of action hereunder being vested exclusively in the Trustee, unless and until such Registered Owner shall have previously given to the Trustee written notice of a default hereunder, and of the continuance thereof, and also unless the Registered Owners of the requisite principal amount of the Obligations then Outstanding shall have made written request upon the Trustee and the Trustee shall have been afforded reasonable opportunity to institute such action, suit or proceeding in its own name, and unless the Trustee shall have been offered indemnity and security satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby, which offer of indemnity shall be an express condition precedent hereunder to any obligation of the Trustee to take any such action hereunder, and the Trustee for 30 days after receipt of such notification, request and offer of indemnity, shall have failed to institute any such action, suit or proceeding. It is understood and intended that no one or more Registered Owners of the Obligations shall have the right in any manner whatever by his or their action to affect, disturb or prejudice the lien of this Indenture or to enforce any right hereunder except in the manner herein provided and for the equal benefit of the Registered Owners of not less than a majority of the collective aggregate principal amount of the Obligations then Outstanding.

             Section 6.14       Physical Possession of Obligations Not Required. In any suit or action by the Trustee arising under this Indenture or on all or any of the Obligations issued hereunder, or any supplement hereto, the Trustee shall not be required to produce such Obligations, but shall be entitled in all things to maintain such suit or action without their production.

             Section 6.15 Waivers of Events of Default. The Trustee may in its discretion waive any Event of Default hereunder and its consequences and rescind any declaration of acceleration of Obligations, and shall do so upon the written request of the Registered Owners (excluding the Sponsor) of at least a majority of the collective aggregate principal amount of the Highest Priority Obligations then Outstanding; provided, however, that there shall not be waived (a) any Event of Default in the payment of the principal of or premium on any Outstanding Obligations at the date of maturity thereof, or any default in the payment when due of the interest on any such Obligations, unless prior to such waiver or rescission, all arrears of interest or all arrears of payments of principal and all expenses of the Trustee, in connection with such default shall have been paid or provided for; or (b) any default in the payment of amounts set forth in Sections 7.05 and 7.07 hereof. In case of any such waiver or rescission, or in case any proceedings taken by the Trustee on account of any such default shall have been discontinued or abandoned or determined adversely to the Trustee, then and in every such case the Issuer, the Trustee and the Registered Owners of Obligations and the Counterparties shall be restored to their former positions and rights hereunder respectively, but no such waiver or rescission shall extend to or affect any subsequent or other default, or impair any rights or remedies consequent thereon.

ARTICLE VII

THE TRUSTEE

             Section 7.01       Acceptance of Trust. The Trustee hereby accepts the trusts imposed upon it by this Indenture, and agrees to perform said trusts, but only upon and subject to the following terms and conditions:

(a) Except during the continuance of an Event of Default,

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform as to form with the requirements of this Indenture and whether or not they contain the statements required under this Indenture.

(b) In case an Event of Default has occurred and is continuing, the Trustee, in exercising the rights and powers vested in it by this Indenture, shall use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(c) Before taking any action hereunder requested by Registered Owners, the Trustee may require that it be furnished an indemnity bond or other indemnity and security satisfactory to it by the Registered Owners, as applicable, for the reimbursement of all expenses to which it may be put and to protect it against all liability.

             Section 7.02       Recitals of Others. The recitals, statements and representations set forth herein and in the Notes shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the title of the Issuer in the Trust Estate or as to the security afforded thereby and hereby, or as to the validity or sufficiency of this Indenture or of the Notes issued hereunder, and the Trustee shall incur no responsibility in respect of such matters.

             Section 7.03       As to Filing of Indenture. The Trustee shall be under no duty (a) to file or record, or cause to be filed or recorded, this Indenture or any instrument supplemental hereto, (b) or to procure any further order or additional instruments of further assurance, (c) to see to the delivery to it of any personal property intended to be mortgaged or pledged hereunder or thereunder, (d) or to do any act which may be suitable to be done for the better maintenance of the lien or security hereof (other than the filing of any continuation (but not initial) statements), or (e) for giving notice of the existence of such lien, or for extending or supplementing the same or to see that any rights to the Trust Estate and Funds intended now or hereafter to be transferred in trust hereunder are subject to the lien hereof. The Trustee shall not be liable for failure of the Issuer to pay any tax or taxes in respect of such property, or any part thereof, or the income therefrom or otherwise, nor shall the Trustee be under any duty in respect of any tax which may be assessed against it or the Registered Owners or the Counterparties in respect of such property or pledged to the Trust Estate. The Issuer agrees to prepare or have prepared, and to request that the Trustee execute (if such execution is necessary for any such filing) and file in a timely manner, the continuation statements referred to herein.

             Section 7.04       Trustee May Act Through Agents. The Trustee may execute any of the trusts or powers hereof and perform any duty hereunder, either itself or by or through its attorneys, agents or employees, and it shall not be answerable or accountable for any default, neglect or misconduct of any such attorneys, agents or employees, if reasonable care has been exercised in the appointment, supervision and monitoring of the work performed. All reasonable costs incurred by the Trustee and all reasonable compensation to all such persons as may reasonably be employed in connection with the trusts hereof shall be paid by the Issuer.

             Section 7.05       Indemnification of Trustee. Other than with respect to its duties to make payment on the Obligations when due, and its duty to pursue the remedy of acceleration as provided in Sections 6.02 and 6.09 hereof, for each of which no additional security or indemnity may be required, the Trustee shall be under no obligation or duty to perform any act at the request of Registered Owners or to institute or defend any suit in respect thereof unless properly indemnified and provided with security to its satisfaction as provided in Section 7.01(c) hereof. The Trustee shall not be required to take notice, or be deemed to have knowledge, of any default or Event of Default of the Issuer hereunder and may conclusively assume that there has been no such default or Event of Default (other than an Event of Default described in Section 6.01(a) or (b) hereof) unless and until it shall have been specifically notified in writing at the address in Section 9.01 hereof of such default or Event of Default by (a) the Registered Owners or the Counterparties of the required percentages in principal amount of the Obligations then Outstanding hereinabove specified or (b) an Authorized Representative of the Issuer. However, the Trustee may begin suit, or appear in and defend suit, execute any of the trusts hereby created, enforce any of its rights or powers hereunder, or do anything else in its judgment proper to be done by it as Trustee, without assurance of reimbursement or indemnity, and in such case the Trustee shall be reimbursed or indemnified by the Registered Owners or the Counterparties requesting such action, if any, or the Issuer in all other cases, for all fees, costs and expenses, liabilities, outlays and counsel fees and other reasonable disbursements properly incurred in connection therewith, unless such costs and expenses, liabilities, outlays and attorneys’ fees and other reasonable disbursements properly incurred in connection therewith are adjudicated to have resulted from the negligence or willful misconduct of the Trustee. In furtherance and not in limitation of this Section 7.05, the Trustee shall not be liable for, and shall be held harmless by the Issuer from, following any Issuer Orders, instructions or other directions upon which the Trustee is authorized to rely pursuant to this Indenture or any other agreement to which it is a party. If the Issuer or the Registered Owners or the Counterparties, as appropriate, shall fail to make such reimbursement or indemnification, the Trustee may reimburse itself from any money in its possession under the provisions of this Indenture, subject only to the prior lien of the Notes for the payment of the principal thereof, premium, if any, and interest thereon from the Collection Fund. None of the provisions contained in this Indenture or any other Agreement to which it is a party shall require the Trustee to act or to expend or risk its own funds or otherwise incur individual financial liability in the performance of any of its duties or in the exercise of any of its rights or powers if the Registered Owners or the Counterparties shall not have offered security and indemnity acceptable to it or if it shall have reasonable grounds for believing that prompt repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

             The Issuer agrees to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expenses incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder arising from the Trust Estate. The Issuer agrees to indemnify and hold harmless the Trustee against any and all claims, demands, suits, actions or other proceedings and all liabilities, costs and expenses whatsoever caused by any untrue statement or misleading statement or alleged untrue statement or alleged misleading statement of a material fact contained in any offering document distributed in connection with the issuance of the Notes or caused by any omission or alleged omission from such offering document of any material fact required to be stated therein or necessary in order to make the statements made therein in the light of the circumstances under which they were made, not misleading.

             Section 7.06       Trustee’s Right to Reliance. The Trustee shall be protected in acting upon any notice, resolution, request, consent, order, certificate, report, appraisal, opinion, report or document of the Issuer or the Servicer or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Trustee may consult with experts and with counsel (who may but need not be counsel for the Issuer, the Trustee, or for a Registered Owner or for a Counterparty), and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered, and in respect of any determination made by it hereunder in good faith and in accordance with the opinion of such counsel.

             Whenever in the administration hereof the Trustee shall reasonably deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon a certificate signed by an Authorized Representative of the Issuer or an authorized officer of the Administrator or the Servicer.

             The Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it hereby; provided, however, that the Trustee shall be liable for its negligence or willful misconduct in taking such action.

             The Trustee is authorized to enter into agreements with other Persons, in its capacity as Trustee, in order to carry out or implement the terms and provisions of this Indenture. The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken in good faith in accordance with this Indenture or any other transaction document or at the direction of the Registered Owners or Counterparties evidencing the appropriate percentage of the aggregate principal amount of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture or any other transaction document.

             Section 7.07       Compensation of Trustee. Except as otherwise expressly provided herein, all advances, counsel fees (including without limitation allocated fees of in-house counsel) and other expenses reasonably made or incurred by the Trustee in and about the execution and administration of the trust hereby created and reasonable compensation to the Trustee for its services in the premises shall be paid by the Issuer. The compensation of the Trustee shall not be limited to or by any provision of law in regard to the compensation of trustees of an express trust. The Trustee shall not change the amount of its annual compensation without giving the Issuer at least 90 days’ written notice prior to the beginning of a Fiscal Year. If not paid by the Issuer, the Trustee shall have a lien against all money held pursuant to this Indenture, subject only to the prior lien of the Obligations against the money and investments in the Collection Fund for the payment of the principal thereof, premium, if any, and interest thereon, for such reasonable compensation, expenses, advances and counsel fees incurred in and about the execution of the trusts hereby created and the exercise and performance of the powers and duties of the Trustee hereunder and the cost and expense incurred in defending against any liability in the premises of any character whatsoever (unless such liability is adjudicated to have resulted from the negligence or willful misconduct of the Trustee).

             Section 7.08       Trustee May Own Notes. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein. The Trustee hereunder, or any successor Trustee, in its individual or other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer, with the same rights it would have if it were not the Trustee. The Trustee may act as depository for, and permit any of its officers or directors to act as a member of, or act in any other capacity in respect to, any committee formed to protect the rights of the Registered Owners and Counterparties or to effect or aid in any reorganization growing out of the enforcement of the Notes or of this Indenture, whether or not any such committee shall represent the Registered Owners of more than 60% of the collective aggregate principal amount of the Outstanding Obligations.

             Section 7.09       Resignation of Trustee. The Trustee and any successor to the Trustee may resign and be discharged from the trust created by this Indenture by giving to the Issuer notice in writing which notice shall specify the date on which such resignation is to take effect; provided, however, that such resignation shall only take effect on the day specified in such notice if a successor Trustee shall have been appointed pursuant to Section 7.11 hereof (and is qualified to be the Trustee under the requirements of Section 7.11 hereof). If no successor Trustee has been appointed by the date specified or within a period of 90 days from the receipt of the notice by the Issuer, whichever period is the longer, the Trustee may (a) appoint a temporary successor Trustee having the qualifications provided in Section 7.11 hereof or (b) request a court of competent jurisdiction to (i) require the Issuer to appoint a successor, as provided in Section 7.11 hereof, within three days of the receipt of citation or notice by the court, or (ii) appoint a Trustee having the qualifications provided in Section 7.11 hereof. In no event may the resignation of the Trustee be effective until a qualified successor Trustee shall have been selected and appointed. In the event a temporary successor Trustee is appointed pursuant to (a) above, the Issuer may remove such temporary successor Trustee and appoint a successor thereto pursuant to Section 7.11 hereof.

             Section 7.10       Removal of Trustee. The Trustee or any successor Trustee may be removed (a) at any time by the Registered Owners of a majority of the collective aggregate principal amount of Notes which are the Highest Priority Obligations then Outstanding, (b) by the Administrator for cause or upon the sale or other disposition of the Trustee or its corporate trust functions or (c) by the Administrator without cause so long as no Event of Default exists or has existed within the last 30 days, upon payment to the Trustee so removed of all money then due to it hereunder and appointment of a successor thereto by the Issuer and acceptance thereof by said successor. One copy of any such order of removal shall be filed with the Delaware Trustee and the other with the Trustee so removed.

             In the event a Trustee (or successor Trustee) is removed, by any person or for any reason permitted hereunder, such removal shall not become effective until (a) in the case of removal by the Registered Owners, such Registered Owners by instrument or concurrent instruments in writing (signed and acknowledged by such Registered Owners or their attorneys-in-fact) filed with the Trustee removed have appointed a successor Trustee or otherwise the Issuer shall have appointed a successor, and (b) the successor Trustee has accepted appointment as such.

             Section 7.11       Successor Trustee. In case at any time the Trustee or any successor Trustee shall resign, be dissolved, or otherwise shall be disqualified to act or be incapable of acting, or in case control of the Trustee or of any successor Trustee or of its officers shall be taken over by any public officer or officers, a successor Trustee may be appointed by the Administrator by an instrument in writing duly authorized by the Administrator. In the case of any such appointment by the Administrator of a successor to the Trustee, the Administrator shall forthwith cause notice thereof to be mailed to the Registered Owners of the Notes at the address of each Registered Owner appearing on the note registration books maintained by the Registrar and to each Counterparty at the addresses specified in the applicable Derivative Product Agreement.

             Every successor Trustee appointed by the Registered Owners, by a court of competent jurisdiction, or by the Administrator shall be a bank or trust company in good standing, organized and doing business under the laws of the United States or of a state therein, which has a reported capital and surplus of not less than $50,000,000, be authorized under the law to exercise corporate trust powers, be subject to supervision or examination by a federal or state authority, and be an Eligible Lender so long as such designation is necessary to maintain guarantees and federal benefits under the Act with respect to the Financed Eligible Loans originated under the Act.

             Section 7.12       Manner of Vesting Title in Trustee. Any successor Trustee appointed hereunder shall execute, acknowledge and deliver to its predecessor Trustee, and also to the Issuer, an instrument accepting such appointment hereunder, and thereupon such successor Trustee, without any further act, deed or conveyance shall become fully vested with all the estate, properties, rights, powers, trusts, duties and obligations of its predecessors in trust hereunder (except that the predecessor Trustee shall continue to have the benefits to indemnification hereunder together with the successor Trustee), with like effect as if originally named as Trustee herein; but the Trustee ceasing to act shall nevertheless, on the written request of an Authorized Representative of the Issuer, or an authorized officer of the successor Trustee, execute, acknowledge and deliver such instruments of conveyance and further assurance and do such other things as may reasonably be required for more fully and certainly vesting and confirming in such successor Trustee all the right, title and interest of the Trustee which it succeeds, in and to the Trust Estate and such rights, powers, trusts, duties and obligations, and the Trustee ceasing to act also, upon like request, pay over, assign and deliver to the successor Trustee any money or other property or rights subject to the lien of this Indenture, including any pledged securities which may then be in its possession. Should any deed or instrument in writing from the Issuer be required by the successor Trustee for more fully and certainly vesting in and confirming to such new Trustee such estate, properties, rights, powers and duties, any and all such deeds and instruments in writing shall on request be executed, acknowledged and delivered by the Issuer.

             In case any of the Notes to be issued hereunder shall have been authenticated but not delivered, any successor Trustee may adopt the certificate of authentication of the Trustee or of any successor to the Trustee; and in case any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes in its own name; and in all such cases such certificate shall have the full force which it has anywhere in the Notes or in this Indenture.

             Section 7.13       Additional Covenants by the Trustee to Conform to the Act. The Trustee covenants that it will at all times be an Eligible Lender under the Act so long as such designation is necessary, as determined by the Issuer, to maintain the guarantees and federal benefits under the Act with respect to the Financed Eligible Loans, that it will acquire Eligible Loans originated under the Act in its capacity as an Eligible Lender and that it will not knowingly dispose of or deliver any Financed Eligible Loans originated under the Act or any security interest in any such Financed Eligible Loans to any party who is not an Eligible Lender so long as the Act or Regulations adopted thereunder require an Eligible Lender to be the owner or holder of such Financed Eligible Loans; provided, however, that nothing above shall prevent the Trustee from delivering the Eligible Loans to the Servicer or the Guaranty Agency.

             Section 7.14       Right of Inspection. Any Registered Owner or Counterparty shall be permitted at reasonable times during regular business hours and in accordance with reasonable regulations prescribed by the Trustee to examine at the principal office of the Trustee a copy of any report or instrument theretofore filed with the Trustee relating to the condition of the Trust Estate.

             Section 7.15       Limitation with Respect to Examination of Reports. Except as provided in this Indenture, the Trustee shall be under no duty to examine any report or statement or other document required or permitted to be filed with it by the Issuer.

             Section 7.16       Servicing Agreement. The Trustee acknowledges the receipt of a copy of the Servicing Agreement described in Section 4.04 hereof.

           Section 7.17 Additional Covenants of Trustee. The Trustee, by the execution hereof, covenants, represents and agrees that:

(a) it will not exercise any of the rights, duties or privileges under this Indenture in such manner as would cause the Eligible Loans held or acquired under the terms hereof to be transferred, assigned or pledged as security to any person or entity other than as permitted by this Indenture;

(b) it will comply with the Act and the Regulations and will, upon written notice from an Authorized Representative of the Issuer, the Secretary or the Guaranty Agency, use its reasonable efforts to cause this Indenture to be amended (in accordance with Section 8.01 hereof) if the Act or Regulations are hereafter amended so as to be contrary to the terms of this Indenture; and

(c) it will not comply with any Issuer Order that does not comply with the terms and provisions of this Indenture or which directs the Trustee to take an action that is not permitted by the terms and provisions of this Indenture.

             Section 7.18       Duty of Trustee with Respect to Rating Agencies. It shall be the duty of the Issuer to notify each Rating Agency then rating any of the Notes (but the Trustee shall incur no liability for any failure to do so) of (a) any change, expiration, extension or renewal of this Indenture, (b) prepayment or defeasance of all the Notes, (c) any change in the Trustee or (d) any other information reasonably required to be reported to each Rating Agency under any Supplemental Indenture; provided, however, the provisions of this Section do not apply when such documents have been previously supplied to such Rating Agency and the Trustee has received written evidence to such effect, all as may be required by this Indenture. All notices required to be forwarded to the Rating Agencies under this Section shall be sent in writing at the following addresses:

Standard & Poor's Ratings Services,
A Division of the McGraw-Hall Companies, Inc.
55 Water Street
New York, New York 10041
Attention: Asset-Backed Surveillance Group

Moody's Investors Service, Inc.
99 Church Street
New York, New York 10007
Attention: ABS Monitoring Group

           The Trustee also acknowledges that each Rating Agency’s periodic review for maintenance of a Rating on any series of the Notes may involve discussions and/or meetings with representatives of the Trustee at mutually agreeable times and places.

           Section 7.19      Merger of the Trustee. Any corporation into which the Trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Indenture, without the execution or filing of any paper of any further act on the part of any other parties hereto.

           Section 7.20      Receipt of Funds from Servicer. The Trustee shall not be accountable or responsible in any manner whatsoever for any action of the Issuer, the Administrator, the depository bank of any funds of the Issuer, or the Servicer while the Servicer is acting as bailee or agent of the Trustee with respect to the Eligible Loans for actions taken in compliance with any instruction or direction given to the Trustee, or for the application of funds or moneys by the Servicer until such time as funds are received by the Trustee.

           Section 7.21      Special Circumstances Leading to Resignation of Trustee. Because the Trustee serves as trustee hereunder for Obligations of different priorities, it is possible that circumstances may arise which will cause the Trustee to resign from its position as trustee for one or more of the Obligations. In the event that the Trustee makes a determination that it should so resign, due to the occurrence of an Event of Default or potential default hereunder, or otherwise, the Issuer may permit such resignation as to one or more of the Obligations or request the Trustee’s resignation as to all Obligations, as the Issuer may elect. If the Issuer should determine that a conflict of interest has arisen as to the trusteeship of any of the Obligations, it may authorize and execute a Supplemental Indenture with one or more successor Trustees, under which the administration of certain of the Obligations would be separated from the administration of the other Obligations.

           Section 7.22      Survival of Trustee’s Rights to Receive Compensation, Reimbursement and Indemnification. The Trustee’s rights to receive compensation, reimbursement and indemnification of money due and owing hereunder at the time of the Trustee’s resignation or removal shall survive the Trustee’s resignation or removal.

           Section 7.23      Corporate Trustee Required; Eligibility; Conflicting Interests. There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1), shall have a combined capital and surplus of at least $50,000,000 and be an "eligible lender" under the Act. If such corporation publishes reports of condition at least annually, pursuant to law or the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 7.23, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.23, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VII. Neither the Issuer nor any Person directly or indirectly controlling or controlled by, or under common control with, the Issuer shall serve as Trustee.

           Section 7.24      Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuer or any other obligor upon the Notes or the property of the Issuer or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes of any series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount, or such lesser amount as may be provided for in the Notes, of principal (and premium, if any) and interest, if any, owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable fees, compensation, expenses, disbursements and advances of the Trustee and its agents and counsel) and of the Registered Owners allowed in such judicial proceeding; and

(b) to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Registered Owner of Notes to make such payments to the Trustee, and if the Trustee shall consent to the making of such payments directly to the Registered Owners, to pay to the Trustee any amount due to it for the reasonable fees, compensation, expenses, disbursements and advances of the Trustee and any predecessor Trustee, their agents and counsel, and any other amounts due the Trustee or any predecessor Trustee.

             Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Registered Owner of a Note any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Registered Owner thereof, or to authorize the Trustee to vote in respect of the claim of any Registered Owner of a Note in any such proceeding.

             In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Registered Owners of the Notes, and it shall not be necessary to make any Registered Owners of the Notes parties to any such proceedings.

             Section 7.25       Determination of LIBOR. On each LIBOR Determination Date, the Trustee shall determine each applicable rate of LIBOR as set forth in the definition of One-Month LIBOR and shall advise the Administrator and the Back-up Administrator of each such determination.

ARTICLE VIII

SUPPLEMENTAL INDENTURES

             Section 8.01       Supplemental Indentures Not Requiring Consent of Registered Owners or Counterparties. The Issuer and the Trustee may, without the consent of or notice to any of the Registered Owners of any Obligations or any Counterparty enter into any indenture or indentures supplemental to this Indenture for any one or more of the following purposes:

(a) to cure any ambiguity or formal defect or omission in this Indenture;

(b) to grant to or confer upon the Trustee for the benefit of the Registered Owners any additional benefits, rights, remedies, powers or authorities that may lawfully be granted to or conferred upon the Registered Owners or the Trustee;

(c) to subject to this Indenture additional revenues, properties or collateral;

(d) to modify, amend or supplement this Indenture or any indenture supplemental hereto in such manner as to permit the qualification hereof and thereof under the Trust Indenture Act of 1939 or any similar federal statute hereafter in effect or to permit the qualification of the Notes for sale under the securities laws of the United States of America or of any of the states of the United States of America, and, if they so determine, to add to this Indenture or any indenture supplemental hereto such other terms, conditions and provisions as may be permitted by said Trust Indenture Act of 1939 or similar federal statute;

(e) to evidence the appointment of a separate or co-Trustee or a co-registrar or transfer agent or the succession of a new Trustee hereunder, or any additional or substitute Guaranty Agency or Servicer;

(f) to add such provisions to or to amend such provisions of this Indenture as may be necessary or desirable to assure implementation of the Program in conformance with the Act if along with such Supplemental Indenture there is filed an opinion of counsel to the effect that the addition or amendment of such provisions will in no way impair the existing security of the Registered Owners of any Outstanding Obligations;

(g) to make any change as shall be necessary in order to obtain and maintain for any of the Notes an investment grade Rating from a nationally recognized rating service, which changes, in the opinion of the Trustee are not to the prejudice of the Registered Owner of any of the Obligations;

(h) to make any changes necessary to comply with the Act, the Regulations or the Code and the regulations promulgated thereunder;

(i) to make the terms and provisions of this Indenture, including the lien and security interest granted herein, applicable to the Derivative Product Agreements, and to modify Section 3.03 hereof with respect to any particular Derivative Product Agreement;

(j) to create any additional Funds or Accounts or Subaccounts under this Indenture deemed by the Trustee to be necessary or desirable; or

(k) to make any other change which, in the judgment of the Trustee is not to the material prejudice of the Registered Owners of any Obligations or any Counterparty;

provided, however, that nothing in this Section shall permit, or be construed as permitting, any modification of the trusts, powers, rights, duties, remedies, immunities and privileges of the Trustee without the prior written approval of the Trustee, which approval shall be evidenced by execution of a Supplemental Indenture.

             Section 8.02 Supplemental Indentures Requiring Consent of Registered Owners and Counterparties. (a) Registered Owners of Notes. Exclusive of Supplemental Indentures covered by Section 8.01 hereof and subject to the terms and provisions contained in this Section, and not otherwise, the Registered Owners of not less than a majority of the collective aggregate principal amount of the Notes then Outstanding shall have the right, from time to time, to consent to and approve the execution by the Issuer and the Trustee of such other indenture or indentures supplemental hereto as shall be deemed necessary and desirable by the Trustee for the purpose of modifying, altering, amending, adding to or rescinding, in any particular, any of the terms or provisions contained in this Indenture or in any Supplemental Indenture; provided, however, that nothing in this Section shall permit, or be construed as permitting (a) without the consent of the Registered Owners of all then Outstanding Notes, (i) an extension of the maturity date of the principal of or the interest on any Note, or (ii) a reduction in the principal amount of any Obligation or the rate of interest thereon, or (iii) a privilege or priority of any Note or Notes over any other Note or Notes except as otherwise provided herein, or (iv) a reduction in the aggregate principal amount of the Notes required for consent to such Supplemental Indenture, or (v) the creation of any lien other than a lien ratably securing all of the Notes at any time Outstanding hereunder except as otherwise provided herein; or (b) any modification of the trusts, powers, rights, obligations, duties, remedies, immunities and privileges of the Trustee without the prior written approval of the Trustee.

           (b)       Counterparties. Neither the Issuer nor the Trustee shall enter into any other indenture or any supplement hereto or amendments or waivers hereto, the effect of which would have a Material Adverse Effect on the interests of any Counterparty, without such Counterparty's prior written consent. Except as explicitly set forth in the preceding sentence, no Counterparty shall have any consent or voting rights under this Indenture, or any rights to instruct the Trustee to take, or refrain from taking, any action hereunder.

           (c)       Notices to Registered Owners and Counterparties. If at any time the Issuer shall request the Trustee to enter into any such Supplemental Indenture for any of the purposes of this Section, the Trustee shall, upon being satisfactorily indemnified with respect to expenses, cause notice of the proposed execution of such Supplemental Indenture to be mailed by registered or certified mail to each Registered Owner of a Note at the address shown on the registration books or to each Counterparty listed in any Derivative Product Agreement. Such notice (which shall be prepared by the Issuer) shall briefly set forth the nature of the proposed Supplemental Indenture and shall state that copies thereof are on file at the principal corporate trust office of the Trustee for inspection by all Registered Owners and Counterparties. If, within 60 days, or such longer period as shall be prescribed by the Issuer, following the mailing of such notice, the Registered Owners of not less than a majority of the collective aggregate principal amount of the Notes Outstanding and the Counterparties at the time of the execution of any such Supplemental Indenture shall have consented in writing to and approved the execution thereof as herein provided, no Registered Owner of any Obligation shall have any right to object to any of the terms and provisions contained therein, or the operation thereof, or in any manner to question the propriety of the execution thereof, or to enjoin or restrain the Trustee or the Issuer from executing the same or from taking any action pursuant to the provisions thereof. Upon the execution of any such Supplemental Indenture as in this Section 8.02 permitted and provided, this Indenture shall be and be deemed to be modified and amended in accordance therewith.

             Section 8.03       Additional Limitation on Modification of Indenture. None of the provisions of this Indenture (including Sections 8.01 and 8.02 hereof) shall permit an amendment to the provisions of the Indenture which permits the transfer of all or part of the Financed Eligible Loans originated under the Act or granting of a security interest therein to any Person other than an Eligible Lender or the Servicer, unless the Act or Regulations are hereafter modified so as to permit the same. The Trustee may request an opinion of counsel to the effect that an amendment or supplement to this Indenture was adopted in conformance with this Indenture.

             Section 8.04       Notice of Defaults. Within 90 days after the occurrence of any default hereunder with respect to the Notes, the Trustee shall transmit in the manner and to the extent provided in TIA Section 313(c), notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest with respect to any Note, or in the payment of any sinking fund installment with respect to the Notes, the Trustee shall be protected in withholding such notice if and so long as an authorized officer of the Trustee in good faith determine that the withholding of such notice is in the interest of the Registered Owners of the Notes. For the purpose of this Section 8.04, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the Notes.

             Section 8.05       Conformity with the Trust Indenture Act. Every supplemental indenture executed pursuant to this Article VIII shall conform to the requirements of the Trust Indenture Act as then in effect.

ARTICLE IX

GENERAL PROVISIONS

           Section 9.01      Notices. Any notice, request or other instrument required by this Indenture to be signed or executed by the Registered Owners or Counterparties may be executed by the execution of any number of concurrent instruments of similar tenor, and may be signed or executed by such Registered Owners or Counterparties in person or by agent appointed in writing. As a condition for acting thereunder the Trustee may demand proof of the execution of any such instrument and of the fact that any person claiming to be the owner of any of said Obligations is such owner and may further require the actual deposit of such Obligation or Obligations with the Trustee. The fact and date of the execution of such instrument may be proved by the certificate of any officer in any jurisdiction who by the laws thereof is authorized to take acknowledgments of deeds within such jurisdiction, that the person signing such instrument acknowledged before him the execution thereof, or may be proved by any affidavit of a witness to such execution sworn to before such officer.

           The amount of Notes held by any person executing such instrument as a Registered Owner of Notes and the fact, amount and numbers of the Notes held by such person and the date of his holding the same may be proved by a certificate executed by any responsible trust company, bank, banker or other depository in a form approved by the Trustee, showing that at the date therein mentioned such person had on deposit with such depository the Notes described in such certificate; provided, however, that at all times the Trustee may require the actual deposit of such Note or Notes with the Trustee.

           All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, telecopy or facsimile or similar writing) at the following addresses, and each address shall constitute each party’s respective "Principal Office" for purposes of the Indenture:

If intended for the Issuer:

Collegiate Funding Services Education Loan Trust 2004-A
c/o Wilmington Trust Company, Delaware Trustee
Rodney Square North
1100 North Market Street
Wilmington, Delaware
Attention: Corporate Trust Administration
Telephone: (302) 636-6019
Facsimile: (302) 636-4140

With a copy to the Administrator:

Collegiate Funding Portfolio Administration, L.L.C.
100 Riverside Parkway
Suite 125
Fredericksburg, Virginia 22406
Attention: Kevin Landgraver
Telephone: (540) 374-1600
Facsimile: (540) 374-2021

If intended for the Trustee:

U.S. Bank National Association
425 Walnut Street, CN-WN-06CT
Cincinnati, Ohio 45202
Attention: Corporate Trust Department
Telephone: (513) 632-2518
Facsimile: (513) 632-3286

           Any party may change the address to which subsequent notices to such party are to be sent, or of its Principal Office, by notice to the others, delivered by hand or received by telex or facsimile or registered first-class mail, postage prepaid. Each such notice, request or other communication shall be effective when delivered by hand or received by facsimile or registered first-class mail, postage prepaid.

           Section 9.02      Covenants Bind Issuer. The covenants, agreements, conditions, promises, and undertakings in this Indenture shall extend to and be binding upon the successors and assigns of the Issuer, and all of the covenants hereof shall bind such successors and assigns, and each of them, jointly and severally. All the covenants, conditions and provisions hereof shall be held to be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the Registered Owners from time to time of the Obligations and of the Counterparties.

           No extension of time of payment of any of the Obligations shall operate to release or discharge the Issuer, it being agreed that the liability of the Issuer, to the extent permitted by law, shall continue until all of the Obligations are paid in full, notwithstanding any transfer of Financed Eligible Loans or extension of time for payment.

           Section 9.03      Lien Created. This Indenture shall operate effectually as (a) a grant of lien on and security interest in, and (b) an assignment of, the Trust Estate.

           Section 9.04      Severability of Lien. If the lien of this Indenture shall be or shall ever become ineffectual, invalid or unenforceable against any part of the Trust Estate, which is not subject to the lien, because of want of power or title in the Issuer, the inclusion of any such part shall not in any way affect or invalidate the pledge and lien hereof against such part of the Trust Estate as to which the Issuer in fact had the right to pledge.

           Section 9.05      Consent of Registered Owners and Counterparties Binds Successors. Any request or a consent of the Registered Owner or Counterparty of any Obligations given for any of the purposes of this Indenture shall bind all future Registered Owners or Counterparties of the same Obligation or any Obligations issued in exchange therefor or in substitution thereof in respect of anything done or suffered by the Issuer or the Trustee in pursuance of such request or consent.

           Section 9.06      Nonliability of Persons; No General Obligation. It is hereby expressly made a condition of this Indenture that any agreements, covenants or representations herein contained or contained in the Notes do not and shall never constitute or give rise to a personal or pecuniary liability or charge against the organizers, officers, employees, agents or trustees or the Administrator of the Issuer, or against the general credit of the Issuer, and in the event of a breach of any such agreement, covenant or representation, no personal or pecuniary liability or charge payable directly or indirectly from the general revenues of the Issuer shall arise therefrom. Nothing contained in this Section, however, shall relieve the Issuer from the observance and performance of the several covenants and agreements on its part herein contained.

           Section 9.07      Nonpresentment of Notes or Interest Checks. Should any of the Notes or interest checks not be presented for payment when due, the Trustee shall retain from any money transferred to it for the purpose of paying the Notes or interest checks so due, for the benefit of the Registered Owners thereof, a sum of money sufficient to pay such Notes or interest checks when the same are presented by the Registered Owners thereof for payment. Such money shall not be required to be invested. All liability of the Issuer to the Registered Owners of such Notes or interest checks and all rights of such Registered Owners against the Issuer under the Notes or interest checks or under this Indenture shall thereupon cease and determine, and the sole right of such Registered Owners shall thereafter be against such deposit. If any Note or interest check shall not be presented for payment within the period of two years following its payment or prepayment date, the Trustee shall return to the Issuer the money theretofore held by it for payment of such Note or interest check, and such Note or interest check shall (subject to the defense of any applicable statute of limitation) thereafter be an unsecured obligation of the Issuer. The Trustee’s responsibility for any such money shall cease upon remittance thereof to the Issuer.

           Section 9.08      Security Agreement. This Indenture constitutes a Financing Statement and a Security Agreement under the Uniform Commercial Code of the States of New York and Delaware.

           Section 9.09      Laws Governing. It is the intent of the parties hereto that this Indenture shall in all respects be governed by the laws of the State of New York. This Indenture is subject to the provisions of the TIA that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

           Section 9.10      Severability. Of any covenant, agreement, waiver, or part thereof in this Indenture contained be forbidden by any pertinent law or under any pertinent law be effective to render this Indenture invalid or unenforceable or to impair the lien hereof, then each such covenant, agreement, waiver, or part thereof shall itself be and is hereby declared to be wholly ineffective, and this Indenture shall be construed as if the same were not included herein.

           Section 9.11      Exhibits. The terms of the Annexes and Exhibits, if any, attached to this Indenture are incorporated herein in all particulars.

           Section 9.12      Non-Business Days. Except as may otherwise be provided herein, if the date for taking any action hereunder is not a Business Day, then such action can be taken on the next succeeding Business Day, with the same force and effect as if taken on such required date.

           Section 9.13      Parties Interested Herein. Nothing in this Indenture expressed or implied is intended or shall be construed to confer upon, or to give to, any person or entity, other than the Trustee, the Delaware Trustee, the paying agent, if any, and the Registered Owners and the Counterparties, any right, remedy or claim under or by reason of this Indenture or any covenant, condition or stipulation hereof, and all covenants, stipulations, promises and agreements in this Indenture contained by and on behalf of the Issuer shall be for the sole and exclusive benefit of the Trustee, the paying agent, if any, and the Registered Owners and the Counterparties.

           Section 9.14      Obligations Are Limited Obligations. The Notes and the obligations of the Issuer contained in this Indenture are special, limited obligations of the Issuer, secured by and payable solely from the Trust Estate herein provided. The Issuer shall not be obligated to pay the Notes, the interest thereon, or any other obligation created by or arising from this Indenture from any other source.

           Section 9.15      Counterparty Rights. Other than rights to receive payments hereunder and as set forth in Section 8.02 hereof, no Counterparty which shall be in default under any Derivative Product Agreement with the Issuer shall have any of the rights granted to the Counterparty hereunder. A Counterparty which is in default under any Derivative Product Agreement shall however, continue to maintain all obligations undertaken by it under the terms of its Derivative Product Agreement.

           Section 9.16      Disclosure of Names and Addresses of Registered Owners. Registered Owners of Notes, by receiving and holding the same, agree with the Issuer and the Trustee that neither the Issuer nor the Trustee nor any Securities Depository shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Registered Owners of Notes in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

           Section 9.17      Aggregate Principal Amount of Obligations. Whenever in this Indenture reference is made to the aggregate principal amount of any Obligations, such phrase shall mean, at any time, the principal amount of any Notes and the Derivative Value of any Derivative Product Agreement.

           Section 9.18      Financed Eligible Loans. The Issuer expects to acquire Eligible Loans and to transfer Eligible Loans to the Trustee, in accordance with this Indenture, which Eligible Loans, upon becoming subject to the lien of this Indenture, constitute Financed Eligible Loans, as defined herein. If for any reason a Financed Eligible Loan does not constitute an Eligible Loan, or ceases to constitute an Eligible Loan, such loan shall continue to be subject to the lien of this Indenture as a Financed Eligible Loan.

           Section 9.19      Concerning the Delaware Trustee. It is expressly understood and agreed by the parties to this Indenture and the Registered Owners and the Counterparties that (a) this Indenture is executed and delivered by the Delaware Trustee not in its individual or personal capacity but solely in its capacity as Delaware Trustee under the Trust Agreement on behalf of the Issuer, in the exercise of the powers and authority conferred and vested in it as Delaware Trustee under the Trust Agreement, subject to the protections, indemnities and limitations from liability afforded to the Delaware Trustee thereunder; (b) the representations, warranties, covenants, undertakings, agreements and obligations by the Delaware Trustee are made and intended not as personal representations, warranties, covenants, undertakings, agreements and obligations by Wilmington Trust Company, but are made and intended for the purpose of only binding the Trust Estate, as defined in the Trust Agreement, and the Issuer; (c) nothing contained herein shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any expressed or implied covenant, duty or obligation of any kind whatsoever contained herein; and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any fees, costs, indebtedness or expenses of any kind whatsoever or be personally liable for the breach or failure of any obligation, representation, agreement, warranty or covenant whatsoever made or undertaken by the Delaware Trustee or Issuer hereunder.

ARTICLE X

PAYMENT AND CANCELLATION OF NOTES
AND SATISFACTION OF INDENTURE

           Section 10.01      Trust Irrevocable. The trust created by the terms and provisions of this Indenture is irrevocable until the indebtedness secured hereby (the Notes and interest thereon) and all Issuer Derivative Payments are fully paid or provision made for its payment as provided in this Article.

           Section 10.02      Satisfaction of Indenture.

(a) If the Issuer shall pay, or cause to be paid, or there shall otherwise be paid (i) to the Registered Owners of the Notes, the principal of and interest on the Notes, at the times and in the manner stipulated in this Indenture; and (ii) to the Counterparties, all Issuer Derivative Payments then due, then the pledge of the Trust Estate, and all covenants, agreements and other obligations of the Issuer to the Registered Owners of Notes shall thereupon cease, terminate and become void and be discharged and satisfied. In such event, the Trustee shall execute and deliver to the Issuer all such instruments as may be desirable to evidence such discharge and satisfaction, and the Trustee shall pay over or deliver all money held by it under this Indenture to the party entitled to receive the same under this Indenture. If the Issuer shall pay or cause to be paid, or there shall otherwise be paid, to the Registered Owners of any Outstanding Notes the principal of and interest on such Notes and to each Counterparty all Counterparty Payments then due, at the times and in the manner stipulated in this Indenture and in the Derivative Product Agreements, such Notes and the Counterparty shall cease to be entitled to any lien, benefit or security under this Indenture, and all covenants, agreements and obligations of the Issuer to the Registered Owners thereof and each Counterparty shall thereupon cease, terminate and become void and be discharged and satisfied.

(b) Notes or interest installments shall be deemed to have been paid within the meaning of Section 10.02(a) hereof if money for the payment thereof has been set aside and is being held in trust by the Trustee at the Final Maturity Date or earlier prepayment date thereof. Any Outstanding Note shall, prior to the Final Maturity Date or earlier prepayment thereof, be deemed to have been paid within the meaning and with the effect expressed in Section 10.02(a) hereof if (i) such Note is to be prepaid on any date prior to its Final Maturity Date and (ii) the Issuer shall have given notice of prepayment as provided herein on said date, there shall have been deposited with the Trustee either money (fully insured by the Federal Deposit Insurance Issuer or fully collateralized by Governmental Obligations) in an amount which shall be sufficient, or Governmental Obligations (including any Governmental Obligations issued or held in book-entry form on the books of the Department of Treasury of the United States of America) the principal of and the interest on which when due will provide money which, together with the money, if any, deposited with the Trustee at the same time, shall be sufficient, to pay when due the principal of and interest to become due on such Note on and prior to the prepayment date or Final Maturity Date thereof, as the case may be. Notwithstanding anything herein to the contrary, however, no such deposit shall have the effect specified in this subsection (b) if made during the existence of an Event of Default, unless made with respect to all of the Notes then Outstanding. Neither Governmental Obligations nor money deposited with the Trustee pursuant to this subsection (b) nor principal or interest payments on any such Governmental Obligations shall be withdrawn or used for any purpose other than, and shall be held irrevocably in trust in an escrow account for, the payment of the principal of and interest on such Notes. Any cash received from such principal of and interest on such Governmental Obligations deposited with the Trustee, if not needed for such purpose, shall, to the extent practicable, be reinvested in Governmental Obligations maturing at times and in amounts sufficient to pay when due the principal of and interest on such Notes on and prior to such prepayment date or Final Maturity Date thereof, as the case may be, and interest earned from such reinvestments shall be paid over to the Issuer, as received by the Trustee, free and clear of any trust, lien or pledge. Any payment for Governmental Obligations purchased for the purpose of reinvesting cash as aforesaid shall be made only against delivery of such Governmental Obligations. For the purposes of this Section, "Governmental Obligations" shall mean and include only non-callable direct obligations of the Department of the Treasury of the United States of America or portions thereof (including interest or principal portions thereof), and such Governmental Obligations shall be of such amounts, maturities and interest payment dates and bear such interest as will, without further investment or reinvestment of either the principal amount thereof or the interest earnings therefrom, be sufficient to make the payments required herein, and which obligations have been deposited in an escrow account which is irrevocably pledged as security for the Notes. Such term shall not include mutual funds and unit investment trusts.

(c) Any Issuer Derivative Payments are deemed to have been paid and the related Derivative Product Agreement terminated when payment of all Issuer Derivative Payments due and payable to the Counterparty under its Derivative Product Agreement have been made or duly provided for to the satisfaction of the Counterparty and the Derivative Product Agreement has been terminated.

(d) In no event shall the Trustee deliver over to the Issuer any Financed Eligible Loans originated under the Act unless the Issuer is an Eligible Lender, if the Act or Regulations then in effect require the owner or holder of such Financed Eligible Loans to be an Eligible Lender.

(e) The provisions of this Section are applicable to the Notes and the Issuer Derivative Payments.

          Section 10.03      Optional Purchase of All Financed Eligible Loans. The Administrator shall certify to and notify the Sponsor and the Trustee in writing, within 15 days after the last Business Day of each Collection Period in which the then outstanding Pool Balance is 10% or less of the Initial Pool Balance, of the percentage that the then outstanding Pool Balance bears to the Initial Pool Balance. The Sponsor shall have the option to purchase all of the remaining Financed Eligible Loans on the date (the "Optional Purchase Date") that is the tenth (10th) Business Day preceding the earlier of (i) the September 2021 Quarterly Distribution Date or (ii) the Quarterly Distribution Date next succeeding the date on which the then outstanding Pool Balance is 10% or less of the Initial Pool Balance. To exercise such option, the Sponsor shall deposit in the Collection Fund on the Optional Purchase Date, an amount equal to the aggregate Purchase Amount for the Financed Eligible Loans and the related rights with respect thereto, plus the appraised value of any such other property held by the Trust other than the Funds and Accounts, such value to be determined by an appraiser mutually agreed upon by the Sponsor and the Trustee; provided, however, that the Sponsor may not effect such purchase if such aggregate Purchase Amounts do not equal or exceed the Minimum Purchase Amount.

           Section 10.04      Auction of Financed Eligible Loans. If the Sponsor does not exercise its option to purchase all of the remaining Financed Eligible Loans pursuant to Section 10.03, the Trustee (or its designated agent) shall, promptly after the Business Day next succeeding the Optional Purchase Date that is the tenth (10th) Business Day preceding the March 2022 Quarterly Distribution Date, offer for sale all of the remaining Financed Eligible Loans, and any such sale shall be consummated on or before such Quarterly Distribution Date (the "Trust Auction Date"). The Trustee shall provide written notice to the Sponsor of any such offer for sale at least three Business Days in advance of the Trust Auction Date. Collegiate Funding Services, L.L.C. and its affiliates and third parties may offer to purchase the trust’s Student Loans in such auction. If at least two bids are received, the Trustee (or its designated agent) shall solicit and resolicit new bids from all participating bidders until only one bid remains or the remaining bidders decline to resubmit bids. The Trustee shall accept the highest of such remaining bids if it is equal to or in excess of both (i) the Minimum Purchase Amount and (ii) the fair market value of such Financed Eligible Loans as of the end of the Collection Period immediately preceding the Trust Auction Date. If at least two bids are not received or the highest bid after the resolicitation process is completed is not equal to or in excess of the higher of the amounts described in the preceding sentence, the Trustee shall not consummate such sale. The Trustee may consult, and, at the direction of the Sponsor, shall consult, with a financial advisor, including an underwriter of the Notes or the Administrator, to determine if the fair market value of the Financed Eligible Loans has been offered. The proceeds of any such sale will be applied to the redemption of all Notes Outstanding in accordance with Section 5.03(i) hereof. Unless requested by the Administrator, if the sale is not completed, the Trustee may, but will not be obligated to, solicit bids for sale of the Financed Eligible Loans with respect to future Quarterly Distribution Dates upon terms similar to those described above. The Trustee shall be obligated to make such solicitations, however, if requested to do so by the Administrator. Notice of the prepayment of any Obligations resulting from a purchase of the Financed Eligible Loans on the Optional Purchase Date or the auction of the Financed Eligible Loans on the Trust Auction Date, shall be given by the Trustee to the Registered Owners and the Counterparties by first-class mail within five Business Days of such Optional Purchase Date or Trust Auction Date.

[Remainder of This Page Intentionally Left Blank]

           IN WITNESS WHEREOF, the Issuer has caused this Indenture to be executed in its organizational name and behalf by its Delaware Trustee, and the Trustee, to evidence its acceptance of the trusts hereby created, has caused this Indenture to be executed in its organizational name and behalf, all in multiple counterparts, each of which shall be deemed an original, and the Issuer and the Trustee have caused this Indenture to be dated as of the date herein above first shown.

COLLEGIATE FUNDING SERVICES
EDUCATION LOAN TRUST 2004-A,
a Delaware statutory trust

By: WILMINGTON TRUST COMPANY, not in
       its individual capacity or personal capacity but
       solely in its capacity as Delaware Trustee

By: /s/ Patricia Evans
      Name: Patricia Evans
      Title: Assistant Vice President

U.S. BANK NATIONAL ASSOCIATION, as
Trustee and as Eligible Lender Trustee under the
Issuer Eligible Lender Trust Agreement

By: /s/ Brian D. True
      Name: Brian D. True
      Title: Trust Officer

Agreed and accepted:

COLLEGIATE FUNDING PORTFOLIO
ADMINISTRATION, L.L.C.

By: /s/ Kevin Landgraver
      Name: Kevin Landgraver
      Title: Treasurer

ANNEX 1

CERTAIN TERMS AND PROVISIONS OF
THE AUCTION RATE NOTES

ARTICLE I

DEFINITIONS

           Except as provided below in this Section, all terms which are defined in Article I of this Indenture shall have the same meanings, respectively, in this Annex 1 as such terms are given in Article I of this Indenture. In addition, the following terms shall have the following respective meanings:

           "All Hold Rate" shall mean the Applicable LIBOR Rate less 0.20%; provided, that in no event shall the applicable All Hold Rate be greater than the applicable Maximum Rate.

           "Applicable LIBOR Rate" means, (a) for Auction Periods of 35 days or less, One-Month LIBOR, (b) for Auction Periods of more than 35 days but less than 91 days, Three-Month LIBOR, (c) for Auction Periods of more than 90 days but less than 181 days, Six-Month LIBOR, and (d) for Auction Periods of more than 180 days, One-Year LIBOR.

           "Auction" shall mean the implementation of the Auction Procedures on an Auction Date.

           "Auction Agent" shall mean, the Initial Auction Agent under the Initial Auction Agent Agreement unless and until a Substitute Auction Agent Agreement becomes effective, after which "Auction Agent" shall mean the Substitute Auction Agent.

           "Auction Agent Agreement" shall mean the Initial Auction Agent Agreement unless and until a Substitute Auction Agent Agreement is entered into, after which "Auction Agent Agreement" shall mean such Substitute Auction Agent Agreement.

           "Auction Agent Fee" shall have the meaning set forth in the Auction Agent Agreement. Such fee shall not in any year exceed the amount set forth in the cashflows delivered to the Rating Agencies unless the Issuer obtains a Rating Agency Confirmation.

           "Auction Date" shall mean, initially, with respect to the Class A-5 Notes, May 27, 2004, with respect to the Class A-6 Notes, May 27, 2004, and with respect to the Class B Notes, May 27, 2004, and thereafter, with respect to each such class of Auction Rate Notes, the Business Day immediately preceding the first day of each Auction Period for such class, other than:

(a) an Auction Period commencing after the ownership of such class is no longer maintained in book-entry form by the Clearing Agency;

(b) an Auction Period commencing after the occurrence and during the continuance of a Payment Default; or

(c) an Auction Period commencing less than the Applicable Number of Business Days after the cure or waiver of a Payment Default.

(d) Notwithstanding the foregoing, the Auction Date for one or more Auction Periods may be changed pursuant to Section 2.02(h) of this Annex 1.

             "Auction Note Interest Rate" shall mean each variable rate of interest per annum borne by Auction Rate Notes for each Auction Period and determined in accordance with the provisions of Sections 2.01 and 2.02 of this Annex 1; provided, however, that in the event of a Payment Default, the Auction Note Interest Rate shall equal the applicable Non-Payment Rate; provided, further, however that such Auction Note Interest Rate shall in no event exceed the Maximum Rate.

             "Auction Period" shall mean the Interest Accrual Period applicable to the Auction Rate Notes during which time the Auction Rate is determined pursuant to Section 2.02(a) of this Annex 1, which Auction Period (after the Initial Auction Period for such Class) initially shall consist generally of 28 days for the Class A-5 Notes, the Class A-6 Notes and the Class B Notes as the same may be adjusted pursuant to Section 2.02(g) of this Annex 1.

             "Auction Period Adjustment" shall mean an adjustment to the Auction Period as provided in Section 2.02(g) of this Annex 1.

             "Auction Procedures" shall mean the procedures set forth in Section 2.02(a) of this Annex 1 by which the Auction Rate is determined.

             "Auction Rate" shall mean the rate of interest per annum that results from implementation of the Auction Procedures and is determined as described in Section 2.02(a)(iii)(B) of this Annex 1.

             "Auction Rate Distribution Date" shall mean, for each Auction Rate Note, the Business Day immediately following the expiration of the Initial Auction Period for such Auction Rate Note and each related Auction Period thereafter; provided, however, if the duration of such Auction Period exceeds 90 days, then such Auction Rate Note shall have Interest Payment Dates on (x) each Quarterly Distribution Date occurring during such Auction Period and (y) the first Business Day immediately following the end of such Auction Period.

             "Auction Rate Noteholder" a holder of Auction Rate Notes, which, so long as such Auction Rate Notes are maintained in Book-Entry Form, shall be the Clearing Agency or its nominee.

           "Authorized Denominations" shall mean $50,000 and any integral multiple thereof.

             "Available Auction Rate Notes" has the meaning set forth in Section 2.02(a)(iii)(A)(1) of this Annex 1.

           "Bid" has the meaning set forth in Section 2.02(a)(i)(A) of this Annex 1.

          "Bid Auction Rate" has the meaning set forth in Section 2.02(a)(iii)(A) of this Annex 1.

           "Bidder" has the meaning set forth in Section 2.02(a)(i)(A) of this Annex 1.

           "Bond Equivalent Yield" shall mean, in respect of any security the rate for which is quoted in The Wall Street Journal on a bank discount basis, the "bond equivalent yield" (expressed as a percentage) for such security which appears on Telerate’s United States Treasury and Money Market Composite Page 0223, rounded up to the nearest one one-hundredth of one percent.

           "Book-Entry Form" or "Book-Entry System" shall mean a form or system under which (a) the beneficial right to principal and interest may be transferred only through a book entry, (b) physical securities in registered form are issued only to a Clearing Agency or its nominee as Auction Rate Noteholder, with the securities "immobilized" to the custody of the Clearing Agency, and (c) the book entry is the record that identifies the owners of beneficial interests in that principal and interest.

           "Broker-Dealer" shall mean (i) initially, with respect to those classes of Auction Rate Notes specified in the applicable Broker-Dealer Agreement, each of J.P. Morgan Securities Inc., Citigroup Global Markets Inc. and UBS Financial Services Inc., pursuant to the applicable Broker-Dealer Agreement and (ii) any other broker or dealer (each as defined in the Exchange Act), commercial bank or other entity permitted by law to perform the functions required of a Broker-Dealer set forth in the Auction Procedures that (a) is a Participant (or an affiliate of a Participant), (b) has been appointed as such by the Issuer pursuant to Section 2.02(f) of Annex 1 hereto and (c) has entered into a Broker-Dealer Agreement that is in effect on the date of reference.

           "Broker-Dealer Agreement" shall mean (i) with respect to (a) UBS Financial Services Inc., the Broker-Dealer Agreement, dated as of April 1, 2004, between The Bank of New York, as Auction Agent, and UBS Financial Services Inc., as broker-dealer, (b) J.P. Morgan Securities Inc., the Broker-Dealer Agreement, dated as of April 1, 2004, between The Bank of New York, as Auction Agent, and J.P. Morgan Securities Inc., as broker dealer and (c) Citigroup Global Markets Inc., the Broker-Dealer Agreement, dated as of April 1, 2004, between The Bank of New York, as Auction Agent, and Citigroup Global Markets Inc., as broker dealer and (ii) each other agreement between the Auction Agent and a Broker-Dealer, approved by the Issuer, pursuant to which the Broker-Dealer agrees to participate in Auctions as set forth in the Auction Procedures, as such agreement may from time to time be amended or supplemented, each of which shall be in substantially the form of the Broker-Dealer Agreements specified in clause (i) hereof.

           "Broker-Dealer Fees" shall have the meaning ascribed to such term in the applicable Broker-Dealer Agreement. Such fee shall not in any year exceed the amount set forth in the cashflows delivered to the Rating Agencies unless the Issuer obtains a Rating Agency Confirmation.

           "Broker-Dealer Fee Rate" shall have the meaning ascribed to such term in the applicable Broker-Dealer Agreement.

           "Carry-Over Amount" shall mean, for any Interest Accrual Period during which interest is calculated at the Net Loan Rate, the excess, if any, of (a) the amount of interest on an Auction Rate Note that would have accrued with respect to the related Interest Accrual Period at the lesser of (i) the applicable Auction Rate and (ii) the Maximum Rate determined as if the Net Loan Rate were not a component thereof over (b) the amount of interest on such Auction Rate Note actually accrued with respect to such Auction Rate Note with respect to such Interest Accrual Period based on the Net Loan Rate, together with the unreduced portion of any such excess from prior Interest Accrual Periods; provided that any reference to "principal" or "interest" in this Indenture and in this Annex 1 and the Auction Rate Notes shall not include within the meanings of such words any Carry-over Amount or any interest accrued on any Carry-over Amount.

           "Closing Date" shall mean April 28, 2004.

           "Commercial Paper Rate (90-day)" shall mean the rate determined at the end of each calendar quarter using the daily average of that quarter's bond equivalent 3-Month Financial Commercial Paper rates. The daily bond equivalent rates are calculated from the 3-Month Financial Commercial Paper discount rates published in the Federal Reserve's H.15 report. On weekends, holidays, and any other day when no H.15 rates are available, the rate from the most recent published date is used.

           "Effective Interest Rate" shall mean, with respect to any Financed Eligible Loan, the interest rate per annum payable by the borrower as of the last day of the calendar quarter borne by such Financed Eligible Loan after giving effect to any reduction in such interest rate pursuant to borrower incentives, (a) less all accrued rebate fees on such Financed Eligible Loan constituting Consolidation Loans paid during such calendar quarter expressed as a percentage per annum and (b) plus all accrued Interest Benefit Payments and Special Allowance Payments applicable to such Financed Eligible Loan during such calendar quarter expressed as a percentage per annum.

           "Eligible Carry-Over Make-Up Amount" shall mean, with respect to each Interest Accrual Period relating to the Auction Rate Notes as to which, as of the first day of such Interest Accrual Period, there is any unpaid Carry-over Amount, an amount equal to the lesser of (a) interest computed on the principal balance of the Auction Rate Notes in respect to such Interest Accrual Period at a per annum rate equal to the excess, if any, of the Net Loan Rate over the Auction Rate, together with the unreduced portion of any such excess from prior Interest Accrual Periods and (b) the aggregate Carry-over Amount remaining unpaid as of the first day of such Interest Accrual Period together with interest accrued and unpaid thereon through the end of such Interest Accrual Period.

           "Existing Owner" shall mean (a) with respect to and for the purpose of dealing with the Auction Agent in connection with an Auction, a Person who is a Broker-Dealer listed in the Existing Owner Registry at the close of business on the Business Day immediately preceding the Auction Date for such Auction and (b) with respect to and for the purpose of dealing with the Broker-Dealers in connection with an Auction, a Person who is a beneficial owner of Auction Rate Notes.

           "Existing Owner Registry" shall mean the registry of Persons who are owners of the Auction Rate Notes, maintained by the Auction Agent as provided in the Auction Agent Agreement.

           "Hold Order" has the meaning set forth in Section 2.02(a)(i)(A) of this Annex 1.

           "Initial Auction Agent" shall mean the Bank of New York, a New York banking corporation, its successors and assigns, in its capacity as auction agent under the Initial Auction Agent Agreement.

           "Initial Auction Agent Agreement" shall mean the Auction Agent Agreement, dated as of April 1, 2004, by and among the Issuer, the Trustee and the Initial Auction Agent, including any amendment thereof or supplement thereto.

           "Initial Auction Period" shall mean, as to Auction Rate Notes, the period commencing on the Closing Date and continuing through the day immediately preceding the Initial Auction Rate Adjustment Date for such Auction Rate Notes.

           "Initial Auction Rate" shall mean for each class of Auction Rate Notes, the per annum rate set forth below:

                                    Initial
              Class                 Auction Rate
              -----                 -------------

              Class A-5             1.10%
              Class A-6             1.10%
              Class B               1.23%

           "Initial Rate Adjustment Date" shall mean for each class of Auction Rate Notes, the date set forth below:

                                    Initial Rate
              Class                 Adjustment Date
              -----                 ---------------

              Class A-5             May 28, 2004
              Class A-6             May 28, 2004
              Class B               May 28, 2004

           "Interest Accrual Period" shall mean, with respect to the Auction Rate Notes, the Initial Auction Period and each period commencing on an Interest Rate Adjustment Date for such Class and ending on the day before (a) the next Interest Rate Adjustment Date for such Class or (b) the Stated Maturity of such Class, as applicable.

           "Interest Rate Adjustment Date" shall mean the date on which an Auction Note Interest Rate is effective, and shall mean, with respect to the Auction Rate Notes, the date of commencement of each Auction Period.

           "Interest Rate Determination Date" shall mean, with respect to the Auction Rate Notes, the Auction Date, or if no Auction Date is applicable to such Class, the Business Day immediately preceding the date of commencement of an Auction Period.

           "Market Agent" shall mean, with respect to those classes of Auction Rate Notes specified in the applicable Market Agent Agreement, each of J.P. Morgan Securities Inc., Citigroup Global Markets Inc. and UBS Financial Services, Inc. and pursuant to the applicable Market Agent Agreement, or any successor in such capacity hereunder.

           "Market Agent Agreements" shall mean (i) the Market Agent Agreement, dated as of April 1, 2004, between UBS Financial Services Inc., as market agent, and the Trustee, (ii) the Market Agent Agreement, dated as of April 1, 2004, between J.P. Morgan Securities Inc., as market agent, and the Trustee and (iii) the Market Agent Agreement, dated as of April 1, 2004, between Citigroup Global Markets Inc., as market agent, and the Trustee, as applicable, in each case, including any supplement thereto or amendment thereof.

           "Maximum Rate" means the least of (a) either (i) the Applicable LIBOR Rate plus 1.50% (if the ratings assigned by Moody’s and S&P to the Auction Rate Notes are "Aaa" and "AAA" respectively, or better) or (ii) the Applicable LIBOR Rate plus 2.50% (if any one of the ratings assigned by Moody’s and S&P to the Auction Rate Notes is less than "Aaa" and "AAA" respectively) or (iii) the Applicable LIBOR Rate plus 3.50% (if any one of the ratings assigned by Moody’s and S&P to the Auction Rate Notes is less than "A3" and "A-" respectively), (b) 16%, (c) the highest rate the Issuer may legally pay, from time to time, as interest on the Auction Rate Notes or (d) the Net Loan Rate. For purposes of the Auction Agent and the Auction Procedures, the ratings referred to in this definition shall be the last ratings of which the Auction Agent has been given written notice pursuant to the Auction Agent Agreement.

           "Net Loan Rate" shall mean, with respect to any Interest Accrual Period applicable to the Auction Rate Notes, the lesser of (a) the rate of interest per annum (rounded to the next highest one one-hundredth of one percent) equal to the applicable Commercial Paper Rate (90-day) plus 0.70% or (b) the rate of interest per annum (rounded to the next highest one-hundredth of one percent) equal to (i) the weighted average Effective Interest Rate of the Financed Eligible Loans for the calendar quarter immediately preceding such Interest Accrual Period, as determined by the Issuer on the last day of such calendar quarter, less (ii) the sum of (x) Realized Losses in respect of the Financed Eligible Loans for the most recently completed Collection Period and (y) the Program Expense Percentage, as determined by the Issuer on the last day of each calendar year. In making the determinations in (b)(i) and (ii) of this definition of "Net Loan Rate," the Issuer shall take into account as an increase to such Net Loan Rate the receipt of any Reciprocal Payment and as a decrease to any Issuer Derivative Payment. The determinations made by the Issuer in (b)(i) and (ii) of this definition of "Net Loan Rate" shall be given in writing to the Auction Agent, the Trustee and the Broker-Dealers immediately upon their respective calculation dates.

           "Non-Payment Rate" shall mean One-Month LIBOR plus 1.50%.

           "Order" has the meaning set forth in Section 2.02(a)(i)(A) of this Annex 1.

           "Participant" shall mean the member of, or participant in, the Clearing Agency that will act on behalf of an Existing Owner or a Potential Owner.

           "Payment Default" shall mean, with respect to the Auction Rate Notes, (a) a default in the due and punctual payment of any installment of interest on such Auction Rate Notes, or (b) a default in the due and punctual payment of any interest on and principal of such Auction Rate Notes at their maturity.

           "Potential Owner" shall mean any Person (including an Existing Owner that is (a) a Broker-Dealer when dealing with the Auction Agent and (b) a potential beneficial owner when dealing with a Broker-Dealer) who may be interested in acquiring Auction Rate Notes (or, in the case of an Existing Owner thereof, an additional principal amount of Auction Rate Notes).

           "Program Expense Percentage" shall mean, the percentage that all Program Expenses represent of the principal amount of the Notes, and which the Issuer shall calculate annually on the last day of each calendar year. Any adjustment in the Program Expense Percentage shall be effective beginning on the first Interest Rate Determination Date following each such calculation.

           "Program Expenses" shall mean the annual expenses of the Trust comprised of the sum of the annual amount of the Servicing Fees, the Administration Fees, Back-up Administration Fees, the Auction Agent Fees, the Broker-Dealer Fees, the Trustee Fees and the Delaware Trustee Fees, payable by the Issuer.

           "PSA" shall mean the Public Securities Association, its successors and assigns.

           "Regular Record Date" shall mean the Record Date for the Auction Rate Notes.

           "Sell Order" has the meaning set forth in Section 2.02(a)(i)(A) of this Annex 1.

           "Submission Deadline" shall mean 1:00 p.m., eastern time, on any Auction Date or such other time on any Auction Date by which the Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time.

           "Submitted Bid" has the meaning set forth in Section 2.02(a)(iii)(A) of this Annex 1.

           "Submitted Hold Order" has the meaning set forth in Section 2.02(a)(iii)(A) of this Annex 1.

           "Submitted Order" has the meaning set forth in Section 2.02(a)(iii)(A) of this Annex 1.

           "Submitted Sell Order" has the meaning set forth in Section 2.02(a)(iii)(A) of this Annex 1.

           "Substitute Auction Agent" shall mean the Person with whom the Issuer and the Trustee enter into a Substitute Auction Agent Agreement.

           "Substitute Auction Agent Agreement" shall mean an auction agent agreement containing terms substantially similar to the terms of the Initial Auction Agent Agreement, whereby a Person having the qualifications required by Section 2.02(e) of this Annex 1 agrees with the Trustee and the Issuer to perform the duties of the Auction Agent under this Annex 1.

           "Sufficient Bids" has the meaning set forth in Section 2.02(a)(iii)(A) of this Annex 1.

           "Variable Rate" shall mean the variable rate of interest per annum, including the Initial Auction Rate, borne by each Class of Auction Rate Notes during the Initial Auction Period for such Class, and each Interest Accrual Period thereafter as such rate of interest is determined in accordance with the provisions of Article II of this Annex 1.

ARTICLE II

TERMS AND ISSUANCE

           Section 2.01 Auction Rate and Carry-Over Amounts. During the Initial Auction Period, each Class of Auction Rate Notes shall bear interest at the Initial Auction Rate for such Class. Thereafter, and except with respect to an Auction Period Adjustment, the Auction Rate Notes shall bear interest at an Auction Note Interest Rate based on a 28-day Auction Period for the Auction Rate Notes, as determined pursuant to this Section 2.01 and Section 2.02 of this Annex 1.

          For the Auction Rate Notes during the Initial Auction Period and each Auction Period thereafter, interest at the applicable Auction Rate Notes Interest Rate shall accrue daily and shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days.

          The Auction Note Interest Rate to be borne by the Auction Rate Notes after such Initial Auction Period for each Auction Period until an Auction Period Adjustment, if any, shall be determined as described below. Each such Auction Period after the Initial Auction Period shall commence on and include the day following the expiration of the immediately preceding Auction Period and terminate on and include the Thursday of the following fourth week (unless any such day is not followed by a Business Day, in which case on the next succeeding day that is followed by a Business Day); provided, however, that in the case of the Auction Period that immediately follows the Initial Auction Period for the Auction Rate Notes, such Auction Period shall commence on the Initial Rate Adjustment Date. The Auction Note Interest Rate of the Auction Rate Notes for each Auction Period shall be the Auction Rate in effect for such Auction Period as determined in accordance with Section 2.02(a) of this Annex 1; By way of example, if an Auction Period ordinarily would end on a Monday, but the following Tuesday is not a Business Day, the Auction Period will end on that Tuesday and the new Auction Period will begin on Wednesday.

           Notwithstanding the foregoing, unless otherwise specified in an Issuer Order, if an Auction is scheduled to occur for the next Auction Period on a date that was reasonably expected to be a Business Day, but such Auction does not occur because such date is later not considered to be a Business Day, the Auction shall nevertheless be deemed to have occurred, and the applicable Auction Note Interest Rate in effect for the next Auction Period will be the Auction Note Interest Rate in effect for the preceding Auction Period and such Auction Period will generally be 28 days in duration, beginning on the calendar day following the date of the deemed Auction and ending on (and including) the applicable Thursday (unless such day is not followed by a Business Day, in which case on the next succeeding day that is followed by a Business Day) of the following fourth week in the case of the Auction Rate Notes. If the preceding Auction Period was other than generally 28 days in duration, the Auction Note Interest Rate for the deemed Auction will instead be the rate of interest determined by the applicable Broker-Dealer on equivalently rated auction securities with a comparable length of auction period.

           Notwithstanding the foregoing:

(a) if the ownership of an Auction Rate Note is no longer maintained in Book-Entry Form, the Auction Note Interest Rate on the Auction Rate Notes for any Interest Accrual Period commencing after the delivery of certificates representing Auction Rate Notes pursuant to this Indenture shall equal the Maximum Rate; or

(b) if a Payment Default shall have occurred, the Auction Note Interest Rate on the Auction Rate Notes for the Interest Accrual Period commencing on or immediately after such Payment Default, and for each Interest Accrual Period thereafter, to and including the Interest Accrual Period, if any, during which, or commencing less than two Business Days after, such Payment Default is cured, shall equal the applicable Non-Payment Rate on the first day of each such Interest Accrual Period.

          In accordance with Section 2.02(a)(iii)(B) and (C) of this Annex 1, the Auction Agent shall promptly give written notice to the Trustee and the Issuer of each Auction Note Interest Rate (unless the Auction Note Interest Rate is the applicable Non-Payment Rate) and the Maximum Rate when such rate is not the Auction Note Interest Rate, applicable to the Auction Rate Notes. The Trustee shall notify the Auction Rate Noteholders and the Issuer of Auction Rate Notes of the applicable Auction Note Interest Rate applicable to such Auction Rate Notes for each Auction Period not later than the third Business Day of such Auction Period. Notwithstanding any other provision of the Auction Rate Notes or this Indenture and except for the occurrence of a Payment Default, interest payable on the Auction Rate Notes for an Auction Period shall never exceed for such Auction Period the amount of interest payable at the applicable Maximum Rate in effect for such Auction Period.

          If the Auction Rate for the Auction Rate Notes is greater than the Maximum Rate, then the Variable Rate applicable to such Auction Rate Notes for that Interest Accrual Period will be the Maximum Rate and the Trustee shall determine the carryover amount, if any, with respect to such Auction Rate Notes for such Interest Accrual Period.

          Such Carry-over Amount shall bear interest calculated at a rate equal to One-Month LIBOR (as determined by the Auction Agent, provided the Trustee has received notice of One-Month LIBOR from the Auction Agent, and if the Trustee shall not have received such notice from the Auction Agent, then as determined by the Trustee) from the Auction Rate Distribution Date for the Interest Accrual Period with respect to which such Carry-over Amount was calculated, until paid. Any payment in respect of Carry-over Amount shall be applied, first, to any accrued interest payable thereon and, second, in reduction of such Carry-over Amount. For purposes of this Indenture and this Annex 1, any reference to "principal" or "interest" herein shall not include within the meaning of such words Carry-over Amount or any interest accrued on any such Carry-over Amount. Such Carry-over Amount shall be separately calculated for each Auction Rate Note by the Trustee during such Interest Accrual Period in sufficient time for the Trustee to give notice to each Auction Rate Noteholder of such Carry-over Amount as required in the next succeeding sentence. Not less than four days before the Auction Rate Distribution Date for an Interest Accrual Period with respect to which such Carry-over Amount has been calculated by the Trustee, the Trustee shall give written notice to each Auction Rate Noteholder the Auction Agent and the Issuer of the Carry-over Amount applicable to each Auction Rate Noteholder’s Auction Rate Note, which written notice may accompany the payment of interest by check made to each such Auction Rate Noteholder on such Auction Rate Distribution Date or otherwise shall be mailed on such Auction Rate Distribution Date by first-class mail, postage prepaid, to each such Auction Rate Noteholder at such Auction Rate Noteholder’s address as it appears on the registration records maintained by the Registrar. Such notice shall state, in addition to such Carry-over Amount, that, unless and until an Auction Rate Note has been redeemed (other than by optional redemption), after which all accrued Carry-over Amounts (and all accrued interest thereon) that remains unpaid shall be canceled and no Carry-over Amount (and interest accrued thereon) shall be paid with respect to an Auction Rate Note, (a) the Carry-over Amount (and interest accrued thereon calculated at a rate equal to One-Month LIBOR) shall be paid by the Trustee on an Auction Rate Note on the earliest of (i) the date of defeasance of the Auction Rate Notes or (ii) the first occurring Auction Rate Distribution Date (or on the date of any such optional redemption) if and to the extent that (A) the Eligible Carry-over Make-Up Amount with respect to such subsequent Interest Accrual Period is greater than zero, and (B) moneys are available pursuant to the terms of this Indenture in an amount sufficient to pay all or a portion of such Carry-over Amount (and interest accrued thereon), and (b) interest shall accrue on the Carry-over Amount at a rate equal to One-Month LIBOR until such Carry-over Amount is paid in full or is cancelled.

          The Carry-over Amount (and interest accrued thereon) for Auction Rate Notes shall be paid by the Trustee on Outstanding Auction Rate Notes on the earliest of (a) the date of defeasance of any of the Auction Rate Notes or (b) the first occurring Auction Rate Distribution Date if and to the extent that (i) the Eligible Carry-over Make-Up Amount with respect to such Interest Accrual Period is greater than zero, and (ii) on such Auction Rate Distribution Date there are sufficient moneys in the Revenue Fund to pay all interest due on the Auction Rate Notes on such Auction Rate Distribution Date, to redeem any Auction Rate Notes required to be redeemed on such Auction Rate Distribution Date in accordance with this Indenture and to fund amounts required to be added to the Reserve Fund on such Auction Rate Distribution Date. Any Carry-over Amount (and any interest accrued thereon) on any Auction Rate Note which is due and payable on an Auction Rate Distribution Date, which Auction Rate Note is to be redeemed (other than by optional redemption) on said Auction Rate Distribution Date, shall be paid to the Auction Rate Noteholder thereof on said Auction Rate Distribution Date to the extent that moneys are available therefor in accordance with the provisions of this Annex 1; provided, however, that any Carry-over Amount (and any interest accrued thereon) which is not yet due and payable on said Auction Rate Distribution Date shall be cancelled with respect to said Auction Rate Note that is to be redeemed (other than by optional redemption) on said Auction Rate Distribution Date and shall not be paid on any succeeding Auction Rate Distribution Date. To the extent that any portion of the Carry-over Amount (and any interest accrued thereon) remains unpaid after payment of a portion thereof, such unpaid portion shall be paid in whole or in part as required hereunder until fully paid by the Trustee on the earliest of (a) the date of defeasance of any of the Auction Rate Notes or (b) the next occurring Auction Rate Distribution Date or Dates, as necessary, if and to the extent that the conditions in the second preceding sentence are satisfied. On any Auction Rate Distribution Date on which the Trustee pays only a portion of the Carry-over Amount (and any interest accrued thereon) on Auction Rate Notes, the Trustee shall give written notice in the manner set forth in the immediately preceding paragraph to the Auction Rate Noteholder of such Auction Rate Note receiving such partial payment of the Carry-over Amount remaining unpaid on such Auction Rate Note.

          The Auction Rate Distribution Date or other date on which such Carry-over Amount (or any interest accrued thereon) for Auction Rate Notes shall be paid shall be determined by the Trustee in accordance with the provisions of the immediately preceding paragraph and this Indenture, and the Trustee shall make payment of the Carry-over Amount (and any interest accrued thereon) in the same manner as, and from the same Fund from which, it pays interest on the Auction Rate Notes on an Auction Rate Distribution Date. Any payment of Carry-over Amounts (and interest accrued thereon) shall reduce the amount of Eligible Carry-over Make-up Amount.

          In the event that the Auction Agent no longer determines, or fails to determine, when required, the Auction Note Interest Rate with respect to Auction Rate Notes, or, if for any reason such manner of determination shall be held to be invalid or unenforceable, the Auction Note Interest Rate for the next succeeding Interest Accrual Period, which Interest Accrual Period shall be an Auction Period, for Auction Rate Notes shall be the applicable Maximum Rate as determined by the Auction Agent for such next succeeding Auction Period, and if the Auction Agent shall fail or refuse to determine the Maximum Rate, the Maximum Rate shall be determined by the securities dealer appointed by the Issuer capable of making such a determination in accordance with the provisions of this Annex 1 and written notice of such determination shall be given by such securities dealer to the Trustee.

           Section 2.02   Auction Rate.

          (a) Determining the Auction Rate. By purchasing Auction Rate Notes, whether in an Auction or otherwise, each purchaser of the Auction Rate Notes, or its Broker-Dealer, must agree and shall be deemed by such purchase to have agreed (x) to participate in Auctions on the terms described herein, (y) to have its beneficial ownership of the Auction Rate Notes maintained at all times in Book-Entry Form for the account of its Participant, which in turn will maintain records of such beneficial ownership and (z) to authorize such Participant to disclose to the Auction Agent such information with respect to such beneficial ownership as the Auction Agent may request.

          So long as the ownership of Auction Rate Notes is maintained in Book-Entry Form by the Clearing Agency, an Existing Owner may sell, transfer or otherwise dispose of Auction Rate Notes only pursuant to a Bid or Sell Order placed in an Auction or otherwise sell, transfer or dispose of Auction Rate Notes through a Broker-Dealer, provided that, in the case of all transfers other than pursuant to Auctions, such Existing Owner, its Broker-Dealer or its Participant advises the Auction Agent of such transfer. Auctions shall be conducted on each Auction Date, if there is an Auction Agent on such Auction Date, in the following manner:

          (i)      (A) Prior to the Submission Deadline on each Auction Date;

(1) each Existing Owner of Auction Rate Notes may submit to a Broker-Dealer by telephone or otherwise any information as to:

a. the principal amount of Outstanding Auction Rate Notes, if any, owned by such Existing Owner which such Existing Owner desires to continue to own without regard to the Auction Note Interest Rate for the next succeeding Auction Period;

b. the principal amount of Outstanding Auction Rate Notes, if any, which such Existing Owner offers to sell if the Auction Note Interest Rate for the next succeeding Auction Period shall be less than the rate per annum specified by such Existing Owner; and/or

c. the principal amount of Outstanding Auction Rate Notes, if any, owned by such Existing Owner which such Existing Owner offers to sell without regard to the Auction Note Interest Rate for the next succeeding Auction Period;

and

(2) one or more Broker-Dealers may contact Potential Owners to determine the principal amount of Auction Rate Notes which each Potential Owner offers to purchase, if the Auction Note Interest Rate for the next succeeding Auction Period shall not be less than the rate per annum specified by such Potential Owner.

          The statement of an Existing Owner or a Potential Owner referred to in (1) or (2) of this paragraph (A) is herein referred to as an "Order," and each Existing Owner and each Potential Owner placing an Order is herein referred to as a "Bidder"; an Order described in clause (1)a. is herein referred to as a "Hold Order"; an Order described in clauses (1)b. and (2) is herein referred to as a "Bid"; and an Order described in clause (1)c. is herein referred to as a "Sell Order."

(B) (1) Subject to the provisions of Section 2.02(a)(ii) of this Annex 1, a Bid by an Existing Owner shall constitute an irrevocable offer to sell:

a. the principal amount of Outstanding Auction Rate Notes specified in such Bid if the Auction Note Interest Rate determined as provided in this Section 2.02(a) shall be less than the rate specified therein; or

b. such principal amount, or a lesser principal amount of Outstanding Auction Rate Notes to be determined as set forth in Section 2.02(a)(iv)(A)(4) of this Annex 1, if the Auction Note Interest Rate determined as provided in this Section 2.02(a) shall be equal to the rate specified therein; or

c. such principal amount, or a lesser principal amount of Outstanding Auction Rate Notes to be determined as set forth in Section 2.02(a)(iv)(B)(3) of this Annex 1, if the rate specified therein shall be higher than the applicable Maximum Rate and Sufficient Bids have not been made.

(2) Subject to the provisions of Section 2.02(a)(ii) of this Annex 1, a Sell Order by an Existing Owner shall constitute an irrevocable offer to sell:

a. the principal amount of Outstanding Auction Rate Notes specified in such Sell Order; or

b. such principal amount, or a lesser principal amount of Outstanding Auction Rate Notes set forth in Section 2.02(a)(iv)(B)(3) of this Annex 1, if Sufficient Bids have not been made.

(3) Subject to the provisions of Section 2.02(a)(ii) of this Annex 1, a Bid by a Potential Owner shall constitute an irrevocable offer to purchase:

a. the principal amount of Outstanding Auction Rate Notes specified in such Bid if the Auction Note Interest Rate determined as provided in this Section 2.02(a) shall be higher than the rate specified in such Bid; or

b. such principal amount, or a lesser principal amount of Outstanding Auction Rate Notes set forth in Section 2.02(a)(iv)(A)(5) of this Annex 1, if the Auction Note Interest Rate determined as provided in this Section 2.02(a) shall be equal to the rate specified in such Bid.

(ii) (A) Each Broker-Dealer shall submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer and shall specify with respect to each such Order:

(1) the name of the Bidder placing such Order;

(2) the aggregate principal amount of Auction Rate Notes that are the subject of such Order;

(3) to the extent that such Bidder is an Existing Owner:

a. the principal amount of Auction Rate Notes, if any, subject to any Hold Order placed by such Existing Owner;

b. the principal amount of Auction Rate Notes, if any, subject to any Bid placed by such Existing Owner and the rate specified in such Bid; and

c. the principal amount of Auction Rate Notes, if any, subject to any Sell Order placed by such Existing Owner; and

(4) to the extent such Bidder is a Potential Owner, the rate specified in such Potential Owner's Bid.

(B) If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next higher one thousandth of 1%.

(C) If an Order or Orders covering all Outstanding Auction Rate Notes owned by an Existing Owner is not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted on behalf of such Existing Owner covering the principal amount of Outstanding Auction Rate Notes owned by such Existing Owner and not subject to an Order submitted to the Auction Agent.

(D) None of the Issuer, the Trustee or the Auction Agent shall be responsible for any failure of a Broker-Dealer to submit an Order to the Auction Agent on behalf of any Existing Owner or Potential Owner.

(E) If any Existing Owner submits through a Broker-Dealer to the Auction Agent one or more Orders covering in the aggregate more than the principal amount of Outstanding Auction Rate Notes owned by such Existing Owner, such Orders shall be considered valid as follows and in the following order of priority:

(1) All Hold Orders shall be considered valid, but only up to the aggregate principal amount of Outstanding Auction Rate Notes owned by such Existing Owner, and if the aggregate principal amount of Auction Rate Notes subject to such Hold Orders exceeds the aggregate principal amount of Auction Rate Notes owned by such Existing Owner, the aggregate principal amount of Auction Rate Notes subject to each such Hold Order shall be reduced pro rata so that the aggregate principal amount of Auction Rate Notes subject to such Hold Order equals the aggregate principal amount of Outstanding Auction Rate Notes owned by such Existing Owner.

(2) a. Any Bid shall be considered valid up to an amount equal to the excess of the principal amount of Outstanding Auction Rate Notes owned by such Existing Owner over the aggregate principal amount of Auction Rate Notes subject to any Hold Order referred to in clause (A) of this paragraph (ii);

b. subject to subclause (1) of this clause (E), if more than one Bid with the same rate is submitted on behalf of such Existing Owner and the aggregate principal amount of Outstanding Auction Rate Notes subject to such Bids is greater than such excess, such Bids shall be considered valid up to an amount equal to such excess;

c. subject to subclauses (1) and (2) of this clause (E), if more than one Bid with different rates are submitted on behalf of such Existing Owner, such Bids shall be considered valid first in the ascending order of their respective rates until the highest rate is reached at which such excess exists and then at such rate up to the amount of such excess; and

d. in any such event, the amount of Outstanding Auction Rate Notes, if any, subject to Bids not valid under this clause (E) shall be treated as the subject of a Bid by a Potential Owner at the rate therein specified; and

(3) All Sell Orders shall be considered valid up to an amount equal to the excess of the principal amount of Outstanding Auction Rate Notes owned by such Existing Owner over the aggregate principal amount of Auction Rate Notes subject to Hold Orders referred to in clause (1) of this paragraph (v) and valid Bids referred to in clause (2) of this paragraph (E).

(F) If more than one Bid for Auction Rate Notes is submitted on behalf of any Potential Owner, each Bid submitted shall be a separate Bid with the rate and principal amount therein specified.

(G) An Existing Owner that offers to purchase additional Auction Rate Notes is, for purposes of such offer, treated as a Potential Owner.

(H) Any Bid or Sell Order submitted by an Existing Owner covering an aggregate principal amount of Auction Rate Notes not equal to an Authorized Denomination shall be rejected and shall be deemed a Hold Order. Any Bid submitted by a Potential Owner covering an aggregate principal amount of Auction Rate Notes not equal to an Authorized Denomination shall be rejected.

(I) Any Bid specifying a rate higher than the applicable Maximum Rate will (1) be treated as a Sell Order if submitted by an Existing Owner and (2) not be accepted if submitted by a Potential Owner.

(J) Any Order submitted in an Auction by a Broker-Dealer to the Auction Agent prior to the Submission Deadline on any Auction Date shall be irrevocable.

(iii) (A) Not earlier than the Submission Deadline on each Auction Date, the Auction Agent shall assemble all valid Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being herein referred to individually as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, or as a "Submitted Order," and collectively as "Submitted Hold Orders," "Submitted Bids" or "Submitted Sell Orders," as the case may be, or as "Submitted Orders") and shall determine:

(1) the excess of the total principal amount of Outstanding Auction Rate Notes over the sum of the aggregate principal amount of Outstanding Auction Rate Notes subject to Submitted Hold Orders (such excess being herein referred to as the "Available Auction Rate Notes"), and

(2) from the Submitted Orders whether:

a. the aggregate principal amount of Outstanding Auction Rate Notes subject to Submitted Bids by Potential Owners specifying one or more rates equal to or lower than the applicable Maximum Rate;

exceeds or is equal to the sum of:

b. the aggregate principal amount of Outstanding Auction Rate Notes subject to Submitted Bids by Existing Owners specifying one or more rates higher than the applicable Maximum Rate; and

c. the aggregate principal amount of Outstanding Auction Rate Notes subject to Submitted Sell Orders;

(in the event such excess or such equality exists, other than because all of the Outstanding Auction Rate Notes are subject to Submitted Hold Orders, such Submitted Bids described in subclause a. above shall be referred to collectively as "Sufficient >Bids"); and

(3) if Sufficient Bids exist, the Bid Auction Rate, which shall be the lowest rate specified in such Submitted Bids such that if:

a. (x) each Submitted Bid from Existing Owners specifying such lowest rate and (y) all other Submitted Bids from Existing Owners specifying lower rates were rejected, thus entitling such Existing Owners to continue to own the principal amount of Auction Rate Notes subject to such Submitted Bids; and

b. (x) each such Submitted Bid from Potential Owners specifying such lowest rate and (y) all other Submitted Bids from Potential Owners specifying lower rates were accepted;

the result would be that such Existing Owners described in subclause a. above would continue to own an aggregate principal amount of Outstanding Auction Rate Notes which, when added to the aggregate principal amount of Outstanding Auction Rate Notes to be purchased by such Potential Owners described in subclause b. above, would equal not less than the Available Auction Rate Notes.

(B) Promptly after the Auction Agent has made the determinations pursuant to Section 2.02(a)(iii)(A) of this Annex 1, the Auction Agent shall advise the Trustee, the Broker-Dealers and the Issuer of the Maximum Rate and the All Hold Rate and the components thereof on the Auction Date:

(1) if Sufficient Bids exist, that the Auction Rate for the next succeeding Interest Accrual Period shall be equal to the Bid Auction Rate so determined;

(2) if Sufficient Bids do not exist (other than because all of the Outstanding Auction Rate Notes are subject to Submitted Hold Orders), that the Auction Rate for the next succeeding Interest Accrual Period shall be equal to the applicable Maximum Rate; or

(3) if all Outstanding Auction Rate Notes are subject to Submitted Hold Orders, that the Auction Rate for the next succeeding Interest Accrual Period shall be equal to the applicable All Hold Rate.

(C) Promptly after the Auction Agent has determined the Auction Rate, the Auction Agent shall determine and advise the Trustee of the Auction Note Interest Rate.

(iv) Existing Owners shall continue to own the principal amount of Auction Rate Notes that are subject to Submitted Hold Orders. If the Maximum Rate is equal to or greater than the Bid Auction Rate and if Sufficient Bids have been received by the Auction Agent, the Bid Auction Rate will be the Auction Note Interest Rate, and Submitted Bids and Submitted Sell Orders will be accepted or rejected and the Auction Agent will take such other action as described below in subparagraph (A).

          If the Maximum Rate is less than the Auction Rate, the Maximum Rate will be the Auction Note Interest Rate. If the Auction Agent has not received Sufficient Bids (other than because all of the Outstanding Auction Rate Notes are subject to Submitted Hold Orders), the Auction Note Interest Rate will be the Maximum Rate. In any of the cases described above, Submitted Orders will be accepted or rejected and the Auction Agent will take such other action as described below in subparagraph (B).

(A) If Sufficient Bids have been made and the Maximum Rate is equal to or greater than the Bid Auction Rate (in which case the Auction Note Interest Rate shall be the Bid Auction Rate), all Submitted Sell Orders shall be accepted and, subject to the provisions of clauses (4) and (5) of this Section 2.02(a)(iv), Submitted Bids shall be accepted or rejected as follows in the following order of priority, and all other Submitted Bids shall be rejected:

(1) Existing Owners' Submitted Bids specifying any rate that is higher than the Auction Note Interest Rate shall be accepted, thus requiring each such Existing Owner to sell the aggregate principal amount of Auction Rate Notes subject to such Submitted Bids;

(2) Existing Owners' Submitted Bids specifying any rate that is lower than the Auction Note Interest Rate shall be rejected, thus entitling each such Existing Owner to continue to own the aggregate principal amount of Auction Rate Notes subject to such Submitted Bids;

(3) Potential Owners' Submitted Bids specifying any rate that is lower than the Auction Note Interest Rate shall be accepted;

(4) Each Existing Owners' Submitted Bid specifying a rate that is equal to the Auction Note Interest Rate shall be rejected, thus entitling such Existing Owner to continue to own the aggregate principal amount of Auction Rate Notes subject to such Submitted Bid, unless the aggregate principal amount of Outstanding Auction Rate Notes subject to all such Submitted Bids shall be greater than the principal amount of Auction Rate Notes (the "remaining principal amount") equal to the excess of the Available Auction Rate Notes over the aggregate principal amount of Auction Rate Notes subject to Submitted Bids described in clauses (2) and (3) of this Section 2.02(a)(iv)(A), in which event such Submitted Bid of such Existing Owner shall be rejected in part, and such Existing Owner shall be entitled to continue to own the principal amount of Auction Rate Notes subject to such Submitted Bid, but only in an amount equal to the aggregate principal amount of Auction Rate Notes obtained by multiplying the remaining principal amount by a fraction, the numerator of which shall be the principal amount of Outstanding Auction Rate Notes owned by such Existing Owner subject to such Submitted Bid and the denominator of which shall be the sum of the principal amount of Outstanding Auction Rate Notes subject to such Submitted Bids made by all such Existing Owners that specified a rate equal to the Auction Note Interest Rate, subject to the provisions of Section 2.02(a)(iv)(D) of this Annex 1; and

(5) Each Potential Owner's Submitted Bid specifying a rate that is equal to the Auction Note Interest Rate shall be accepted, but only in an amount equal to the principal amount of Auction Rate Notes obtained by multiplying the excess of the aggregate principal amount of Available Auction Rate Notes over the aggregate principal amount of Auction Rate Notes subject to Submitted Bids described in clauses (2), (3) and (4) of this Section 2.02(a)(iv)(A) by a fraction the numerator of which shall be the aggregate principal amount of Outstanding Auction Rate Notes subject to such Submitted Bid and the denominator of which shall be the sum of the principal amount of Outstanding Auction Rate Notes subject to Submitted Bids made by all such Potential Owners that specified a rate equal to the Auction Note Interest Rate, subject to the provisions of Section 2.02(a)(iv)(D) of this Annex 1.

(B) If Sufficient Bids have not been made (other than because all of the Outstanding Auction Rate Notes are subject to submitted Hold Orders), or if the Maximum Rate is less than the Bid Auction Rate (in which case the Auction Note Interest Rate shall be the Maximum Rate), subject to the provisions of Section 2.02(a)(iv)(D) of this Annex 1, Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

(1) Existing Owners' Submitted Bids specifying any rate that is equal to or lower than the Auction Note Interest Rate shall be rejected, thus entitling such Existing Owners to continue to own the aggregate principal amount of Auction Rate Notes subject to such Submitted Bids;

(2) Potential Owners' Submitted Bids specifying (x) any rate that is equal to or lower than the Auction Note Interest Rate shall be accepted and (y) any rate that is higher than the Auction Note Interest Rate shall be rejected; and

(3) each Existing Owner's Submitted Bid specifying any rate that is higher than the Auction Note Interest Rate and the Submitted Sell Order of each Existing Owner shall be accepted, thus entitling each Existing Owner that submitted any such Submitted Bid or Submitted Sell Order to sell the Auction Rate Notes subject to such Submitted Bid or Submitted Sell Order, but in both cases only in an amount equal to the aggregate principal amount of Auction Rate Notes obtained by multiplying the aggregate principal amount of Auction Rate Notes subject to Submitted Bids described in clause (2)(x) of this Section 2.02(a)(iv)(B) by a fraction the numerator of which shall be the aggregate principal amount of Outstanding Auction Rate Notes owned by such Existing Owner subject to such submitted Bid or Submitted Sell Order and the denominator of which shall be the aggregate principal amount of Outstanding Auction Rate Notes subject to all such Submitted Bids and Submitted Sell Orders.

(C) If all Auction Rate Notes are subject to Submitted Hold Orders, all Submitted Bids shall be rejected.

(D) If, as a result of the procedures described in paragraph (A) or (B) of this Section 2.02(a)(iv), any Existing Owner would be entitled or required to sell, or any Potential Owner would be entitled or required to purchase, a principal amount of Auction Rate Notes that is not equal to an Authorized Denomination, the Auction Agent shall, in such manner as in its sole discretion it shall determine, round up or down the principal amount of Auction Rate Notes to be purchased or sold by any Existing Owner or Potential Owner so that the principal amount of Auction Rate Notes purchased or sold by each Existing Owner or Potential Owner shall be equal to an Authorized Denomination.

(E) If, as a result of the procedures described in paragraph (B) of this Section 2.02(a)(iv), any Potential Owner would be entitled or required to purchase less than an Authorized Denomination of Auction Rate Notes, the Auction Agent shall, in such manner as in its sole discretion it shall determine, allocate Auction Rate Notes for purchase among Potential Owners so that only Auction Rate Notes in Authorized Denominations are purchased by any Potential Owner, even if such allocation results in one or more of such Potential Owners not purchasing any Auction Rate Notes.

(v) Based on the result of each Auction, the Auction Agent shall determine the aggregate principal amount of Auction Rate Notes to be purchased and the aggregate principal amount of Auction Rate Notes to be sold by Potential Owners and Existing Owners on whose behalf each Broker-Dealer submitted Bids or Sell Orders and, with respect to each Broker-Dealer, to the extent that such aggregate principal amount of Auction Rate Notes to be sold differs from such aggregate principal amount of Auction Rate Notes to be purchased, determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers such Broker-Dealer shall receive, as the case may be, Auction Rate Notes.

(vi) Any calculation by the Auction Agent or the Trustee, as applicable, of the Auction Note Interest Rate, the Maximum Rate, the All Hold Rate and the Non-Payment Rate shall, in the absence of manifest error, be binding on all other parties.

(vii) Notwithstanding anything in this Annex 1 to the contrary, (A) no Auction for the Auction Rate Notes for an Auction Period of less than 180 days will be held on any Auction Date hereunder on which there are insufficient moneys in the Collection Fund to pay, or otherwise held by the Trustee under this Indenture and available to pay, the principal of and interest due on the Auction Rate Notes on the Auction Rate Distribution Date immediately following such Auction Date, and (B) no Auction will be held on any Auction Date hereunder during the continuance of a Payment Default. The Trustee shall promptly notify the Auction Agent of any such occurrence.

           (b)     Application of Interest Payments for the Auction Rate Notes.

(i) The Trustee shall determine not later than 2:00 p.m., eastern time, on the Business Day next succeeding an Auction Rate Distribution Date, whether a Payment Default has occurred. If a Payment Default has occurred, the Trustee shall, not later than 2:15 p.m., eastern time, on such Business Day, send a notice thereof in substantially the form of Appendix A attached hereto to the Auction Agent by telecopy or similar means and, if such Payment Default is cured, the Trustee shall immediately send a notice in substantially the form of Appendix B attached hereto to the Auction Agent by telecopy or similar means.

(ii) Not later than 2:00 p.m., eastern time, on each anniversary of the Closing Date, the Trustee shall pay to the Auction Agent, in immediately available funds out of amounts in the Collection Fund, an amount equal to the Auction Agent Fee as set forth in the Auction Agent Agreement. Not later than 2:00 p.m., eastern time, on each Auction Date, the Trustee shall pay to the Auction Agent, in immediately available funds out of amounts in the Collection Fund, an amount equal to the Broker-Dealer Fee as calculated in the Auction Agent Agreement. The Trustee shall, from time to time at the request of the Auction Agent and at the direction of an Authorized Representative, reimburse the Auction Agent for its reasonable expenses as provided in the Auction Agent Agreement, such expenses to be paid out of amounts in the Collection Fund.

           (c)Calculation of Maximum Rate, All Hold Rate, Applicable Libor Rate, and Non-Payment Rate. The Auction Agent shall calculate the Maximum Rate, Applicable LIBOR Rate, the Non-Payment Rate and All Hold Rate, as the case may be, on each Auction Date and shall notify the Trustee, the Administrator, the Issuer and the Broker-Dealers of the Maximum Rate, Applicable LIBOR Rate, and All Hold Rate, as the case may be, as provided in the Auction Agent Agreement; provided, that if the ownership of the Auction Rate Notes is no longer maintained in Book-Entry Form, or if a Payment Default has occurred, then the Trustee shall determine the Maximum Rate, Applicable LIBOR Rate, All Hold Rate and Non-Payment Rate for each such Interest Accrual Period. The Issuer shall determine the Net Loan Rate. If the ownership of the Auction Rate Notes is no longer maintained in Book-Entry Form by the Clearing Agency, the Trustee shall calculate the Maximum Rate on the Business Day immediately preceding the first day of each Interest Accrual Period after the delivery of certificates representing the Auction Rate Notes pursuant to this Indenture. If a Payment Default shall have occurred, the Trustee shall calculate the Non-Payment Rate on the Interest Rate Determination Date for (i) each Interest Accrual Period commencing after the occurrence and during the continuance of such Payment Default and (ii) any Interest Accrual Period commencing less than two Business Days after the cure of any Payment Default. The determination by the Trustee or the Auction Agent, as the case may be, of the Maximum Rate, Applicable LIBOR Rate, All Hold Rate and Non-Payment Rate shall (in the absence of manifest error) be final and binding upon all parties. If calculated or determined by the Auction Agent, the Auction Agent shall promptly advise the Trustee, the Administrator, the Issuer and the Broker-Dealers of the applicable Maximum Rate, Applicable LIBOR Rate, and All Hold Rate.

           (d) Notification of Rates, Amounts and Auction Rate Distribution Dates.

(i) By 12:00 noon, eastern time, on the Business Day following each Regular Record Date, the Trustee shall determine the aggregate amounts of interest distributable on the next succeeding Auction Rate Distribution Date to the beneficial owners of Auction Rate Notes.

(ii) At least four days prior to any Auction Rate Distribution Date, the Trustee shall:

(A) confirm with the Auction Agent, so long as no Payment Default has occurred and is continuing and the ownership of the Auction Rate Notes is maintained in Book-Entry Form by the Clearing Agency, (1) the date of such next Auction Rate Distribution Date and (2) the amount payable to the Auction Agent on the Auction Date pursuant to Section 2.02(b)(ii) of this Annex 1;

(B) pursuant to Section 2.01 of this Annex 1, advise the Auction Rate Noteholders of a Class of Auction Rate Notes of any Carry-over Amount accruing on such Auction Rate Notes; and

(C) advise the Clearing Agency, so long as the ownership of the Auction Rate Notes is maintained in Book-Entry Form by the Clearing Agency, upon request, of the aggregate amount of interest distributable on such next Auction Rate Distribution Date to the beneficial owners of each Class of the Auction Rate Notes.

          If any day scheduled to be an Auction Rate Distribution Date shall be changed after the Trustee shall have given the notice or confirmation referred to in clause (i) of the preceding sentence, the Trustee shall, not later than 11:15 a.m., eastern time, on the Business Day next preceding the earlier of the new Auction Rate Distribution Date or the old Auction Rate Distribution Date, by such means as the Trustee deems practicable, give notice of such change to the Auction Agent, so long as no Payment Default has occurred and is continuing and the ownership of the Auction Rate Notes is maintained in Book-Entry Form by the Clearing Agency.

          (e) Auction Agent.

(i) The Bank of New York is hereby appointed as Initial Auction Agent to serve as agent for the Issuer in connection with Auctions. The Trustee and the Issuer will, and the Trustee is hereby directed to, enter into the Initial Auction Agent Agreement with The Bank of New York, as the Initial Auction Agent. Any Substitute Auction Agent shall be (A) a bank, national banking association or trust company duly organized under the laws of the United States of America or any state or territory thereof having its principal place of business in the Borough of Manhattan, New York, or such other location as approved by the Trustee in writing and having a combined capital stock or surplus of at least $50,000,000, or (B) a member of the National Association of Securities Dealers, Inc., having a capitalization of at least $50,000,000, and, in either case, authorized by law to perform all the duties imposed upon it hereunder and under the Auction Agent Agreement. The Auction Agent may at any time resign and be discharged of the duties and obligations created by this Annex 1 by giving at least 90 days' notice to the Trustee, each Broker-Dealer and the Issuer (30 days' written notice if the Auction Agent has not been paid its fee). The Auction Agent may be removed at any time by the Trustee acting at the written direction of (i) the Issuer or (ii) the holders of 66 2/3 of the aggregate principal amount of the Auction Rate Notes then Outstanding, and if by such Auction Rate Noteholders, by an instrument signed by the Trustee and filed with the Auction Agent, the Issuer and the Broker-Dealers upon at least 90 days' written notice. Removal of the Auction Agent pursuant to the preceding two sentences shall not be effective until and unless a Substitute Auction Agent has been appointed and has accepted such appointment. If required by the Issuer, a Substitute Auction Agent Agreement shall be entered into with a Substitute Auction Agent.

(ii) If the Auction Agent shall resign or be removed or be dissolved, or if the property or affairs of the Auction Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, the Trustee at the direction of an Authorized Representative, shall use its best efforts to appoint a Substitute Auction Agent.

(iii) The Auction Agent is acting as agent for the Issuer in connection with Auctions. In the absence of willful misconduct or gross negligence on its part, the Auction Agent shall not be liable for any action taken, suffered or omitted or any error of judgment made by it in the performance of its duties under the Auction Agent Agreement and shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been grossly negligent in ascertaining (or failing to ascertain) the pertinent facts.

          (f) Broker-Dealer.

(i) The Auction Agent will enter into Broker-Dealer Agreements with UBS Financial Services, Inc., J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. as the initial Broker-Dealers with respect to the classes of Auction Rate Notes specified in the related Broker-Dealer Agreements. An Authorized Representative may, from time to time, approve one or more additional persons to serve as a Broker-Dealer under the Broker-Dealer Agreements and shall be responsible for providing such Broker-Dealer Agreements to the Trustee and the Auction Agent.

(ii) Any Broker-Dealer may be removed at any time, at the request of an Authorized Representative, but there shall, at all times, be at least one Broker-Dealer appointed and acting as such for all classes of Auction Rate Notes.

          (g) Changes in Auction Period or Periods and Certain Percentages.

(i) While any of the Auction Rate Notes are Outstanding, the Issuer may, from time to time, change the length of one or more Auction Periods (an "Auction Period Adjustment"), in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the length of the Auction Period and the interest rate borne by the Auction Rate Notes. The Issuer shall not initiate an Auction Period Adjustment unless it shall have received the written consent of the applicable Market Agent, which consent shall not be unreasonably withheld, not later than nine days prior to the Auction Date for such Auction Period. The Issuer shall initiate the Auction Period Adjustment by giving written notice by Issuer Order to the Trustee, the Auction Agent, the applicable Broker-Dealer, the applicable Market Agent, each Rating Agency and the Clearing Agency in substantially the form of, or containing substantially the information contained in, Appendix C attached hereto at least 10 days prior to the Auction Date for such Auction Period.

(ii) Any such adjusted Auction Period shall not be less than 7 days nor more than 366 days.

(iii) An Auction Period Adjustment shall take effect only if (A) the Trustee and the Auction Agent receive, by 11:00 a.m., eastern time, on the Business Day before the Auction Date for the first such Auction Period, an Issuer Certificate in substantially the form attached as, or containing substantially the same information contained in, Appendix D attached hereto, authorizing the Auction Period Adjustment specified in such certificate along with a copy of the written consent of the applicable Broker-Dealer and, (B) Sufficient Bids exist as of the Auction on the Auction Date for such first Auction Period. If the condition referred to in (A) above is not met, the applicable Auction Note Interest Rate for the next Auction Period shall be determined pursuant to the above provisions of this Section 2.02 and the Auction Period shall be the Auction Period determined without reference to the proposed change. If the condition referred to in (A) is met but the condition referred in (B) above is not met, the applicable Auction Note Interest Rate for the next Auction Period shall be the applicable Maximum Rate and the Auction Period shall be the Auction Period determined without reference to the proposed change.

          In connection with any Auction Period Adjustment, the Auction Agent shall provide such further notice to such parties as is specified in Section 2.5 of the Auction Agent Agreement.

          (h) Changes in the Auction Date. The applicable Market Agent, with the written consent of an Authorized Representative and, if applicable, upon receipt of the opinion of Note Counsel as required below, may specify a different Auction Date (but in no event more than five Business Days earlier) than the Auction Date that would otherwise be determined in accordance with the definition of "Auction Date" in Section 1.01 of this Annex 1 with respect to one or more specified Auction Periods in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an Auction Date and the interest rate borne on the Auction Rate Notes. The applicable Market Agent shall deliver a written request for consent to such change in the length of the Auction Date to the Issuer at least 14 days prior to the effective date of such change. If the Issuer shall have delivered such written consent to the applicable Market Agent, such Market Agent shall provide notice of its determination to specify an earlier Auction Date for one or more Auction Periods by means of a written notice delivered at least 10 days prior to the proposed changed Auction Date to the Trustee, the Auction Agent, the Issuer, the applicable Broker-Dealer, each Rating Agency and the Clearing Agency. Such notice shall be substantially in the form of, or contain substantially the information contained in, Appendix E attached hereto.

          In connection with any change described in this Section 2.02(h), the Auction Agent shall provide such further notice to such parties as is specified in Section 2.5 of the Auction Agent Agreement.

           Section 2.03 Additional Provisions Regarding the Interest Rates on the Auction Rate Notes. The determination of a Variable Rate by the Auction Agent or any other Person pursuant to the provisions of the applicable Section of this Article II shall be conclusive and binding on the Auction Rate Noteholders of the Auction Rate Notes to which such Variable Rate applies, and the Issuer and the Trustee may rely thereon for all purposes.

          In no event shall the cumulative amount of interest paid or payable on the Auction Rate Notes (including interest calculated as provided herein, plus any other amounts that constitute interest on the Auction Rate Notes under applicable law, which are contracted for, charged, reserved, taken or received pursuant to the Auction Rate Notes or related documents) calculated from the Date of Closing of the Auction Rate Notes through any subsequent day during the term of the Auction Rate Notes or otherwise prior to payment in full of the Auction Rate Notes exceed the amount permitted by applicable law. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under the Auction Rate Notes or related documents or otherwise contracted for, charged, reserved, taken or received in connection with the Auction Rate Notes, or if the redemption or acceleration of the maturity of the Auction Rate Notes results in payment to or receipt by the Auction Rate Noteholder or any former Auction Rate Noteholder of the Auction Rate Notes of any interest in excess of that permitted by applicable law, then, notwithstanding any provision of the Auction Rate Notes or related documents to the contrary, all excess amounts theretofore paid or received with respect to the Auction Rate Notes shall be credited on the principal balance of the Auction Rate Notes (or, if the Auction Rate Notes have been paid or would thereby be paid in full, refunded by the recipient thereof), and the provisions of the Auction Rate Notes and related documents shall automatically and immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for under the Auction Rate Notes and under the related documents.

           Section 2.04 Qualifications of Market Agent. Each Market Agent shall be a member of the National Association of Securities Dealers, Inc., have a capitalization of at least $50,000,000 and be authorized by law to perform all the duties imposed upon it by this Indenture. Any Market Agent may resign and be discharged of the duties and obligations created by this Indenture by giving at least thirty days notice to the Issuer and the Trustee, provided that such resignation shall not be effective until the appointment of a successor market agent by the Issuer and the acceptance of such appointment by such successor market agent. Any Market Agent may be replaced at the direction of the Issuer, by an instrument signed by an Authorized Representative of the Issuer filed with such Market Agent and the Trustee at least thirty days before the effective date of such replacement, provided that such replacement shall not be effective until the appointment of a successor market agent by the Issuer and the acceptance of such appointment by such successor market agent. In the event that any Market Agent shall be removed or be dissolved, or if the property or affairs of any Market Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, and there is no Market Agent for any class of Notes, and the Issuer shall not have appointed its successor as Market Agent, the Trustee, notwithstanding the provisions of this Section 2.04, shall be deemed to be the Market Agent for such class for all purposes of this Indenture until the appointment by the Issuer of a successor Market Agent. Nothing in this Section 2.04 shall be construed as conferring on the Trustee additional duties other than as set forth herein.

APPENDIX A

NOTICE OF PAYMENT DEFAULT

COLLEGIATE FUNDING SERVICES EDUCTION LOAN TRUST 2004-A
STUDENT LOAN ASSET-BACKED NOTES
SERIES 2004-A
CLASS __
AUCTION RATE NOTES

           NOTICE IS HEREBY GIVEN that a Payment Default has occurred and is continuing with respect to the Auction Rate Notes identified above. The next Auction for the Auction Rate Notes will not be held. The Auction Rate for the Auction Rate Notes for the next succeeding Interest Accrual Period shall be the Non-Payment Rate.

Dated:	U.S. Bank National Association, as Trustee By:

APPENDIX B

NOTICE OF CURE OF PAYMENT DEFAULT

COLLEGIATE FUNDING SERVICES EDUCTION LOAN TRUST 2004-A
STUDENT LOAN ASSET-BACKED NOTES
SERIES 2004-A
CLASS __
AUCTION RATE NOTES

           NOTICE IS HEREBY GIVEN that a Payment Default with respect to the Auction Rate Notes identified above has been waived or cured. The next Payment Date is __________________________ and the Auction Date is __________________________.

Dated:	U.S. Bank National Association, as Trustee By:

APPENDIX C

NOTICE OF PROPOSED CHANGE IN LENGTH
OF ONE OR MORE AUCTION PERIODS

COLLEGIATE FUNDING SERVICES EDUCTION LOAN TRUST 2004-A
STUDENT LOAN ASSET-BACKED NOTES
SERIES 2004-A
CLASS __
AUCTION RATE NOTES

           Notice is hereby given that the Issuer proposes to change the length of one or more Auction Periods pursuant to the Indenture, as follows:

          1. The change shall take effect on _______________, the Interest Rate Adjustment Date for the next Auction Period (the "Effective Date").

          2. The Auction Period Adjustment in Paragraph 1 shall take place only if (a) the Trustee and the Auction Agent receive, by 11:00 a.m., eastern time, on the Business Day before the Auction Date for the Auction Period commencing on the Effective Date, the consent of the Market Agent (which consent has been obtained) authorizing the change in length of one or more Auction Periods and (b) Sufficient Bids exist on the Auction Date for the Auction Period commencing on the Effective Date.

          3. If the condition referred to in (a) above is not met, the Auction Rate for the Auction Period commencing on the Effective Date will be determined pursuant to the Auction Procedures and the Auction Period shall be the Auction Period determined without reference to the proposed change. If the condition referred to in (a) is met but the condition referred to in (b) above is not met, the Auction Rate for the Auction Period commencing on the Effective Date shall be the Maximum Rate and the Auction Period shall be the Auction Period determined without reference to the proposed change.

          4. It is hereby represented, upon advice of the Auction Agent for the Class __ Notes described herein, that there were Sufficient Bids for such Class __ Notes at the Auction immediately preceding the date of this Notice.

          5. Terms not defined in this Notice shall have the meanings set forth in the Indenture entered into in connection with the Class __ Notes.

[Signature Page to Follow]

Dated:__________________________

COLLEGIATE FUNDING SERVICES EDUCTION LOAN TRUST 2004-A By: COLLEGIATE FUNDING PORTFOLIO ADMINISTRATION, as Administrator By: Name: Title:

APPENDIX D

NOTICE ESTABLISHING CHANGE IN LENGTH
OF ONE OR MORE AUCTION PERIODS

COLLEGIATE FUNDING SERVICES EDUCTION LOAN TRUST 2004-A
STUDENT LOAN ASSET-BACKED NOTES
SERIES 2004-A
CLASS __
AUCTION RATE NOTES

           Notice is hereby given that the Issuer hereby establishes new lengths for one or more Auction Periods pursuant to the Indenture of Trust, as amended:

           1. The change shall take effect on _______________, the Interest Rate Adjustment Date for the next Auction Period (the "Effective Date").

           2. For the Auction Period commencing on the Effective Date, the Interest Rate Adjustment Date shall be _______________, or the next succeeding Business Day if such date is not a Business Day.

          3. For Auction Periods occurring after the Auction Period commencing on the Effective Date, the Interest Rate Adjustment Date shall be [_______________(date) and every ______________(number) ______________(day of week) thereafter] [every ______________(number) ______________(day of week) after the date set forth in paragraph 2 above], or the next Business Day if any such day is not a Business Day; provided, however, that the length of subsequent Auction Periods shall be subject to further change hereafter as provided in the Indenture of Trust.

           4. The changes described in paragraphs 2 and 3 above shall take place only upon delivery of this Notice and the satisfaction of other conditions set forth in the Indenture of Trust and our prior notice dated _______________ regarding the proposed change.

           5. Terms not defined in this Notice shall have the meanings set forth in the Indenture of Trust relating to the Class __ Notes.

[Signature Page to Follow]

Dated:__________________________

COLLEGIATE FUNDING SERVICES EDUCTION LOAN TRUST 2004-A By: COLLEGIATE FUNDING PORTFOLIO ADMINISTRATION, as Administrator By: Name: Title:

APPENDIX E

NOTICE OF CHANGE IN AUCTION DATE

COLLEGIATE FUNDING SERVICES EDUCTION LOAN TRUST 2004-A
STUDENT LOAN ASSET-BACKED NOTES
CLASS __
AUCTION RATE NOTES

           Notice is hereby given by [ ], as Market Agent for the class of Auction Rate Notes set forth above, that with respect to the Auction Rate Notes, the Auction Date is hereby changed as follows:

          1. With respect to Class __ Notes, the definition of "Auction Date" shall be deemed amended by substituting "_______________(number) Business Day" in the second line thereof and by substituting "_______________(number) Business Days" for "two Business Days" in subsection (d) thereof.

          2. This change shall take effect on _______________, which shall be the Auction Date for the Auction Period commencing on _______________.

          3. The Auction Date for the Class __ Notes shall be subject to further change hereafter as provided in the Indenture of Trust.

          4. Terms not defined in this Notice shall have the meaning set forth in the Indenture of Trust, as amended, relating to the Class __ Notes.

Dated:	[MARKET AGENT], as Market Agent By:

EXHIBIT A

ELIGIBLE LOAN ACQUISITION CERTIFICATE

          This Eligible Loan Acquisition Certificate is submitted pursuant to the provisions of Section 5.02 of the Indenture of Trust, dated as of April 1, 2004, as amended (the "Indenture"), between Collegiate Funding Services Education Loan Trust 2004-A (the "Issuer") and U.S. Bank National Association, as Trustee and as Eligible Lender Trustee. All capitalized terms used in this Certificate and not otherwise defined herein shall have the same meanings given to such terms in the Indenture. In your capacity as Trustee, you are hereby authorized and requested to disburse to _________________ (the "Seller") the sum of $____________ (or, in the case of an exchange, the Eligible Loans listed in Annex  1 hereto) for the acquisition of Eligible Loans. With respect to the Eligible Loans so to be acquired, the Issuer hereby certifies as follows:

           1. The Eligible Loans to be acquired are those specified in Annex 1 attached hereto (the "Acquired Eligible Loans"). The remaining unpaid principal amount of each Acquired Eligible Loan is as shown on such Annex 1.

           2. The amount to be disbursed pursuant to this Certificate does not exceed the amount permitted by Section 5.02 of the Indenture, including a premium of not to exceed ____%, plus accrued interest.

           3. Each Acquired Eligible Loan is an Eligible Loan authorized so to be acquired by the Indenture.

           4. You have been previously, or are herewith, provided with the following items (the items listed in (a), (b), (c), (d) and (f) have been received and are being retained, on your behalf, by the Issuer or the Servicer):

(a)	a copy of the Student Loan Purchase Agreement between the Issuer and the Eligible Lender with respect to the Acquired Eligible Loans (original copy maintained on file with the Issuer on behalf of the Trustee);

(b)	with respect to each Acquired Eligible Loan, the Certificate of Insurance relating thereto;

(c)	with respect to each Acquired Eligible Loan, a certified copy of the Guarantee Agreement relating thereto;

(d)	an opinion of counsel to the Issuer specifying each action necessary to perfect a security interest in all Eligible Loans to be acquired by the Issuer pursuant to the Student Loan Purchase Agreement in favor of the Trustee in the manner provided for by the provisions of 20 U.S.C. ss. 1087-2(d)(3) or 20 U.S.C.ss. 1082(m)(1)(D)(iv), as applicable, (you are authorized to rely on the advice of a single blanket opinion of counsel to the Issuer until such time as the Issuer shall provide any amended opinion to you);

(e)	a certificate of an Authorized Representative of the Issuer to the effect that (i) the Issuer is not in default in the performance of any of its covenants and agreements made in the Student Loan Purchase Agreement relating to the Acquired Eligible Loans; (ii) Insurance and a Guarantee Agreement are both in effect with respect to each Acquired Eligible Loan; and (iii) the Issuer is not in default in the performance of any of its covenants and agreements made in any Contract of Insurance or the Guarantee Agreement applicable to the Acquired Eligible Loans; and

(f)	instruments duly assigning the Acquired Eligible Loans to the Trustee.

          5. The Issuer is not, on the date hereof, in default under the Indenture or in the performance of any of its covenants and agreements made in the Student Loan Purchase Agreement relating to the Acquired Eligible Loans, and, to the best knowledge of the Issuer, the Eligible Lender is not in default under the Student Loan Purchase Agreement applicable to the Acquired Eligible Loans. The Issuer is not aware of any default existing on the date hereof under any of the other documents referred to in paragraph 4 hereof, nor of any circumstances which would reasonably prevent reliance upon the opinion of counsel referred to in paragraphs 4(d) hereof.

          6. All of the conditions specified in the Student Loan Purchase Agreement applicable to the Acquired Eligible Loans and the Indenture for the acquisition of the Acquired Eligible Loans and the disbursement hereby authorized and requested have been satisfied; provided that the Issuer may waive the requirement of receiving an opinion of counsel from the counsel to the Lender.

          7. If a Financed Eligible Loan is being sold in exchange for an Acquired Eligible Loan, the final expected maturity date of such Acquired Eligible Loan shall be substantially similar to that of the Financed Eligible Loan being sold and such sale and exchange shall not adversely affect the ability of the Trust Estate to make timely principal and interest payments on its Obligations.

          8. With respect to each Acquired Eligible Loan, Insurance and a Guarantee Agreement is in effect with respect thereto.

          9. The Issuer is not in default in the performance of any of its covenants and agreements made in any Contract of Insurance or the Guarantee Agreement applicable to the Acquired Eligible Loans.

          10. The proposed use of moneys in the Acquisition Fund is in compliance with the provisions of the Indenture.

          11. The undersigned is authorized to sign and submit this Certificate on behalf of the Issuer.

          12. Eligible Loans are being acquired at a price which permits the results of the cash flow analyses provided to the Rating Agencies on the Closing Date to be sustained.

           WITNESS my hand this _____ day of ___________.

COLLEGIATE FUNDING SERVICES EDUCATION
LOAN TRUST 2004-A

By: COLLEGIATE FUNDING PORTFOLIO
ADMINISTRATION, as Administrator

By _____________________________________________
Name ___________________________________________
Title ____________________________________________

EXHIBIT B

FORM OF CLASS A-1 NOTE

           Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer (as defined below) or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

          THE PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. THIS NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY.

COLLEGIATE FUNDING SERVICES EDUCATION LOAN TRUST 2004-A
STUDENT LOAN ASSET-BACKED NOTES
SERIES 2004-A
CLASS A-1

REGISTERED NO. A-1-___                                              REGISTERED $_____________

Date of Issuance             Final Maturity Date               CUSIP No.           ISIN No.
                           Quarterly Distribution
                                  Date in:
 April 28, 2004                ______ __, 20__               ____________        ____________

PRINCIPAL SUM:    ______________________________________________
REGISTERED OWNER:          CEDE & CO.

           Collegiate Funding Services Education Loan Trust 2004-A, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, on each Quarterly Distribution Date the principal sum equal to the Class A-1 Noteholder’s Principal Distribution Amount for such Quarterly Distribution Date, as described in the Indenture of Trust, dated as of April 1, 2004, between the Issuer and U.S. Bank National Association, as indenture trustee and as eligible lender trustee (the "Trustee"); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the Final Maturity Date specified above (the "Class A-1 Maturity Date").

          The Issuer shall pay interest on this Note at the rate per annum equal to the Class A-1 Rate (as defined on the reverse hereof), on each Quarterly Distribution Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Quarterly Distribution Date or the Date of Issuance in the case of the first Quarterly Distribution Date (after giving effect to all payments of principal made on the preceding Quarterly Distribution Date), subject to certain limitations contained in the Indenture. Interest on this Note shall accrue from and including the preceding Quarterly Distribution Date (or, in the case of the first Interest Accrual Period, the Date of Issuance) to but excluding the following Quarterly Distribution Date (each an "Interest Accrual Period"). Interest shall be calculated on the basis of the actual number of days elapsed in each Accrual Period divided by 360. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

          The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

           Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

           Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

           IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed, manually or in facsimile, as of the date set forth below.

COLLEGIATE FUNDING SERVICES EDUCATION LOAN TRUST 2004-A By WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Delaware Trustee under the Trust Agreement, By Authorized Signatory

Date: ______________, 20__

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

          This is one of the Notes designated above and referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee, By Authorized Signatory

Date: ________________, 20__

          This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Student Loan Asset-Backed Notes, Series 2004-A, Class A-1 (the "Class A-1 Notes"), which, together with the Issuer’s Student Loan Asset-Backed Notes, Series 2004-A, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class A-5 Notes, Class A-6 Notes and Class B (collectively, the "Notes"), are issued under and secured by the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Trustee, the Registered Owners and the Counterparties. The Notes are subject to all terms of the Indenture.

          The Class A-1 Notes are and will be secured by the Trust Estate pledged as security therefor as provided in the Indenture. The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class A-5 Notes and the Class A-6 Notes are senior to the Class B Notes as and to the extent provided in the Indenture. The Class A Notes are, except for certain Termination Payments that are not Priority Termination Payments, issued on a parity with the Derivative Product Agreements entered into by the Issuer, pursuant to which the Issuer will, from time to time, owe Issuer Derivative Payments, and will, from time to time, be owed Counterparty Payments.

           Principal of the Class A-1 Notes shall be payable on each Quarterly Distribution Date in an amount equal to the Class A-1 Noteholder’s Principal Distribution Amount for such Quarterly Distribution Date. "Quarterly Distribution Date" means the 28th day of each March, June, September and December or, if any such date is not a Business Day, the immediately succeeding Business Day, commencing September 28, 2004.

          As described on the face hereof, the entire unpaid principal amount of this Note shall be due and payable on the Class A-1 Maturity Date. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which (a) an Event of Default shall have occurred and be continuing and (b) either the Trustee or the Registered Owners of Obligations representing not less than 51% of the Outstanding Amount of the Highest Priority Obligations shall have declared the Notes to be immediately due and payable in the manner provided in the Indenture.

           Interest on the Class A-1 Notes shall be payable on each Quarterly Distribution Date on the principal amount outstanding of the Class A-1 Notes until the principal amount thereof is paid in full, at a rate per annum equal to the Class A-1 Rate. The "Class A-1 Rate" for each Interest Accrual Period, other than the first Interest Accrual Period, shall be equal to the applicable Three-Month LIBOR, plus ___%. The "Class A-1 Rate" for the first Interest Accrual Period shall mean __%.

           Payments of interest on this Note on each Quarterly Distribution Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be paid to the Person in whose name such Note is registered on the Record Date by check mailed first-class, postage prepaid to such Person’s address as it appears on the records of the Trustee on such Record Date, except that, unless definitive Notes have been issued pursuant to the Indenture, with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payment shall be made by wire transfer in immediately available funds to the account designated by such nominee. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Quarterly Distribution Date, then the Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Quarterly Distribution Date on which the Issuer expects that the final installment of principal of and interest on such Note will be paid. Such notice shall be mailed or transmitted by facsimile prior to such final Quarterly Distribution Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment.

          As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered upon the records of the Trustee upon surrender for transfer of any Note at the Principal Office of the Trustee, duly endorsed for transfer or accompanied by an assignment duly executed by the Registered Owner or his attorney duly authorized in writing, and thereupon the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new fully registered Note or Notes of the same interest rate and for a like series, subseries, if any, and aggregate principal amount of the same maturity.

          As to any Note, the person in whose name the same shall be registered shall be deemed and regarded as the absolute owner thereof for all purposes, and payment of either principal or interest on any fully registered Note shall be made only to or upon the written order of the Registered Owner thereof or his legal representative but such registration may be changed as provided in the Indenture. All such payments shall be valid and effectual to satisfy and discharge the liability upon such Note to the extent of the sum or sums paid.

          Each Registered Owner and each transferee of a Note shall be deemed to represent and warrant that either (a) it is not acquiring the Note directly or indirectly for, or on behalf of, an ERISA plan or any entity whose underlying assets are deemed to be plan assets of such ERISA plan; or (b) (i) the acquisition and holding of the Notes will not result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar law and (ii) if the Notes are subsequently deemed to be "plan assets" pursuant to the regulations set forth at 29 C.F.R. § 2510.3-101, it will promptly dispose of the Notes.

          The Trustee shall require the payment by any Registered Owner requesting exchange or transfer of any tax or other governmental charge required to be paid with respect to such exchange or transfer. The applicant for any such transfer or exchange may be required to pay all taxes and governmental charges in connection with such transfer or exchange, other than exchanges pursuant to the Indenture.

          The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

          The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Trustee, the Registered Owners and the Counterparties under the Indenture.

          The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

          This Note shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee
_______________________________________________________________________________________________________

          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
_______________________________________________________________________________________________________
                                                      (name and address of assignee)
the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints _______________________________________________________________________________________________________
attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: ___________________	By ______________________________________*
Name ____________________________________
Title _____________________________________

Signature Guaranteed:

By __________________________________________________*
*NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B-2

FORM OF CLASS A-2 NOTE

          Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer (as defined below) or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

          Unless this Note is presented by an authorized representative of The DeTHE PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. THIS NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY.

COLLEGIATE FUNDING SERVICES EDUCATION LOAN TRUST 2004-A
STUDENT LOAN ASSET-BACKED NOTES
SERIES 2004-A
CLASS A-2

REGISTERED NO. A-2-___                                            REGISTERED $_______________

Date of Issuance             Final Maturity Date               CUSIP No.             ISIN No.
                           Quarterly Distribution
                                  Date in:
 April 28, 2004                _____ __, 20__                ____________          ____________

PRINCIPAL SUM:    ______________________________________________
REGISTERED OWNER:          CEDE & CO.

           Collegiate Funding Services Education Loan Trust 2004-A, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, on each Quarterly Distribution Date the principal sum equal to the Class A-2 Noteholder’s Principal Distribution Amount for such Quarterly Distribution Date, as described in the Indenture of Trust, dated as of April 1, 2004, between the Issuer and U.S. Bank National Association, as indenture trustee and as eligible lender trustee (the "Trustee"); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the Final Maturity Date specified above (the "Class A-2 Maturity Date").

          The Issuer shall pay interest on this Note at the rate per annum equal to the Class A-2 Rate (as defined on the reverse hereof), on each Quarterly Distribution Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Quarterly Distribution Date or the Date of Issuance in the case of the first Quarterly Distribution Date (after giving effect to all payments of principal made on the preceding Quarterly Distribution Date), subject to certain limitations contained in the Indenture. Interest on this Note shall accrue from and including the preceding Quarterly Distribution Date (or, in the case of the first Interest Accrual Period, the Date of Issuance) to but excluding the following Quarterly Distribution Date (each an "Interest Accrual Period"). Interest shall be calculated on the basis of the actual number of days elapsed in each Accrual Period divided by 360. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

          The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

           Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

           Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed, manually or in facsimile, as of the date set forth below.

COLLEGIATE FUNDING SERVICES EDUCATION LOAN TRUST 2004-A By WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Delaware Trustee under the Trust Agreement, By Authorized Signatory

Date: ______________, 20___

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

          This is one of the Notes designated above and referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee, By Authorized Signatory

Date: ________________, 20__

          This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Student Loan Asset-Backed Notes, Series 2004-A, Class A-2 (the "Class A-2 Notes"), which, together with the Issuer’s Student Loan Asset-Backed Notes, Series 2004-A, Class A-1 Notes, Class A-3 Notes, Class A-4 Notes, Class A-5 Notes, Class A-6 Notes and Class B Notes (collectively, the "Notes"), are issued under and secured by the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Trustee, the Registered Owners and the Counterparties. The Notes are subject to all terms of the Indenture.

          The Class A-2 Notes are and will be secured by the Trust Estate pledged as security therefor as provided in the Indenture. The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class A-5 Notes and the Class A-6 Notes are senior to the Class B Notes as and to the extent provided in the Indenture. The Class A Notes are, except for certain Termination Payments that are not Priority Termination Payments, issued on a parity with the Derivative Product Agreements entered into by the Issuer, pursuant to which the Issuer will, from time to time, owe Issuer Derivative Payments, and will, from time to time, be owed Counterparty Payments.

           Principal of the Class A-2 Notes shall be payable on each Quarterly Distribution Date in an amount equal to the Class A-2 Noteholder’s Principal Distribution Amount for such Quarterly Distribution Date. "Quarterly Distribution Date" means the 28th day of each March, June, September and December or, if any such date is not a Business Day, the immediately succeeding Business Day, commencing September 28, 2004.

          As described on the face hereof, the entire unpaid principal amount of this Note shall be due and payable on the Class A-2 Maturity Date. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which (a) an Event of Default shall have occurred and be continuing and (b) either the Trustee or the Registered Owners of Obligations representing not less than 51% of the Outstanding Amount of the Highest Priority Obligations shall have declared the Notes to be immediately due and payable in the manner provided in the Indenture.

           Interest on the Class A-2 Notes shall be payable on each Quarterly Distribution Date on the principal amount outstanding of the Class A-2 Notes until the principal amount thereof is paid in full, at a rate per annum equal to the Class A-2 Rate. The "Class A-2 Rate" for each Interest Accrual Period, other than the first Interest Accrual Period, shall be equal to the applicable Three-Month LIBOR, plus ___%. The "Class A-2 Rate" for the first Interest Accrual Period shall mean __%.

           Payments of interest on this Note on each Quarterly Distribution Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be paid to the Person in whose name such Note is registered on the Record Date by check mailed first-class, postage prepaid to such Person’s address as it appears on the records of the Trustee on such Record Date, except that, unless definitive Notes have been issued pursuant to the Indenture, with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payment shall be made by wire transfer in immediately available funds to the account designated by such nominee. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Quarterly Distribution Date, then the Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Quarterly Distribution Date on which the Issuer expects that the final installment of principal of and interest on such Note will be paid. Such notice shall be mailed or transmitted by facsimile prior to such final Quarterly Distribution Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment.

          As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered upon the records of the Trustee upon surrender for transfer of any Note at the Principal Office of the Trustee, duly endorsed for transfer or accompanied by an assignment duly executed by the Registered Owner or his attorney duly authorized in writing, and thereupon the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new fully registered Note or Notes of the same interest rate and for a like series, subseries, if any, and aggregate principal amount of the same maturity.

          As to any Note, the person in whose name the same shall be registered shall be deemed and regarded as the absolute owner thereof for all purposes, and payment of either principal or interest on any fully registered Note shall be made only to or upon the written order of the Registered Owner thereof or his legal representative but such registration may be changed as provided in the Indenture. All such payments shall be valid and effectual to satisfy and discharge the liability upon such Note to the extent of the sum or sums paid.

           Each Registered Owner and each transferee of a Note shall be deemed to represent and warrant that either (a) it is not acquiring the Note directly or indirectly for, or on behalf of, an ERISA plan or any entity whose underlying assets are deemed to be plan assets of such ERISA plan; or (b) (i) the acquisition and holding of the Notes will not result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar law and (ii) if the Notes are subsequently deemed to be "plan assets" pursuant to the regulations set forth at 29 C.F.R. § 2510.3-101, it will promptly dispose of the Notes.

          The Trustee shall require the payment by any Registered Owner requesting exchange or transfer of any tax or other governmental charge required to be paid with respect to such exchange or transfer. The applicant for any such transfer or exchange may be required to pay all taxes and governmental charges in connection with such transfer or exchange, other than exchanges pursuant to the Indenture.

          The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

          The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Trustee, the Registered Owners and the Counterparties under the Indenture.

          The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

          This Note shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee
_______________________________________________________________________________________________________

          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
_______________________________________________________________________________________________________
                                                      (name and address of assignee)
the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints _______________________________________________________________________________________________________
attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: ___________________	By ______________________________________*
Name ____________________________________
Title _____________________________________

Signature Guaranteed:

By __________________________________________________*
*NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B-3

FORM OF CLASS A-3 NOTE

           Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer (as defined below) or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

          THE PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. THIS NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY.

COLLEGIATE FUNDING SERVICES EDUCATION LOAN TRUST 2004-A
STUDENT LOAN ASSET-BACKED NOTES
SERIES 2004-A
CLASS A-3

REGISTERED NO. A-3-___                                                   REGISTERED $_______________

Date of Issuance             Final Maturity Date               CUSIP No.           ISIN No.
                           Quarterly Distribution
                                  Date in:
 April 28, 2004              _________ __, 20__              ____________        ____________

PRINCIPAL SUM:    ______________________________________________
REGISTERED OWNER:          CEDE & CO.

           Collegiate Funding Services Education Loan Trust 2004-A, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, on each Quarterly Distribution Date the principal sum equal to the Class A-3 Noteholder’s Principal Distribution Amount for such Quarterly Distribution Date, as described in the Indenture of Trust, dated as of April 1, 2004, between the Issuer and U.S. Bank National Association, as indenture trustee and as eligible lender trustee (the "Trustee"); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the Final Maturity Date specified above (the "Class A-3 Maturity Date").

          The Issuer shall pay interest on this Note at the rate per annum equal to the Class A-3 Rate (as defined on the reverse hereof), on each Quarterly Distribution Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Quarterly Distribution Date or the Date of Issuance in the case of the first Quarterly Distribution Date (after giving effect to all payments of principal made on the preceding Quarterly Distribution Date), subject to certain limitations contained in the Indenture. Interest on this Note shall accrue from and including the preceding Quarterly Distribution Date (or, in the case of the first Interest Accrual Period, the Date of Issuance) to but excluding the following Quarterly Distribution Date (each an "Interest Accrual Period"). Interest shall be calculated on the basis of the actual number of days elapsed in each Accrual Period divided by 360. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

          The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

           Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

           Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed, manually or in facsimile, as of the date set forth below.

COLLEGIATE FUNDING SERVICES EDUCATION LOAN TRUST 2004-A By WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Delaware Trustee under the Trust Agreement, By Authorized Signatory

Date: ______________, 20__

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

          This is one of the Notes designated above and referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee, By Authorized Signatory

Date: ________________, 20__

          This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Student Loan Asset-Backed Notes, Series 2004-A, Class A-3 (the "Class A-3 Notes"), which, together with the Issuer’s Student Loan Asset-Backed Notes, Series 2004-A, Class A-1 Notes, Class A-2 Notes, Class A-4 Notes, Class A-5 Notes, Class A-6 Notes and Class B Notes (collectively, the "Notes"), are issued under and secured by the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Trustee, the Registered Owners and the Counterparties. The Notes are subject to all terms of the Indenture.

          The Class A-3 Notes are and will be secured by the Trust Estate pledged as security therefor as provided in the Indenture. The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class A-5 Notes and the Class A-6 Notes are senior to the Class B Notes as and to the extent provided in the Indenture. The Class A Notes are, except for certain Termination Payments that are not Priority Termination Payments, issued on a parity with the Derivative Product Agreements entered into by the Issuer, pursuant to which the Issuer will, from time to time, owe Issuer Derivative Payments, and will, from time to time, be owed Counterparty Payments.

           Principal of the Class A-3 Notes shall be payable on each Quarterly Distribution Date in an amount equal to the Class A-3 Noteholder’s Principal Distribution Amount for such Quarterly Distribution Date. "Quarterly Distribution Date" means the 28th day of each March, June, September and December or, if any such date is not a Business Day, the immediately succeeding Business Day, commencing September 28, 2004.

          As described on the face hereof, the entire unpaid principal amount of this Note shall be due and payable on the Class A-3 Maturity Date. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which (a) an Event of Default shall have occurred and be continuing and (b) either the Trustee or the Registered Owners of Obligations representing not less than 51% of the Outstanding Amount of the Highest Priority Obligations shall have declared the Notes to be immediately due and payable in the manner provided in the Indenture.

           Interest on the Class A-3 Notes shall be payable on each Quarterly Distribution Date on the principal amount outstanding of the Class A-3 Notes until the principal amount thereof is paid in full, at a rate per annum equal to the Class A-3 Rate. The "Class A-3 Rate" for each Interest Accrual Period, other than the first Interest Accrual Period, shall be equal to the applicable Three-Month LIBOR, plus ___%. The "Class A-3 Rate" for the first Interest Accrual Period shall mean __%.

           Payments of interest on this Note on each Quarterly Distribution Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be paid to the Person in whose name such Note is registered on the Record Date by check mailed first-class, postage prepaid to such Person’s address as it appears on the records of the Trustee on such Record Date, except that, unless definitive Notes have been issued pursuant to the Indenture, with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payment shall be made by wire transfer in immediately available funds to the account designated by such nominee. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Quarterly Distribution Date, then the Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Quarterly Distribution Date on which the Issuer expects that the final installment of principal of and interest on such Note will be paid. Such notice shall be mailed or transmitted by facsimile prior to such final Quarterly Distribution Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment.

          As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered upon the records of the Trustee upon surrender for transfer of any Note at the Principal Office of the Trustee, duly endorsed for transfer or accompanied by an assignment duly executed by the Registered Owner or his attorney duly authorized in writing, and thereupon the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new fully registered Note or Notes of the same interest rate and for a like series, subseries, if any, and aggregate principal amount of the same maturity.

          As to any Note, the person in whose name the same shall be registered shall be deemed and regarded as the absolute owner thereof for all purposes, and payment of either principal or interest on any fully registered Note shall be made only to or upon the written order of the Registered Owner thereof or his legal representative but such registration may be changed as provided in the Indenture. All such payments shall be valid and effectual to satisfy and discharge the liability upon such Note to the extent of the sum or sums paid.

           Each Registered Owner and each transferee of a Note shall be deemed to represent and warrant that either (a) it is not acquiring the Note directly or indirectly for, or on behalf of, an ERISA plan or any entity whose underlying assets are deemed to be plan assets of such ERISA plan; or (b) (i) the acquisition and holding of the Notes will not result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar law and (ii) if the Notes are subsequently deemed to be "plan assets" pursuant to the regulations set forth at 29 C.F.R. § 2510.3-101, it will promptly dispose of the Notes.

          The Trustee shall require the payment by any Registered Owner requesting exchange or transfer of any tax or other governmental charge required to be paid with respect to such exchange or transfer. The applicant for any such transfer or exchange may be required to pay all taxes and governmental charges in connection with such transfer or exchange, other than exchanges pursuant to the Indenture.

          The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

          The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Trustee, the Registered Owners and the Counterparties under the Indenture.

          The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

          This Note shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee
_______________________________________________________________________________________________________

          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
_______________________________________________________________________________________________________
                                                      (name and address of assignee)
the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints _______________________________________________________________________________________________________
attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: ___________________	By ______________________________________*
Name ____________________________________
Title _____________________________________

Signature Guaranteed:

By __________________________________________________*
*NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B-4

FORM OF CLASS A-4 NOTE

           Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer (as defined below) or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

          THE PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. THIS NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY.

COLLEGIATE FUNDING SERVICES EDUCATION LOAN TRUST 2004-A
STUDENT LOAN ASSET-BACKED NOTES
SERIES 2004-A
CLASS A-4

REGISTERED NO. A-4-___                                             REGISTERED $_______________

Date of Issuance             Final Maturity Date               CUSIP No.          ISIN No.
                           Quarterly Distribution
                                  Date in:
 April 28, 2004              __________ __, 20__             ____________       ____________

PRINCIPAL SUM:    ______________________________________________
REGISTERED OWNER:          CEDE & CO.

           Collegiate Funding Services Education Loan Trust 2004-A, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, on each Quarterly Distribution Date the principal sum equal to the Class A-4 Noteholder’s Principal Distribution Amount for such Quarterly Distribution Date, as described in the Indenture of Trust, dated as of April 1, 2004, between the Issuer and U.S. Bank National Association, as indenture trustee and as eligible lender trustee (the "Trustee"); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the Final Maturity Date specified above (the "Class A-4 Maturity Date").

          The Issuer shall pay interest on this Note at the rate per annum equal to the Class A-4 Rate (as defined on the reverse hereof), on each Quarterly Distribution Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Quarterly Distribution Date or the Date of Issuance in the case of the first Quarterly Distribution Date (after giving effect to all payments of principal made on the preceding Quarterly Distribution Date), subject to certain limitations contained in the Indenture. Interest on this Note shall accrue from and including the preceding Quarterly Distribution Date (or, in the case of the first Interest Accrual Period, the Date of Issuance) to but excluding the following Quarterly Distribution Date (each an "Interest Accrual Period"). Interest shall be calculated on the basis of the actual number of days elapsed in each Accrual Period divided by 360. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

          The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

           Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

           Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed, manually or in facsimile, as of the date set forth below.

COLLEGIATE FUNDING SERVICES EDUCATION LOAN TRUST 2004-A By WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Delaware Trustee under the Trust Agreement, By Authorized Signatory

Date: ______________, 20__

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

          This is one of the Notes designated above and referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee, By Authorized Signatory

Date: ________________, 20__

          This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Student Loan Asset-Backed Notes, Series 2004-A, Class A-4 (the "Class A-4 Notes"), which, together with the Issuer’s Student Loan Asset-Backed Notes, Series 2004-A, Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-5 Notes, Class A-6 Notes and Class B Notes (collectively, the "Notes"), are issued under and secured by the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Trustee, the Registered Owners and the Counterparties. The Notes are subject to all terms of the Indenture.

          The Class A-4 Notes are and will be secured by the Trust Estate pledged as security therefor as provided in the Indenture. The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class A-5 Notes and the Class A-6 Notes are senior to the Class B Notes as and to the extent provided in the Indenture. The Class A Notes are, except for certain Termination Payments that are not Priority Termination Payments, issued on a parity with the Derivative Product Agreements entered into by the Issuer, pursuant to which the Issuer will, from time to time, owe Issuer Derivative Payments, and will, from time to time, be owed Counterparty Payments.

           Principal of the Class A-4 Notes shall be payable on each Quarterly Distribution Date in an amount equal to the Class A-4 Noteholder’s Principal Distribution Amount for such Quarterly Distribution Date. "Quarterly Distribution Date" means the 28th day of each March, June, September and December or, if any such date is not a Business Day, the immediately succeeding Business Day, commencing September 28, 2004.

          As described on the face hereof, the entire unpaid principal amount of this Note shall be due and payable on the Class A-4 Maturity Date. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which (a) an Event of Default shall have occurred and be continuing and (b) either the Trustee or the Registered Owners of Obligations representing not less than 51% of the Outstanding Amount of the Highest Priority Obligations shall have declared the Notes to be immediately due and payable in the manner provided in the Indenture.

           Interest on the Class A-4 Notes shall be payable on each Quarterly Distribution Date on the principal amount outstanding of the Class A-4 Notes until the principal amount thereof is paid in full, at a rate per annum equal to the Class A-4 Rate. The "Class A-4 Rate" for each Interest Accrual Period, other than the first Interest Accrual Period, shall be equal to the applicable Three-Month LIBOR, plus ___%. The "Class A-4 Rate" for the first Interest Accrual Period shall mean __%.

           Payments of interest on this Note on each Quarterly Distribution Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be paid to the Person in whose name such Note is registered on the Record Date by check mailed first-class, postage prepaid to such Person’s address as it appears on the records of the Trustee on such Record Date, except that, unless definitive Notes have been issued pursuant to the Indenture, with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payment shall be made by wire transfer in immediately available funds to the account designated by such nominee. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Quarterly Distribution Date, then the Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Quarterly Distribution Date on which the Issuer expects that the final installment of principal of and interest on such Note will be paid. Such notice shall be mailed or transmitted by facsimile prior to such final Quarterly Distribution Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment.

          As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered upon the records of the Trustee upon surrender for transfer of any Note at the Principal Office of the Trustee, duly endorsed for transfer or accompanied by an assignment duly executed by the Registered Owner or his attorney duly authorized in writing, and thereupon the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new fully registered Note or Notes of the same interest rate and for a like series, subseries, if any, and aggregate principal amount of the same maturity.

          As to any Note, the person in whose name the same shall be registered shall be deemed and regarded as the absolute owner thereof for all purposes, and payment of either principal or interest on any fully registered Note shall be made only to or upon the written order of the Registered Owner thereof or his legal representative but such registration may be changed as provided in the Indenture. All such payments shall be valid and effectual to satisfy and discharge the liability upon such Note to the extent of the sum or sums paid.

          Each Registered Owner and each transferee of a Note shall be deemed to represent and warrant that either (a) it is not acquiring the Note directly or indirectly for, or on behalf of, an ERISA plan or any entity whose underlying assets are deemed to be plan assets of such ERISA plan; or (b) (i) the acquisition and holding of the Notes will not result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar law and (ii) if the Notes are subsequently deemed to be "plan assets" pursuant to the regulations set forth at 29 C.F.R. § 2510.3-101, it will promptly dispose of the Notes.

          The Trustee shall require the payment by any Registered Owner requesting exchange or transfer of any tax or other governmental charge required to be paid with respect to such exchange or transfer. The applicant for any such transfer or exchange may be required to pay all taxes and governmental charges in connection with such transfer or exchange, other than exchanges pursuant to the Indenture.

          The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

          The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Trustee, the Registered Owners and the Counterparties under the Indenture.

          The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

          This Note shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee
_______________________________________________________________________________________________________

          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
_______________________________________________________________________________________________________
                                                      (name and address of assignee)
the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints _______________________________________________________________________________________________________
attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: ___________________	By ______________________________________*
Name ____________________________________
Title _____________________________________

Signature Guaranteed:

By __________________________________________________*
*NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B-5

FORM OF AUCTION RATE NOTE

           Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer (as defined below) or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

          THE PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. THIS NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY.

COLLEGIATE FUNDING SERVICES EDUCATION LOAN TRUST 2004-A
STUDENT LOAN ASSET-BACKED NOTES
SERIES 2004-A
CLASS [A-5][A-6][B]

REGISTERED NO. [A-5][A-6][B]-___                                    REGISTERED $_____________

Date of Issuance             Final Maturity Date               CUSIP No.           ISIN No.
                           Quarterly Distribution
                                  Date in:
 April 28, 2004              __________ __, 20__            _______________      ____________

PRINCIPAL SUM:    ______________________________________________
REGISTERED OWNER:          CEDE & CO.

           Collegiate Funding Services Education Loan Trust 2004-A, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, on each Auction Rate Distribution Date the principal sum equal to the Class [A-5][A-6][B] Noteholder’s Principal Distribution Amount for such Auction Rate Distribution Date, as described in the Indenture of Trust dated as of April 1, 2004, between the Issuer and U.S. Bank National Association, as indenture trustee and as eligible lender trustee (the "Trustee"); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the Final Maturity Date specified above (the "Class [A-5][A-6][B] Maturity Date").

          The Issuer shall pay interest on this Note at the rate per annum equal to the Class [A-5][A-6][B] Rate (as defined on the reverse hereof), on each Auction Rate Distribution Date for the Class [A-5][A-6][B] Notes until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Auction Rate Distribution Date or the Date of Issuance in the case of the first Auction Rate Distribution Date (after giving effect to all payments of principal made on the preceding Auction Rate Distribution Date), subject to certain limitations contained in the Indenture. Interest on this Note shall accrue, unless changed as provided in the Indenture in Annex 1 thereto, initially during the period commencing on the Closing Date through and not including the Initial Rate Adjustment Date for the Class [A-5][A-6][B] Notes, and thereafter, each successive period of generally 28 days, commencing on the first Business Day following the applicable Auction Date, and ending on (and including the applicable Auction Date (unless such date is not followed by a Business Day, in which case the next succeeding day that is followed by a Business Day) and, if the Auction Periods are changed as provided herein, each period commencing on an Auction Rate Distribution Date and ending on but excluding the succeeding Auction Rate Distribution Date (each an "Interest Accrual Period" or "Auction Period"). Interest shall be calculated on the basis of the actual number of days elapsed in each Interest Accrual Period divided by 360. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

          The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

           Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

           Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed, manually or in facsimile, as of the date set forth below.

COLLEGIATE FUNDING SERVICES EDUCATION LOAN TRUST 2004-A By WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Delaware Trustee under the Trust Agreement, By Authorized Signatory

Date: ______________, 20__

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

          This is one of the Notes designated above and referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee, By Authorized Signatory

Date: ________________, 20__

          This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Student Loan Asset-Backed Notes, Series 2004-A, Class [A-5][A-6][B] (the "Class [A-5][A-6][B] Notes"). The Issuer’s Student Loan Asset-Backed Notes, Series 2004-A, Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class A-5 Notes, Class A-6 Notes and Class B Notes (collectively, the "Notes"), are issued under and secured by the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Trustee, the Registered Owners and the Counterparties. The Notes are subject to all terms of the Indenture.

          The Class [A-5][A-6][B] Notes are and will be secured by the Trust Estate pledged as security therefor as provided in the Indenture. The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class A-5 Notes and the Class A-6 Notes (the "Class A Notes") are senior to the Class B Notes (the "Class B Notes") as and to the extent provided in the Indenture. The Class A Notes are, except for certain Termination Payments that are not Priority Termination Payments, issued on a parity with the Derivative Product Agreements entered into by the Issuer, pursuant to which the Issuer will, from time to time, owe Issuer Derivative Payments, and will, from time to time, be owed Counterparty Payments.

           Principal of the Class [A-5][A-6][B] Notes shall be payable on each Auction Rate Distribution Date in an amount equal to the Class [A-5][A-6][B] Noteholder’s Principal Distribution Amount for such Auction Rate Distribution Date. "Auction Rate Distribution Date" is for the Class [A-5][A-6][B] Notes, the Business Day immediately following the Initial Auction Period and each related Auction Period thereafter; provided, however, that if the duration of such Auction Period exceeds 90 days, then the Class [A-5][A-6][B] Notes will have Auction Rate Distribution Dates on (i) the 28th day of each [March, June, September and December] occurring during such Auction Period (or, if such day is not a Business Day, the immediately following Business Day) and (ii) the first Business Day immediately following the end of such Auction Period.

          As described on the face hereof, the entire unpaid principal amount of this Note shall be due and payable on the Class [A-5][A-6][B] Maturity Date. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which (a) an Event of Default shall have occurred and be continuing and (b) either the Trustee or the Registered Owners of Obligations representing not less than 51% of the Outstanding Amount of the Highest Priority Obligations shall have declared the Notes to be immediately due and payable in the manner provided in the Indenture. In addition, the Class [A-5][A-6][B] Notes are subject to early redemption at the option of the Issuer as provided in the Indenture.

           Interest on the Class [A-5][A-6][B] Notes shall be payable on each Auction Rate Distribution Date on the principal amount outstanding of the Class [A-5][A-6][B] Notes until the principal amount thereof is paid in full, at a rate per annum equal to the Class [A-5][A-6][B] Rate. The "Class [A-5][A-6][B] Rate" for each Interest Accrual Period, other than the first Interest Accrual Period, shall be equal to the Auction Note Interest Rate for the Class [A-5][A-6][B] Notes for such Interest Accrual Period, and, for the first Interest Accrual Period, the Initial Auction Rate for such class. The Auction Note Interest Rate is determined for each Interest Accrual Period in accordance with the Auction Procedures described in Annex 1 to the Indenture. The Initial Auction Rate for the Class [A-5][A-6][B] Notes is the rate selected by the Underwriters and specified in the Indenture for such class of Notes. Under certain circumstances, the Class [A-5][A-6][B] Notes may be entitled to payment of certain Auction Rate Carry-Over Amounts for such class, as described in Annex 1 to the Indenture. Payment of such Auction Rate Carry-Over is subordinated to the payment of principal and interest on the Notes, and to payment of other amounts owed by the Issuer, as described in the Indenture.

           Payments of interest on this Note on each Auction Rate Distribution Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be paid to the Person in whose name such Note is registered on the Record Date by check mailed first-class, postage prepaid to such Person’s address as it appears on the records of the Trustee on such Record Date, except that, unless definitive Notes have been issued pursuant to the Indenture, with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payment shall be made by wire transfer in immediately available funds to the account designated by such nominee. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on an Auction Rate Distribution Date, then the Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Auction Rate Distribution Date on which the Issuer expects that the final installment of principal of and interest on such Note will be paid. Such notice shall be mailed or transmitted by facsimile prior to such final Auction Rate Distribution Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment.

          As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered upon the records of the Trustee upon surrender for transfer of any Note at the Principal Office of the Trustee, duly endorsed for transfer or accompanied by an assignment duly executed by the Registered Owner or his attorney duly authorized in writing, and thereupon the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new fully registered Note or Notes of the same interest rate and for a like series, subseries, if any, and aggregate principal amount of the same maturity.

          As to any Note, the person in whose name the same shall be registered shall be deemed and regarded as the absolute owner thereof for all purposes, and payment of either principal or interest on any fully registered Note shall be made only to or upon the written order of the Registered Owner thereof or his legal representative but such registration may be changed as provided in the Indenture. All such payments shall be valid and effectual to satisfy and discharge the liability upon such Note to the extent of the sum or sums paid.

           Each Registered Owner and each transferee of a Note shall be deemed to represent and warrant that either (a) it is not acquiring the Note directly or indirectly for, or on behalf of, an ERISA plan or any entity whose underlying assets are deemed to be plan assets of such ERISA plan; or (b) (i) the acquisition and holding of the Notes will not result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar law and (ii) if the Notes are subsequently deemed to be "plan assets" pursuant to the regulations set forth at 29 C.F.R. § 2510.3-101, it will promptly dispose of the Notes.

          The Trustee shall require the payment by any Registered Owner requesting exchange or transfer of any tax or other governmental charge required to be paid with respect to such exchange or transfer. The applicant for any such transfer or exchange may be required to pay all taxes and governmental charges in connection with such transfer or exchange, other than exchanges pursuant to the Indenture.

          The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

          The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Trustee, the Registered Owners and the Counterparties under the Indenture.

          The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

          This Note shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee
_______________________________________________________________________________________________________

          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
_______________________________________________________________________________________________________
                                                      (name and address of assignee)
the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints _______________________________________________________________________________________________________
attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: ___________________	By ______________________________________*
Name ____________________________________
Title _____________________________________

Signature Guaranteed:

By __________________________________________________*
*NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT C

FORM OF ADMINISTRATOR'S MONTHLY
PAYMENT DATE CERTIFICATE

          This Administrator’s Monthly Payment Date Certificate (the "Certificate") is being provided by Collegiate Funding Portfolio Administration, L.L.C., as Administrator (the "Administrator") to Collegiate Funding Services Education Loan Trust 2004-A (the "Issuer") pursuant to Section 5.03(b) of the Indenture of Trust, dated as of April 1, 2004 (the "Indenture), between the Issuer and U.S. Bank National Association, as indenture trustee and eligible lender trustee (the "Trustee"). All capitalized terms used in this Certificate and not otherwise defined shall have the same meanings as assigned to such terms in the Indenture.

           Pursuant to this Certificate, the Administrator hereby directs the Trustee to distribute by 1:00 p.m. (New York time) on ______, ______, from and to the extent of the amounts on deposit in the Collection Fund. $__________ Servicing Fee due with respect to the preceding calendar month.

          The following amounts to the following parties:

                to the Department: $____________________

                to the Master Servicer: $_________________

                to (insert name of Counterparty): $_____________________

          The Administrator hereby certifies that the information herein is true and accurate in all material respects and that the Trustee may conclusively rely on this Certificate with no further duty to examine or determine the information contained herein.

          IN WITNESS WHEREOF, the Administrator has caused this Certificate to be duly executed and delivered as of the date written below.

_____________, 20_____	COLLEGIATE FUNDING PORTFOLIO ADMINISTRATION,L.L.C., as Administrator By Authorized Signatory

_____________, 20_____	LORD SECURITIES CORPORATION, as Back-up Administrator By Authorized Signatory

EXHIBIT D

FORM OF ADMINISTRATOR'S DISTRIBUTION DATE CERTIFICATE

                                                                                    Remaining
                                                                                    Funds
               Series 2004-A Notes, Waterfall for Distributions                     Balance
---------------------------------------------------------------------------------------------

               Total Available Funds (Collection Fund)

First          Payments to the Dept of Ed

Second         Payments to the Master Servicer, Trustee, Auction Agent,
               Broker-Dealers and the Delaware Trustee

Third          Administration Fee and Back-up Administration Fee payments

Fourth         Interest Payments to Class A Noteholders and Swap Counterparties
           1   Class A-1 Senior Notes
           2   Class A-2 Senior Notes
           3   Class A-3 Senior Notes
           4   Class A-4 Senior Notes
           5   Class A-5 Senior Notes
           6   Class A-6 Senior Notes
           7   Other Senior Obligations - SWAP Payments (Net of Settlement
               on SWAP)
           8   Total Interest Distribution on Senior Notes or Obligations

Fifth          Interest Payments to Class B Noteholders
           1   Class B Notes
           2   Total Interest Distribution on Class B Subordinate Noteholders
               Less Accrued Interest Amounts owed on each class of auction rate notes the first auction rate distribution date following the quarterly distribution date

Sixth          Principal Payments to the Class A-1 Senior Noteholders

Seventh        Principal Payments to the Class A-2 Senior Noteholders

Eighth         Principal Payments to the Class A-3 Senior Noteholders

Ninth          Principal Payments to the Class A-4 Senior Noteholders

Tenth          Principal Payments to the Class A-5 and A-6 Senior ARS
               Noteholders, pro-rata in lots of $50,000

Eleventh       Principal Payments to the Class B Subordinate ARS Noteholders,
               in lots of $50,000

Twelfth        Reserve Fund - amount, if any, necessary to restore the
               Reserve Fund to its required minimum balance

Thirteenth     To the Class A-5 and A-6 Senior ARS Noteholders, pro rata, to pay any unpaid carry-over amounts

Fourteenth     To the Class B Subordinate ARS Noteholders, to pay any
               unpaid carry-over amounts

Fifteenth      To the Derivative Product Agreement Counterparty, any
               unreimbursed termination payments due under the terms of the derivative product agreement

Sixteenth      To the Master Servicer, any unpaid carry-over servicing fee

Seventeenth    Remaining amounts, less the portion, if any, of principal
               distribution amounts allocated but not paid to a class of
               auction rate notes on that quarterly distribution date
COLLEGIATE FUNDING PORTFOLIO ADMINISTRATION,L.L.C., as Administrator By Authorized Signatory

[LORD SECURITIES CORPORATION], as Back-up Administrator By Authorized Signatory

EXHIBIT E

FORM OF SERVICER'S REPORT

Collegiate Funding Services Education Loan Trust 2004-A Quarterly
Servicing Report

I.  Series 2004-A  Asset and Liability Summary

A.  Student Loan Portfolio and Fund Balance                      04/__/04        2/29/2004
      1  Portfolio Principal Balance
      2  Accrued Interest ( Include SAP Est. & ISP)
      3  Total Principal and Accrued Interest Balance
      4  Fund Accounts Balance
      5  Total Student Loans and Fund Balance

B.    1  Weighted Average Coupon (WAC)
      2  Weighted Avg Rem Maturity (WARM)
      3  Number of Loans
      4  Number of Borrowers
                                                             Balance              Balance
C.  Notes and Certificates          CUSIP        Spread      04/__/04%       2/29/04%
    -----------------------------------------------------------------------------------------------
      1   Class A-1  Notes       19458LAS9       0.__%
      2  Class A-2 Notes         19458LAT7       0.__%
      3  Class A-3 Notes         19458LAU4       0.__%
      4  Class A-4 Notes         19458LAV2       0.__%
      5  Class A-5 Notes         19458LAW0         ARS
      6  Class A-6 Notes         19458LAX8         ARS
      7  Class B  Notes          19458LAY6         ARS
    -----------------------------------------------------------------------------------------------
      8  Total Notes                                                     100.00%   100.00%
    ===============================================================================================

                                                  Balance
D.  Reserve Fund                                  04/__/04          Change      Balance 2/29/04
    --------------------------------------------------------------------------------------------
      1  Reserve Fund (0.[75]%)
      2  Reserve Fund Floor
      3  Current Reserve Account Balance
    ============================================================================================

E.  Other Fund Balances                            04/__/04          Change      Balance 2/29/04
    --------------------------------------------------------------------------------------------
      1  Acquisition Fund
      2  Collection Fund
      3  Capitalized Interest Account
      4  Add-on Consolidation Loan Fund
      5  Total Fund Balances
COLLEGIATE FUNDING PORTFOLIO ADMINISTRATION,L.L.C., as Administrator By Authorized Signatory

[LORD SECURITIES CORPORATION], as Back-up Administrator By Authorized Signatory

EXHIBIT F

BORROWER INCENTIVES AND SPECIAL PROGRAMS

1.     ACG (.25% rate reduction)

2.     1.00% interest rate reduction after 36 consecutive on-time payments

3.     1.00% interest rate reduction after 60 consecutive on-time payments